                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934 Date of Report (Date of earliest event report): July 27, 1998
                                                    -----------------


                            CORPORATE EXPRESS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)



     Colorado                      0-24642                    84-0978360
------------------              -------------                -------------
(State or other                  (Commission                 (IRS Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)


                              1 Environmental Way
                             Broomfield, CO 80021
                            ----------------------
                   (Address of principal executive offices)



     Registrant's telephone number, including area code:   (303) 664-2000
                                                           --------------

Item 5 - Other Events
---------------------

     On May 29, 1998, CEX Holdings, Inc. ("CEX Holdings"), a wholly owned subsidiary of the Registrant, completed a private placement of $350 million principal amount of 9.625% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are fully and unconditionally guaranteed on a joint and several basis by the Registrant (the "Parent Guarantor") and certain of the Registrant's subsidiaries.

     In connection with a proposed exchange offer involving the Notes and the filing of a Registration Statement on Form S-4 (the "Form S-4") with respect to such exchange offer, and pursuant to the requirements of Staff Accounting Bulletin Paragraph G and H of Topic 1 (SAB No. 53), the Registrant has added a footnote to its previously filed consolidated financial statements for the quarterly period ended May 2, 1998 (see (A) below) and the transition period from March 2, 1997 to January 31, 1998 (see (B) below) which includes condensed consolidating financial statement information for the Parent Guarantor, CEX Holdings, the Subsidiary Guarantors and the Subsidiary Non-Guarantors.

     There has been no change to the previously filed consolidated financial statements contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998 or the Registrant's Annual Report on Form 10-K for the transition period from March 2, 1997 to January 31, 1998, other than the addition of Note 10 - Supplemental Guarantor Information and Note 19 - Supplemental Guarantor Information, respectively.

     Also in connection with the proposed exchange offer involving the Notes and the Form S-4, the Registrant has included in this report, for the purpose of incorporating by reference into the Form S-4, the previously filed (i) audited financial statements of Data Documents Incorporated ("DDI") for the year ended December 31, 1996 (see (C) below) and (ii) unaudited financial statements of DDI for the quarter ended September 30, 1997 (see (D) below). DDI was acquired by the Registrant on November 26, 1997.

(A) CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED MAY 2, 1998 - ADDITIONAL FOOTNOTE

     In connection with a proposed exchange offer involving the Notes and the filing of a Registration Statement on Form S-4 with respect to such exchange offer, and pursuant to the requirements of Staff Accounting Bulletin Paragraph G and H of Topic 1 (SAB No. 53), the Registrant has added a footnote to its previously filed consolidated financial statements for the quarterly period ended May 2, 1998 which includes condensed consolidating financial statement information for the Parent Guarantor, CEX Holdings, the Subsidiary Guarantors and the Subsidiary Non-Guarantors.

     There has been no change to the previously filed consolidated financial statements contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998 other than the addition of Note 10-Supplemental Guarantor Information.

                            CORPORATE EXPRESS, INC.

                          CONSOLIDATED BALANCE SHEETS
              (In thousands, except share and per share amounts)

ASSETS
                                                                              May 2,      January 31,
                                                                               1998          1998
                                                                           -----------    -----------
                                                                           (Unaudited)
Current assets:
  Cash and cash equivalents                                                $    36,906    $    44,362
  Trade accounts receivable, net of allowance
    of $15,292 and $14,523, respectively                                       647,467        616,574
  Notes and other receivables                                                   79,356         86,687
  Inventories                                                                  275,453        251,108
  Deferred income taxes                                                         37,506         40,729
  Other current assets                                                          40,896         41,713
                                                                           -----------    -----------
          Total current assets                                               1,117,584      1,081,173

Property and equipment:
  Land                                                                          17,564         17,540
  Buildings and leasehold improvements                                         129,839        126,006
  Furniture and equipment                                                      356,258        339,577
                                                                           -----------    -----------
                                                                               503,661        483,123
  Less accumulated depreciation                                               (140,873)      (131,756)
                                                                           -----------    -----------
                                                                               362,788        351,367

Goodwill, net of $64,369 and $57,558 of accumulated
  amortization, respectively                                                   860,357        847,544
Other assets, net                                                               88,192         69,575
                                                                           -----------    -----------

          Total assets                                                     $ 2,428,921    $ 2,349,659
                                                                           ===========    ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

              (In thousands, except share and per share amounts)

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                        May 2,        January 31,
                                                                         1998            1998
                                                                   --------------    -------------
                                                                     (Unaudited)
Current liabilities:
  Accounts payable - trade                                         $   378,982       $   354,915
  Accounts payable - acquisitions                                        2,264             6,106
  Accrued payroll and benefits                                          56,750            61,308
  Accrued purchase costs                                                 9,087             9,378
  Accrued merger and related costs                                      12,846            15,512
  Other accrued liabilities                                             96,975            80,214
  Current portion of long-term debt and capital leases                  34,359            36,264
                                                                   -----------       -----------
     Total current liabilities                                         591,263           563,697

Capital lease obligations                                                7,381             9,414
Long-term debt                                                       1,161,281           753,829
Deferred income taxes                                                   57,127            52,515
Minority interest in subsidiaries                                       19,654            20,791
Other non-current liabilities                                           16,919            16,980
                                                                   -----------       -----------
     Total liabilities                                               1,853,625         1,417,226

Contingencies (Note 7)

Shareholders' equity:
  Preferred stock, $.0001 par value, 25,000,000 shares
    authorized, none issued or outstanding                                --                --
  Common stock, $.0002 par value, 300,000,000 shares
    authorized, 143,002,580 and 142,392,845 shares
    issued and outstanding, respectively                                    28                28
  Common stock, non-voting, $.0002 par value, 3,000,000
    shares authorized, none issued or outstanding                         --                --
  Additional paid-in capital                                           855,944           852,507
  Retained earnings                                                    106,595            91,887
  Accumulated other comprehensive expense                               (8,021)          (11,989)
                                                                   -----------       -----------
                                                                       954,546           932,433

Less:
  Treasury stock, at cost, 35,000,000 shares at May 2, 1998           (379,250)             --
                                                                   -----------       -----------
     Total shareholders' equity                                        575,296           932,433

          Total liabilities and shareholders' equity               $ 2,428,921       $ 2,349,659
                                                                   -----------       -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                                  Three Months Ended
                                                            ------------------------------

                                                               May 2,            May 3,
                                                                1998              1997
                                                            -------------     ------------
                                                                      (Unaudited)
Net sales                                                   $ 1,108,061       $   921,455
Cost of sales                                                   850,291           703,650
                                                            -----------       -----------
   Gross profit                                                 257,770           217,805
Warehouse operating and selling expenses                        182,825           160,757
Corporate general and administrative expenses                    33,102            29,098
                                                            -----------       -----------
   Operating profit                                              41,843            27,950
Interest expense and other, net                                  12,791             8,953
                                                            -----------       -----------
   Income before income taxes                                    29,052            18,997
Income tax expense                                               13,044             7,500
                                                            -----------       -----------
   Income before minority interest                               16,008            11,497
Minority interest expense (income)                                  196              (911)
                                                            -----------       -----------
   Income before extraordinary item                              15,812            12,408
Extraordinary item, net of tax:
  Loss on early extinguishment of debt                            1,104              --
                                                            -----------       -----------
   Net income                                               $    14,708       $    12,408
                                                            ===========       ===========

Net income per share - Basic:
     Net income before extraordinary item                   $      0.12       $      0.10
     Extraordinary item                                           (0.01)             --
                                                            -----------       -----------
     Net income                                             $      0.11       $      0.10
                                                            ===========       ===========

Net income per share - Diluted:
     Net income before extraordinary item                   $      0.12       $      0.09
     Extraordinary item                                           (0.01)             --
                                                            -----------       -----------
     Net income                                             $      0.11       $      0.09
                                                            ===========       ===========

Weighted average common shares outstanding:
    Basic                                                       134,410           126,067
    Diluted                                                     136,729           131,268

                            CORPORATE EXPRESS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                  Three Months Ended
                                                                         ---------------------------------
                                                                             May 2,              May 3,
                                                                              1998                1997
                                                                         -------------       -------------
                                                                                    (Unaudited)
Cash flows from operating activities:
       Net income                                                          $  14,708             $  12,408
       Adjustments to reconcile net income to net cash
             provided by (used in) operating activities:
         Depreciation                                                         12,004                 9,579
         Amortization                                                          6,916                 5,458
         Non-cash portion of merger and restructuring charge                    --                   1,396
         Loss on early extinguishment of debt                                  1,104                  --
         Minority interest (income) expense                                      196                  (911)
         Other                                                                   678                    95
     Changes in assets and liabilities, excluding acquisitions:
         (Increase) decrease in accounts receivable                            2,797                17,465
         (Increase) decrease in inventory                                    (17,014)               (6,400)
         (Increase) decrease in other current assets                           3,662                (4,131)
         (Increase) decrease in other assets                                  (2,812)                 (939)
         Increase (decrease) in accounts payable                              (1,706)              (29,688)
         Increase (decrease) in accrued liabilities                           11,281               (22,283)
                                                                           ---------             ---------
     Net cash provided by (used in) operating activities                      31,814               (17,951)
                                                                           ---------             ---------

     Cash flows from investing activities:
         Proceeds from sale of assets                                            703                   637
         Capital expenditures                                                (21,501)              (30,542)
         Payment for acquisitions, net of cash acquired                      (21,047)              (10,854)
         Investment in marketable securities                                    (994)                  572
         Other, net                                                              (71)                   13
                                                                           ---------             ---------
         Net cash used in investing activities                               (42,910)              (40,174)
                                                                           ---------             ---------

     Cash flows from financing activities:
         Issuance of common stock                                                156                 8,641
         Repurchase of common stock                                         (379,250)                 --
         Debt issuance costs                                                 (15,150)                 (151)
         Proceeds from long-term borrowings                                  252,179                11,515
         Repayments of long-term borrowings                                   (6,936)              (29,539)
         Proceeds from short-term borrowings                                   1,188                   358
         Repayments of short-term borrowings                                  (2,075)               (1,997)
         Net  proceeds from (payments on) line of credit                     153,752                49,778
         Other                                                                   (77)                   86
                                                                           ---------             ---------

     Net cash  provided by financing activities                                3,787                38,691
                                                                           ---------             ---------
     Effect of foreign currency exchange rate changes on cash                   (147)                 (303)
                                                                           ---------             ---------
     (Decrease) increase in cash and cash equivalents                         (7,456)              (19,737)
     Cash and cash equivalents, beginning of period                           44,362                58,993
                                                                           =========             =========
     Cash and cash equivalents, end of period                              $  36,906             $  39,256
                                                                           =========             =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include the accounts of Corporate Express, Inc. ("Corporate Express" or the "Company") and its majority-owned subsidiaries. Acquisitions accounted for as purchases are included in the accounts and operations as of the effective date of the acquisition and immaterial acquisitions accounted for as poolings of interests are included in the accounts and operations as of the beginning of the fiscal quarter in which the acquisition is effective. The Company accounts for its investments in less than 50% owned entities using the equity or cost methods. All intercompany balances and transactions have been eliminated.

     These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the eleven months ended January 31, 1998.

     In January 1998 the Company changed its fiscal year end from the end of February to January 31, 1998. The consolidated financial statements for the previously reported prior year first quarter have been restated to conform to the new fiscal year and accordingly reflect the three-month period ended May 3, 1997. Certain reclassifications have been made to the consolidated financial statements for the three-month period ended May 3, 1997 to conform to the three-month period ended May 2, 1998 presentation. These reclassifications had no impact on net income.

     The Company capitalizes certain salaries and wages and payments to outside firms for direct services related to the development and implementation of its software. All software is amortized over its economic useful life of three to seven years using the straight-line method.

     New Accounting Standards:

     In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Comprehensive income, consisting of net income, the change in the foreign currency translation adjustment and an unrealized holding gain or loss on marketable securities, totaled $18,676,000 for the three months ended May 2, 1998 and $8,004,000 for the three months ended May 3, 1997.

     The Company is required to adopt SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," in the fourth quarter of fiscal 1998. SFAS No. 131 will supercede the business segment disclosure requirements currently in effect under SFAS No. 14. SFAS No. 131, among other things, establishes standards regarding the information a company is required to disclose about its operating segments and provides guidance regarding what constitutes a reportable operating segment. The Company is currently evaluating disclosures under SFAS No. 131 compared to current disclosures.

     The Company is required to adopt the disclosure requirements of SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits," in the fourth quarter of fiscal 1998. SFAS No. 132 revises disclosure requirements for such pension and postretirement benefit plans to, among other things, standardize certain disclosures and eliminate certain other disclosures no longer deemed useful. SFAS No. 132 does not change the measurement or recognition criteria for such plans.

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   On March 4, 1998, the Accounting Standards Executive Committee (AcSEC) issued Statement of Position (SOP) 98-1 providing guidance on accounting for the costs of computer software developed or obtained for internal use. The effective date of this pronouncement is for fiscal years beginning after December 15, 1998.
The Company is in the process of reviewing its current policies for accounting for costs associated with internal software development projects and how they may be affected by SOP 98-1. The Company believes its current policies are materially consistent with the SOP; however, the ultimate impact on the Company's future results of operations has not yet been determined.

2. ACCRUED PURCHASE COSTS

   In conjunction with acquisitions accounted for as purchases, the Company accrues certain of the direct external costs associated with closing redundant facilities of acquired companies, and severance and relocation payments for the acquired companies' employees. All consolidation projects are planned to be completed within two years of the acquisition date. Remaining balances primarily represent international and the recent Data Documents Incorporated ("DDI") consolidation plans.

   The following table sets forth activity in the Company's accrued purchase costs liability account for the three months ended May 2, 1998:

                                                                                                           Disposition
                                                               Facility       Redundant                     of Assets
                                                Total         Exit Costs     Facilities      Severance       & Other
                                             ------------    -----------     -----------     ----------     -----------
                                                                             (In thousands)
Balance, January 31, 1998                       $ 9,378         $ 464           $3,128         $4,400         $1,386
Additions                                           712            --              152            544             16
Payments                                         (1,003)         (128)            (301)          (382)          (192)
                                             ------------    -----------     -----------     ----------     -----------
Balance, May 2, 1998                             $ 9,087        $ 336          $ 2,979        $ 4,562        $ 1,210
                                             ============    ===========     ===========     ==========     ===========

3.  MERGER AND OTHER NONRECURRING CHARGES

   The Company accrues, among other things, costs to complete pooling of interests transactions, costs of merging and closing redundant facilities, and costs associated with personnel reductions and centralizing certain administrative functions.

   The following table sets forth activity in the Company's accrued merger and other non-recurring charges liability account for the three months ended May 2, 1998:

                                                                 Balance        Cash            Non-         Balance
                                                                 1/31/98       Payments      Cash Usage      5/2/98
                                                                ---------      --------      ----------     ---------
                                                                                  (In thousands)
   Merger transaction costs (1)                                  $    611      $   (299)                     $    312
   Employee severance and
    termination costs (2)                                           9,696        (1,690)                        8,006
   Facility closure and consolidation costs (3)                     5,205          (677)                        4,528
                                                                 --------        -------                      -------
   Accrued merger and related costs, balance                       15,512        (2,666)                       12,846
   Other asset write-downs and costs (4)                            2,759           ---         $(203)          2,556
                                                                 --------        -------     ----------       -------
      Total                                                      $ 18,271       $(2,666)        $(203)        $15,402
                                                                 ========        =======     ----------       =======

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Merger transaction costs are the direct costs from the pooling of interests transactions and those direct costs incurred by DDI, and include legal, accounting, investment banking, printing, contract buy-outs and other related costs.
(2) Employee severance and termination costs are related to the elimination of duplicate management positions, facility closures and consolidations, and centralization of certain shared services. Of the 1,716 employees planned to be terminated, 782 have been terminated as of May 2, 1998. The Company expects to complete the facility closures and related terminations for the fiscal 1995 charge, which balance totals $1,589,000 and the fiscal 1996 charge, which balance totals $1,009,000, by the end of fiscal 1998. The centralization of certain shared services began in the second quarter of fiscal 1997 and will continue through fiscal 1998. The Company expects to complete the facility closures and related terminations for the fiscal year 1997 charge, which balance totals $5,408,000, by the end of fiscal 1998.
(3) Facility closure and consolidation costs are the estimated costs to close redundant facilities, lease costs and other costs associated with closed facilities. Of the 215 facilities planned to be closed or consolidated, 144 have been closed or consolidated as of May 2, 1998. The remaining facilities included in the fiscal 1995 and 1996 charges, and the facilities identified in the fiscal 1997 charge are expected to be closed by the end of fiscal 1998.
(4) Other asset write-downs and costs are recorded as contra assets, and include the expected loss on sale of assets and leasehold improvements and equipment being abandoned or written off as a result of the exit plans.
     The remaining balance primarily represents assets that will be disposed of in conjunction with facility closures, which are expected to be completed by the end of fiscal 1998.


4.   PRO FORMA ACQUISITION RESULTS

     Effective November 26, 1997 the Company issued approximately 10,740,000 shares of common stock in exchange for all of the outstanding stock of DDI, a provider of forms management services and systems, custom business forms and pressure-sensitive labels.

     The operating results of DDI are included in the Company's consolidated statement of operations from the effective date of the acquisition. The following pro forma financial information assumes the DDI acquisition occurred at the beginning of the three-month period ended May 3, 1997 and primarily reflects goodwill amortization, debt retirement and the issuance of shares. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the transaction occurred at the beginning of the period, or of results which may occur in the future.

                                                                  Three Months Ended
                                                                      May 3, 1997
                                                                      -----------
                                                       (In thousands, except per share amounts)
                                                                      (Unaudited)

     Net sales                                                         $985,304
     Net income                                                          14,388
     Net income per share - Basic                                          0.11
     Net income per share  Diluted                                         0.10

5.   REPURCHASE OF COMMON STOCK

     On February 5, 1998 the Company commenced a Dutch Auction issuer tender offer to purchase for cash up to 35,000,000 shares of its issued and outstanding common stock, par value $.0002 per share. The terms of the tender offer invited the Company's shareholders to tender up to 35,000,000 shares of the Company's common stock to the Company at prices not greater than $11.50 nor less than $10.00 per share, as specified by the tendering shareholders. On April 10, 1998 the Company closed the tender offer and

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

purchased 35,000,000 shares tendered at a price of $10.75 per share. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration were returned to shareholders. The 35,000,000 treasury shares resulting from this transaction are reflected on the balance sheet at cost plus applicable fees and expenses of approximately $3,000,000.


6.   DEBT

     On April 22, 1998 the Company executed a new $1 billion Senior Secured Credit Facility ("Senior Secured Credit Facility") consisting of a $250,000,000, seven-year term loan and a $750,000,000 five-year revolving credit facility and terminated the existing $500,000,000 Credit Facility ("Senior Credit Facility"). The Company has utilized borrowings under the new credit facility to fund the purchase of 35,000,000 shares of its common stock pursuant to its Dutch Auction tender offer, to repay and terminate the previously existing Senior Credit Facility and for general corporate and working capital requirements. The Senior Secured Credit Facility is guaranteed by substantially all domestic subsidiaries of the Company and is collateralized by all tangible and intangible property of the guarantors including inventory and receivables. At the borrower's option interest rates are at a base rate or a Eurodollar rate plus an applicable margin determined by a leverage ratio as defined in the loan agreements. The term loan's interest rate ranges from 0.25% to 0.75% above the revolving loan. The Company is subject to usual convenants customary for this type of facility including restrictions on dividends, additional borrowings and certain financial covenants. Approximately $1,810,000 of deferred financing costs related to the terminated Senior Credit Facility were expensed in the first quarter of fiscal 1998 and are reflected as an extraordinary item of $1,104,000, net of tax of $706,000.


7.   CONTINGENCIES

     In the normal course of business, the Company is subject to certain legal proceedings. In the opinion of management, the outcome of such litigation will not have a material adverse effect on the Company's financial position or operating results. The Company has a dispute with a former shareholder of a company acquired by the Company in fiscal 1996. No legal proceedings have been commenced by the shareholder, and the Company cannot determine if any legal action will be initiated, or the results or materiality of any such action.


8.   EARNINGS PER SHARE

     Basic and diluted earnings per share are calculated as follows:

                                              Three Months      Three Months
                                                 Ended              Ended
                                               May 2, 1998       May 3, 1997
                                              ------------      ------------
                                           (In thousands, except per share data)

     Numerator for basic and diluted EPS:

        Income before extraordinary item         $  15,812          $ 12,408
        Extraordinary item                          (1,104)              ---
                                               -----------       -----------
        Net income                               $  14,708          $ 12,408
                                               ===========       ===========

     Basic EPS Calculation:
     Denominator:
        Average common shares outstanding          134,410(1)        126,067
                                               ===========       ===========
     Earnings per common share:
        Income before extraordinary item         $    0.12          $   0.10
        Extraordinary item                           (0.01)               --
                                               -----------       -----------

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Net income                                         $    0.11               $   0.10
                                                        =========               ========

  Diluted EPS Calculation:
  Denominator (2):
     Basic shares                                         134,410                126,067
     Dilutive stock options and warrants                    2,319                  5,201
                                                         --------               --------
     Diluted shares                                       136,729                131,268
                                                         ========               ========

  Earnings per common share:
     Income before extraordinary item                    $   0.12               $   0.09
     Extraordinary item                                     (0.01)                   ---
                                                         --------               --------
     Net income                                          $   0.11               $   0.09
                                                         ========               ========

(1)  Reflects the shares repurchased only from the April 10, 1998 purchase date.
(2) Antidilutive stock options omitted from the denominator were immaterial. Also excluded from the calculation are the Convertible Notes with an exercise price of $33.33 per share which is greater than the average market price of the common shares.


9.   SUBSEQUENT EVENTS

     On May 29, 1998 the Company issued at par $350,000,000 principal amount of unsecured 9 5/8% Senior Subordinated Notes due 2008. The notes are guaranteed by all material domestic subsidiaries of the Company and are subordinated in right of payment to all senior debt including the Senior Secured Credit Facility. On or after June 1, 2003 through maturity the notes may be redeemed at the option of the Company, in whole or in part, at redemption rates ranging from 104.813% to 100%. At any time on or before June 1, 2001 the Company may redeem up to 35% of the notes with the net cash proceeds of one or more public equity offerings at a redemption price equal to 109.625% of the principal amount thereof, subject to certain restrictions. Semi-annual interest payments are due on June 1 and December 1 commencing on December 1, 1998. A portion of the proceeds from the sale of these notes was used to repay prior to maturity substantially all of the $90,000,000 9 1/8% Senior Subordinated Notes Series B due 2004 and to repay a portion of the Senior Secured Credit Facility. As a result of this repayment, the Company will record an extraordinary loss of approximately $5,000,000, net of tax, in the second quarter of fiscal 1998.

     During the fourth quarter of fiscal 1997, the Company entered into an interest rate hedging contract based on $300,000,000 of U.S. Treasury notes to manage the Company's exposure related to an anticipated debt offering which the Company has completed. The cost of the settlement of the contract will be amortized over the ten-year term of the Senior Secured Credit Facility as an adjustment to the effective interest rate of the debt agreement.


10.  SUPPLEMENTAL GUARANTOR INFORMATION

     On May 29, 1998, CEX Holdings, Inc. ("CEX Holdings" or the "Issuer"), a wholly owned subsidiary of the Registrant, completed a private placement of $350 million principal amount of 9.625% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are fully and unconditionally guaranteed on a joint and several basis by the Registrant (the "Parent Guarantor") and certain of the Registrant's subsidiaries. Substantially all of the Issuer's income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in large part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes.

     The following information sets forth the condensed consolidating balance sheet of the Registrant as of May 2, 1998 and condensed consolidating statements of operations and cash flows for the three months ended May 2, 1998 and May 3, 1997. Investments in subsidiaries are accounted for on the equity method; accordingly entries necessary to consolidate the Parent Guarantor, CEX Holdings, Inc., and all of its

                            CORPORATE EXPRESS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

subsidiaries are reflected in the eliminations column. Separate complete financial statements of the Issuer (CEX Holdings) and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Guarantors.

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING BALANCE SHEET
MAY 2, 1998

                                                                                                         Subsidiary
                                                      Parent           Issuer          Subsidiary            Non
                                                     Guarantor        of Notes         Guarantors        Guarantors
                                                   -------------    ------------    ---------------    --------------
ASSETS

Current assets:
    Cash and cash equivalents                                             3,169             25,964             7,773
    Trade accounts receivable, net                                                         439,847           207,620
    Notes and other receivables                                                             63,056            16,300
    Inventories                                                                            179,941            95,512
    Deferred income taxes                                                   706             31,081             5,719
    Other current assets                                                                    28,726            12,170
                                                   -------------    ------------    ---------------    --------------
      Total current assets                                                3,875            768,615           345,094

Property and equipment:
    Land                                                                                    10,684             6,880
    Buildings and leasehold improvements                                                    96,534            33,305
    Property and equipment                                                                 287,084            69,174
                                                   -------------    ------------    ---------------    --------------
                                                                                           394,302           109,359

    Less accumulated depreciation                                                         (125,025)          (15,848)
                                                   -------------    ------------    ---------------    --------------

                                                                                           269,277            93,511

Goodwill, net                                                                              646,916           213,441
Net investment in and advances to subsidiaries          943,767       1,629,319                             (187,999)
Other assets, net                                         4,115          46,358             23,925            13,794
                                                   -------------    ------------    ---------------    --------------

      Total assets                                      947,882       1,679,552          1,708,733           477,841
                                                   =============    ============    ===============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable - trade                             33,962                            223,376           121,644
    Accounts payable - acquisition                                                           1,440               824
    Accrued payroll and benefits                                                            44,678            12,072
    Accrued purchase costs                                                                   2,661             6,426
    Accrued merger and related costs                                                        12,028               818
    Other accrued liabilities                            13,624           2,679             47,545            33,127
    Current portion of long-term debt and
     capital leases                                                                          8,616            25,743
                                                   -------------    ------------    ---------------    --------------
      Total current liabilities                          47,586           2,679            340,344           200,654

Capital lease obligations                                                                    5,676             1,705
Long-term debt                                          325,000         733,106             22,418            80,757
Deferred income taxes                                                                       56,777               350
Minority interest                                                                                             19,654
Other non-current liabilities                                                                6,207            10,712
                                                   -------------    ------------    ---------------    --------------
      Total liabilities                                 372,586         735,785            431,422           313,832

      Total shareholders' equity                        575,296         943,767          1,277,311           164,009
                                                   -------------    ------------    ---------------    --------------

      Total liabilities and shareholders' equity        947,882       1,679,552          1,708,733           477,841
                                                   =============    ============    ===============    ==============



                                                     Eliminations        Consolidated
                                                   ----------------    ----------------

ASSETS

Current assets:
    Cash and cash equivalents                                                   36,906
    Trade accounts receivable, net                                             647,467
    Notes and other receivables                                                 79,356
    Inventories                                                                275,453
    Deferred income taxes                                                       37,506
    Other current assets                                                        40,896
                                                   ----------------    ----------------
      Total current assets                                                   1,117,584

Property and equipment:
    Land                                                                        17,564
    Buildings and leasehold improvements                                       129,839
    Property and equipment                                                     356,258
                                                   ----------------    ----------------
                                                                               503,661

    Less accumulated depreciation                                             (140,873)
                                                   ----------------    ----------------

                                                                               362,788

Goodwill, net                                                                  860,357
Net investment in and advances to subsidiaries          (2,385,087)
Other assets, net                                                               88,192
                                                   ----------------    ----------------

      Total assets                                      (2,385,087)          2,428,921
                                                   ================    ================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable - trade                                                   378,982
    Accounts payable - acquisition                                               2,264
    Accrued payroll and benefits                                                56,750
    Accrued purchase costs                                                       9,087
    Accrued merger and related costs                                            12,846
    Other accrued liabilities                                                   96,975
    Current portion of long-term debt and
     capital leases                                                             34,359
                                                   ----------------    ----------------
      Total current liabilities                                                591,263

Capital lease obligations                                                        7,381
Long-term debt                                                               1,161,281
Deferred income taxes                                                           57,127
Minority interest                                                               19,654
Other non-current liabilities                                                   16,919
                                                   ----------------    ----------------
      Total liabilities                                                      1,853,625

      Total shareholders' equity                        (2,385,087)            575,296
                                                   ----------------    ----------------

      Total liabilities and shareholders' equity        (2,385,087)          2,428,921
                                                   ================    ================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED MAY 2, 1998

                                                                                       Subsidiary
                                                Parent      Issuer      Subsidiary         Non
                                              Guarantor    of Notes     Guarantors     Guarantors     Eliminations    Consolidated
                                           -------------  ----------  --------------  -------------  --------------  -------------
Net sales                                                                813,981         294,080                       1,108,061
Cost of sales                                                            620,945         229,346                         850,291
Equity in subsidiary earnings                   17,025       21,021                                      (38,046)
                                           -----------    ---------   ----------       ---------      -----------     ----------

     Gross profit                               17,025       21,021      193,036          64,734         (38,046)        257,770

Warehouse operating and selling expenses                                 137,157          45,668                         182,825
Corporate general and administrative
 expenses                                                                 27,595           5,507                          33,102
                                           -----------    ---------   ----------       ---------      -----------     ----------

     Operating profit                           17,025       21,021       28,284          13,559          (38,046)        41,843

Interest expense and other, net                  4,134        5,160          532           2,965                          12,791
                                           -----------    ---------   ----------       ---------      -----------     ----------

     Income before income taxes                 12,891       15,861       27,752          10,594          (38,046)        29,052

Income tax expense (benefit)                    (1,817)      (2,268)      12,196           4,933                          13,044
                                           -----------    ---------   ----------       ---------      -----------     ----------
     Income before minority interest            14,708       18,129       15,556           5,661          (38,046)        16,008

Minority interest expense                                                                    196                             196
                                           -----------    ---------   ----------       ---------      -----------     ----------
     Income before extraordinary item           14,708       18,129       15,556           5,465          (38,046)        15,812

Extraordinary item:

     Loss on early extinguishment of debt                     1,104                                                        1,104
                                           -----------    ---------   ----------       ---------      -----------     ----------
     Net income
                                                14,708       17,025       15,556           5,465          (38,046)        14,708
                                           ===========    =========   ==========       =========      ===========     ==========

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
THREE MONTHS ENDED MAY
3, 1997

                                                             Parent            Issuer                Subsidiary
                                                            Guarantor         of Notes               Guarantors
                                                         ----------------  ----------------     --------------------
Net sales                                                                                                   746,765
Cost of sales                                                                                               569,836
Equity in earnings of subsidiaries                                14,798            16,350
                                                         ----------------  ----------------     --------------------

              Gross profit                                        14,798            16,350                  176,929

Warehouse operating and selling expenses                                                                    126,577
Corporate general and administrative expenses                                                                23,990
                                                         ----------------  ----------------   ----------------------

              Operating profit                                    14,798            16,350                   26,362

Interest expense and  other, net                                   3,903             2,534                     (297)
                                                         ----------------  ----------------   ----------------------

              Income before income taxes                          10,895            13,816                   26,659


Income tax expense (benefit)                                      (1,513)             (982)                  10,332
                                                         ----------------  ----------------   ----------------------

              Income before minority interest                     12,408            14,798                   16,327

Minority interest (income) expense
                                                         ----------------  ----------------   ----------------------

              Net income                                          12,408            14,798                   16,327
                                                         ================  ================   ======================

                                                             Subsidiary
                                                                Non
                                                             Guarantors            Eliminations             Consolidated
                                                        ---------------------   --------------------    ---------------------
Net sales                                                            174,690                                         921,455
Cost of sales                                                        133,814                                         703,650
Equity in earnings of subsidiaries                                                        (31,148)
                                                        ---------------------   --------------------    ---------------------

              Gross Profit                                            40,876              (31,148)                   217,805

Warehouse operating and selling expenses                              34,180                                         160,757
Corporate general and administrative expenses                          5,108                                          29,098
                                                        ---------------------   --------------------    ---------------------

              Operating profit                                         1,588              (31,148)                    27,950

Interest expense and  other, net                                       2,813                                           8,953
                                                        ---------------------   --------------------    ---------------------

              Income before income taxes                              (1,225)             (31,148)                    18,997


Income tax expense (benefit)                                            (337)                                          7,500
                                                        ---------------------   --------------------    ---------------------

              Income before minority interest                           (888)             (31,148)                    11,497


Minority interest (income) expense                                      (911)                                           (911)
                                                        ---------------------   --------------------    ---------------------

              Net income                                                  23              (31,148)                    12,408
                                                        =====================   ====================    =====================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MAY 2, 1998

                                                                                Parent            Issuer          Subsidiary
                                                                              Guarantor          of Notes         Guarantors
                                                                            -------------     -------------     --------------
Net cash provided by (used in) operating activities                             (18,956)           (19,430)             87,299
                                                                            -------------     -------------     --------------

Cash flows from investing activities:
          Proceeds from sale of assets                                                                                     597
          Capital expenditures                                                                                         (18,781)
          Payment for acquisitions, net of cash acquired                                                                (1,687)
          Investment in marketable securities
          Other, net                                                                                                       (71)
                                                                            -------------     -------------     --------------
Net cash used in investing activities                                                                                  (19,942)
                                                                            -------------     -------------     --------------

Cash flows from financing activities:
          Issuance of common stock                                                    156
          Purchase of treasury stock                                             (379,250)
          Debt issuance costs                                                                       (15,150)
          Proceeds from long-term borrowings                                                        250,000
          Repayments of long-term borrowings                                                                            (4,344)
          Proceeds from short-term borrowings
          Repayments of short-term borrowings                                                                               (4)
          Net proceeds from (payments on) line of credit                                            139,068            (10,743)
          Net activity in investment in and advances to
           (from) subsidiaries                                                    398,050          (351,691)           (59,387)
          Other                                                                                                            (77)
                                                                            -------------     -------------     --------------
Net cash provided by (used in) financing activities                                18,956            22,227            (74,555)
                                                                            -------------     -------------     --------------
Effect of foreign currency exchange rates changes on cash
                                                                            -------------     -------------     --------------

Increase (decrease) in cash and cash equivalents                                                      2,797             (7,198)

Cash and cash equivalents, beginning of period                                                          372             33,162
                                                                            -------------     -------------     --------------
Cash and cash equivalents, end of period                                                              3,169             25,964
                                                                            =============     =============     ==============

                                                                                  Subsidiary
                                                                                      Non
                                                                                  Guarantors               Consolidated
                                                                               ----------------           ---------------
Net cash provided by (used in) operating activities                                     (17,099)                   31,814
                                                                               ----------------           ---------------

Cash flows from investing activities:
          Proceeds from sale of assets                                                      106                       703
          Capital expenditures                                                           (2,720)                  (21,501)
          Payment for acquisitions, net of cash acquired                                (19,360)                  (21,047)
          Investment in marketable securities                                              (994)                     (994)
          Other, net                                                                                                  (71)
                                                                               ----------------           ---------------
Net cash used in investing activities                                                   (22,968)                  (42,910)
                                                                               ----------------           ---------------

Cash flows from financing activities:
          Issuance of common stock                                                                                    156
          Purchase of treasury stock                                                                             (379,250)
          Debt issuance costs                                                                                     (15,150)
          Proceeds from long-term borrowings                                              2,179                   252,179
          Repayments of long-term borrowings                                             (2,592)                   (6,936)
          Proceeds from short-term borrowings                                             1,188                     1,188
          Repayments of short-term borrowings                                            (2,071)                   (2,075)
          Net proceeds from (payments on) line of credit                                 25,427                   153,752
          Net activity in investment in and advances to
           (from) subsidiaries                                                           13,028
          Other                                                                                                       (77)
                                                                               ----------------         -----------------
Net cash provided by (used in) financing activities                                      37,159                     3,787
                                                                               ----------------         -----------------
Effect of foreign currency exchange rates changes on cash                                  (147)                     (147)
                                                                               ----------------         -----------------

Increase (decrease) in cash and cash equivalents                                         (3,055)                   (7,456)

Cash and cash equivalents, beginning of period                                           10,828                    44,362
                                                                               ----------------           ---------------
Cash and cash equivalents, end of period                                                  7,773                    36,906
                                                                               ================           ===============

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MAY 3, 1997

                                                                                                     Subsidiary
                                                         Parent         Issuer        Subsidiary        Non
                                                        Guarantor      of Notes       Guarantors     Guarantors     Consolidated
                                                       -----------    ----------     ------------   ------------   --------------
Net cash used in operating activities                      (35,411)       (3,376)          28,822         (7,986)         (17,951)
                                                       -----------    ----------     ------------   ------------   --------------
Cash flows from investing activities:
  Proceeds from sale of assets                                                                467            170              637
  Capital expenditures                                                                    (24,126)        (6,416)         (30,542)
  Payment for acquisitions, net of cash acquired                                            4,486        (15,340)         (10,854)
  Investment in marketable securities                                                                        572              572
  Other, net                                                                               (2,407)         2,420               13
                                                       -----------    ----------     ------------   ------------   --------------
Net cash used in investing activities                                                     (21,580)       (18,594)         (40,174)
                                                       -----------    ----------     ------------   ------------   --------------
Cash flows from financing activities:
  Issuance of common stock                                   8,641                                                          8,641
  Debt issuance costs                                                       (151)                                            (151)
  Proceeds from long-term borrowings                                                        2,898          8,617           11,515
  Repayments of long-term borrowings                                                      (14,616)       (14,923)         (29,539)
  Proceeds from short-term borrowings                                                         358                             358
  Repayments of short-term borrowings                                                        (929)        (1,068)          (1,997)
  Net proceeds from (payments on) line of credit                          38,500             (380)        11,658           49,778
  Net activity in investment in and advances to from
     subsidiaries                                           26,770       (33,827)         (13,981)        21,038
  Other                                                                                       159            (73)              86
                                                       -----------    ----------     ------------   ------------   --------------
Net cash provided by (used in) financing activities         35,411         4,522          (26,491)        25,249           38,691
                                                       -----------    ----------     ------------   ------------   --------------
Effect of foreign currency exchange rates changes on
     cash                                                                                                   (303)            (303)
                                                       -----------    ----------     ------------   ------------   --------------
Increase (decrease) in cash and cash equivalents                           1,146          (19,249)        (1,634)         (19,737)

Cash and cash equivalents, beginning of period                                             52,617          6,376           58,993
                                                       -----------    ----------     ------------   ------------   --------------
Cash and cash equivalents, end of period                                   1,146           33,368          4,742           39,256
                                                       ===========    ==========     ============   ============   ==============

(B) CONSOLIDATED FINANCIAL STATEMENTS FOR THE TRANSITION PERIOD FROM MARCH 2, 1997 TO JANUARY 31,1998 - ADDITIONAL FOOTNOTE

     In connection with a proposed exchange offer involving the Notes and the filing of a Registration Statement on Form S-4 with respect to such exchange offer, and pursuant to the requirements of Staff Accounting Bulletin Paragraph G and H of Topic 1 (SAB No. 53), the Registrant has added a footnote to its previously filed consolidated financial statements for the transition period from March 2, 1997 to January 31, 1998 which includes condensed consolidating financial statement information for the Parent Guarantor, CEX Holdings, the Subsidiary Guarantors and the Subsidiary Non-Guarantors.

     There has been no change to the previously filed consolidated financial statements contained in the Registrant's Annual Report on Form 10-K for the transition period from March 2, 1997 to January 31, 1998 other than the addition of Note 19-Supplemental Guarantor Information.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------



To the Shareholders of
 Corporate Express, Inc.:

  We have audited the accompanying consolidated financial statements of Corporate Express, Inc. as of January 31, 1998, March 1, 1997 and March 2, 1996 and for the eleven month period ended January 31, 1998 and the years ended March 1, 1997, March 2, 1996 and February 25, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Express, Inc. as of January 31, 1998, March 1, 1997 and March 2, 1996 and the consolidated results of their operations and their cash flows for the eleven month period ended January 31, 1998 and the years ended March 1, 1997, March 2, 1996, and February 25, 1995, in conformity with generally accepted accounting principles.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
April 6, 1998
except for Note 18, for  which
the date is April 22, 1998 and
Note 19, for which the date is
July 17, 1998

                            CORPORATE EXPRESS, INC.

                          CONSOLIDATED BALANCE SHEETS
              (In thousands, except share and per share amounts)

ASSETS

                                                                  January 31,              March 1,                  March 2,
                                                                     1998                    1997                      1996
                                                             --------------------    --------------------      -------------------
Current assets:
  Cash and cash equivalents                                   $       44,362          $         54,499          $        29,813
  Trade accounts receivable, net of allowance
    of $14,523, $13,004 and $6,964, respectively                     616,574                   494,199                  320,483
  Notes and other receivables                                         86,687                    55,530                   30,046
  Inventories                                                        251,108                   187,558                  128,803
  Deferred income taxes                                               40,729                    29,076                   18,470
  Other current assets                                                41,713                    28,548                   27,357
                                                              --------------          ----------------          ---------------
          Total current assets                                     1,081,173                   849,410                  554,972

Property and equipment:
  Land                                                                17,540                    14,105                    8,715
  Buildings and leasehold improvements                               126,006                   106,824                   38,663
  Furniture and equipment                                            339,577                   249,693                  130,497
                                                              --------------          ----------------          ---------------
                                                                     483,123                   370,622                  177,875
  Less accumulated depreciation                                     (131,756)                 (106,891)                 (60,744)
                                                              --------------          ----------------          ---------------
                                                                     351,367                   263,731                  117,131

Goodwill, net of accumulated amortization of $57,558,
  $36,471 and $16,292, respectively                                  847,544                   671,967                  333,161
Other assets, net                                                     69,575                    58,869                   18,101
                                                              --------------          ----------------          ---------------
          Total assets                                        $    2,349,659          $      1,843,977          $     1,023,365
                                                              ==============          ================          ===============

   The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

              (In thousands, except share and per share amounts)

LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                     January 31,              March 1,                  March 2,
                                                                        1998                    1997                      1996
                                                                   ----------------       ----------------          -------------
Current liabilities:
  Accounts payable - trade                                               354,915           $   292,041              $   177,295
  Accounts payable - acquisitions                                          6,106                 5,078                    2,063
  Accrued payroll and benefits                                            61,308                45,512                   26,648
  Accrued purchase costs                                                   9,378                12,888                    3,049
  Accrued merger and related costs                                        15,512                18,484                   24,880
  Other accrued liabilities                                               80,214                52,012                   42,955
  Current portion of long-term debt and capital leases                    36,264                29,742                   24,389
                                                                   -------------           -----------              -----------
     Total current liabilities                                           563,697               455,757                  301,279

Capital lease obligations                                                  9,414                11,545                    9,568
Long-term debt                                                           753,829               621,705                  153,831
Deferred income taxes                                                     52,515                26,819                    7,374
Minority interest in subsidiaries                                         20,791                22,015                   24,843
Other non-current liabilities                                             16,980                12,529                    4,694
                                                                   -------------           -----------              -----------
     Total liabilities                                                 1,417,226             1,150,370                  501,589

Commitments and contingencies (Notes 8 and 9)

Shareholders' equity:
  Preferred stock, $.0001 par value, 25,000,000 shares authorized,
     none issued or outstanding                                               --                    --                       --
  Common stock, $.0002 par value, 300,000,000 shares
    authorized,142,392,845, 126,171,467 and 111,954,350 shares
    issued and outstanding, respectively                                      28                    25                       22
  Common stock, non-voting, $.0002 par value, 3,000,000
     shares authorized, none issued or outstanding                            --                    --                       --
  Additional paid-in capital                                             852,507               646,536                  513,358
  Retained earnings                                                       91,887                48,222                    8,200
  Foreign currency translation adjustments                               (11,989)               (1,176)                     196
                                                                   -------------           -----------              -----------
     Total shareholders' equity                                          932,433               693,607                  521,776
                                                                   -------------           -----------              -----------
          Total liabilities and shareholders' equity                 $ 2,349,659           $ 1,843,977              $ 1,023,365
                                                                   =============           ===========              ===========

The accompanying notes are an integral part of the consolidated financial statements.

                             CORPORATE EXPRESS, INC

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                                       Eleven
                                                                    Months Ended                    Years Ended
                                                                                   -----------------------------------------
                                                                    January 31,      March 1,       March 2,    February 25,
                                                                      1998            1997           1996           1995
                                                                    -----------    -----------    -----------   ------------
Net sales                                                           $ 3,573,311    $ 3,196,056    $ 1,890,639   $  1,145,151
Cost of sales                                                         2,733,308      2,417,746      1,417,366        855,361
Merger related inventory provisions                                          --             --          5,952             --
                                                                    -----------    -----------    -----------   ------------
     Gross profit                                                       840,003        778,310        467,321        289,790

Warehouse operating and selling expenses                                605,243        562,879        342,581        219,213
Corporate general and administrative expenses                           105,055         95,101         49,742         29,624
Merger and other nonrecurring charges                                    14,890         19,840         36,838             --
                                                                    -----------    -----------    -----------   ------------
     Operating profit                                                   114,815        100,490         38,160         40,953

Interest expense, net                                                    38,115         26,949         17,968         16,915
Other income                                                                842            244          1,786            562
                                                                    -----------    -----------    -----------   ------------
     Income before income taxes                                          77,542         73,785         21,978         24,600
Income tax expense                                                       34,457         33,649         13,766          8,294
                                                                    -----------    -----------    -----------   ------------
     Income before minority interest                                     43,085         40,136          8,212         16,306
Minority interest (income) expense                                       (1,319)        (1,860)         1,436             69
                                                                    -----------    -----------    -----------   ------------
     Income from continuing operations                                   44,404         41,996          6,776         16,237
Discontinued operations:
     Loss from discontinued operations                                       --             --             --            327
     Loss on disposals                                                       --             --          1,225             --
                                                                    -----------    -----------    -----------   ------------
     Income  before extraordinary item                                   44,404         41,996          5,551         15,910
Extraordinary item:
     Gain on early extinguishment of debt                                    --             --             --            586
                                                                    -----------    -----------    -----------   ------------
     Net income                                                     $    44,404    $    41,996    $     5,551   $     16,496
                                                                    ===========    ===========    ===========   ============

Pro forma net income (Note 14)                                      $    44,404    $    40,281    $     5,140   $     15,769
                                                                    ===========    ===========    ===========   ============
Pro forma net income (loss) per share - Basic:
     Continuing operations                                          $       .34    $       .33    $       .06   $        .20
     Discontinued operations                                                 --             --           (.01)           .00
     Extraordinary item                                                      --             --             --            .00
                                                                    -----------    -----------    -----------   ------------
     Net income                                                     $       .34    $       .33    $       .05   $        .20
                                                                    ===========    ===========    ===========   ============
Pro forma net income (loss) per share - Diluted:
     Continuing operations                                          $       .32    $       .31    $       .06   $        .19
     Discontinued operations                                                 --             --           (.01)           .00
     Extraordinary item                                                      --             --             --            .00
                                                                    -----------    -----------    -----------   ------------
     Net income                                                     $       .32    $       .31    $       .05   $        .19
                                                                    ===========    ===========    ===========   ============
Weighted average common shares outstanding:
    Basic                                                               131,423        121,901        104,162         75,400
    Diluted                                                             137,858        130,029        110,408         79,026


   The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY for the years ended February 25, 1995, March 2, 1996 and March 1, 1997 and
                     Eleven Months Ended January 31, 1998
                     (In thousands, except share amounts)



                                                            Preferred Stock                Common Stock
                                                            ---------------                ------------
                                                       Shares           Amount         Shares          Amount
                                                       ------           ------         ------          ------
Balance, February 28, 1994                            26,980,000      $  7,502        38,378,246       $    8
Issuance of common stock                                                              31,602,150            6
Conversion of common stock                               100,000                        (112,500)
Conversion of preferred stock                        (19,580,000)           (2)       22,027,500            4
Redemption of preferred stock                         (7,500,000)       (7,500)
Preferred stock dividend
S Corporation dividends and other equity
  transactions of pooled companies
Net income
Foreign currency translation adjustment
                                                     -----------      --------       -----------       ------
Balance, February 25, 1995                                     -             -        91,895,396           18
Issuance of common stock                                                              20,058,954            4
Young capital contribution
Adjustment to conform fiscal year ends
  of certain pooled companies
S Corporation dividends and other equity
  transactions of pooled companies
Net income
Foreign currency translation adjustment
                                                     -----------      --------       -----------       ------
Balance, March 2, 1996                                         -             -       111,954,350           22
Issuance of common stock                                                              14,217,117            3
Tax benefit on non-qualified stock
   options exercised
Adjustment to conform fiscal year
   ends of certain pooled companies
S Corporation dividends and other
  equity transactions of pooled companies
Net income
Foreign currency translation adjustment
                                                     -----------      --------       -----------       ------
Balance, March 1, 1997                                         -             -       126,171,467       $   25
Issuance of common stock                                                              16,221,378       $    3
Tax benefit on non-qualified
   stock option exercised
Equity transactions of pooled companies
Net income
Foreign currency translation adjustment                        -             -                 -            -
                                                     -----------      --------       -----------       ------
Balance, January 31, 1998                                      -      $      -       142,392,845       $   28
                                                     ===========      ========       ===========       ======

                                                                       Foreign
                                                      Additional       Currency
                                                       Paid-in        Translation      Retained
                                                       Capital        Adjustment       Earnings
                                                      ----------      ----------      ----------
Balance, February 28, 1994                            $  115,805      $        9      $   (6,963)
Issuance of common stock                                 138,300
Conversion of common stock                                     -
Conversion of preferred stock                                 (2)
Redemption of preferred stock
Preferred stock dividend                                                                    (432)
S Corporation dividends and other equity
  transactions of pooled companies                           117                          (4,076)
Net income                                                                                16,496
Foreign currency translation adjustment                                       50
                                                      ----------      ----------      ----------
Balance, February 25, 1995                               254,220              59           5,025
Issuance of common stock                                 245,573
Young capital contribution                                12,182
Adjustment to conform fiscal year ends
  of certain pooled companies                                                              1,876
S Corporation dividends and other equity
  transactions of pooled companies                         1,383                          (4,252)
Net income                                                                                 5,551
Foreign currency translation adjustment                                      137
                                                      ----------      ----------      ----------
Balance, March 2, 1996                                   513,358             196           8,200
Issuance of common stock                                 119,274
Tax benefit on non-qualified stock
   options exercised                                       11,161
Adjustment to conform fiscal year
   ends of certain pooled companies                                                         (430)
S Corporation dividends and other
  equity transactions of pooled companies                  2,743                          (1,544)
Net income                                                                                41,996
Foreign currency translation adjustment                                   (1,372)
                                                      ----------      ----------      ----------
Balance, March 1, 1997                                $  646,536      $   (1,176)     $   48,222
Issuance of common stock                                 198,095
Tax benefit on non-qualified
   stock option exercised                                  4,673
Equity transactions of pooled companies                    3,203                            (739)
Net income                                                                                44,404
Foreign currency translation adjustment                        -         (10,813)              -
                                                      ----------      ----------      ----------
Balance, January 31, 1998                             $  852,507      $  (11,989)     $   91,887
                                                      ==========      ==========      ==========

  The accompanying notes are an integral part of the consolidated financial statements.

                            CORPORATE EXPRESS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)


                                                                                Eleven
                                                                             Months Ended              Years Ended
                                                                                           -------------------------------------
                                                                             January 31,    March 1,     March 2,   February 25,
                                                                                1998          1997         1996         1995
                                                                             ----------    ---------    ---------   ------------
Cash flows from operating activities:
      Net income                                                             $  44,404     $  41,996    $   5,551    $  16,496
      Adjustments to reconcile net income to net cash
          provided by (used in) operating activities:
           Depreciation                                                         39,477        30,319       18,765       10,705
           Amortization                                                         21,188        18,417        9,733        6,373
           Non-cash portion of merger and restructuring charge                   2,197         3,761       10,268           --
           Adjustment to conform fiscal years                                       --          (430)       1,876           --
           Gain on early extinguishment of debt                                     --            --           --         (700)
           Minority interest (income)/expense                                   (1,319)       (1,860)       1,436           69
           Other                                                                 3,743         1,496       (1,263)         492
      Changes in assets and liabilities, excluding acquisitions:
           (Increase) decrease  in accounts receivable                         (99,758)      (45,552)     (43,173)     (29,672)
           (Increase) decrease  in inventory                                   (23,369)      (12,015)     (11,538)      (5,934)
           (Increase) decrease in other current assets                         (16,632)       (1,984)     (12,494)      (3,338)
           (Increase) decrease  in other assets                                  8,348         3,694       (2,194)      (1,260)
           Increase (decrease) in accounts payable                              23,144          (667)      (8,798)      16,167
           Increase (decrease) in accrued liabilities                           25,493       (11,422)      15,398        2,638
                                                                             ---------     ---------    ---------    ---------
Net cash provided by (used in) operating activities                             26,916        25,753      (16,433)      12,036
                                                                             ---------     ---------    ---------    ---------
Cash flows from investing activities:
      Proceeds from sale of assets                                              21,100         3,026        5,899          463
      Capital expenditures                                                     (82,959)     (119,639)     (53,124)     (18,670)
      Payment for acquisitions, net of cash acquired                           (33,369)     (255,830)    (124,300)     (87,886)
      Investment in marketable securities                                       (5,229)      (15,602)          --           --
      Other, net                                                                 5,012        (1,978)          72         (612)
                                                                             ---------     ---------    ---------    ---------
Net cash used in investing activities                                          (95,445)     (390,023)    (171,453)    (106,705)
                                                                             ---------     ---------    ---------    ---------
Cash flows from financing activities:
      Issuance of preferred and common stock                                     8,104        12,643      449,288      134,993
      Stock offering costs                                                          --            --      (20,313)      (9,388)
      Issuance of subsidiary common stock                                        2,434         2,258        7,733           --
      Young capital contribution                                                    --            --       12,182           --
      Purchase of common stock held by OfficeMax                                    --            --     (195,831)          --
      Preferred stock redemption                                                    --            --           --       (7,500)
      Debt issuance costs                                                       (1,083)       (8,818)          --         (869)
      Proceeds from long-term borrowings                                        10,241       347,829       44,208       35,189
      Repayments of long-term borrowings                                       (31,575)      (37,948)     (71,813)     (35,422)
      Proceeds from short-term borrowings                                       15,308           772       12,835           --
      Repayments of short-term borrowings                                       (4,367)      (26,945)     (11,592)     (11,095)
      Cash paid to retire bonds                                                (62,178)           --           --       (9,300)
      Net proceeds from (payments on) line of credit                           122,376       104,382      (18,871)       1,778
      Other                                                                        (22)       (4,833)      (4,245)      (1,647)
                                                                             ---------     ---------    ---------    ---------
Net cash provided by financing activities                                       59,238       389,340      203,581       96,739
                                                                             ---------     ---------    ---------    ---------
Net cash provided by (used in) discontinued operations                             (12)           61         (222)        (600)
                                                                             ---------     ---------    ---------    ---------
Effect of foreign currency exchange rate changes on cash                          (834)         (445)      (1,159)          25
                                                                             ---------     ---------    ---------    ---------
Increase (decrease) in cash and cash equivalents                               (10,137)       24,686       14,314        1,495
Cash and cash equivalents, beginning of period                                  54,499        29,813       15,499       14,004
                                                                             ---------     ---------    ---------    ---------
Cash and cash equivalents, end of period                                     $  44,362     $  54,499    $  29,813    $  15,499
                                                                             =========     =========    =========    =========
Supplemental disclosure of cash flow information:
      Cash paid during the period for interest, net of amounts
       capitalized                                                           $  42,593     $  35,526    $  20,469    $  13,829
      Cash paid (received) during the period for taxes                       $  (7,686)    $  25,413    $  16,046    $   6,082

  The accompanying notes are an integral part of the consolidated financial statements.

                           CORPORATE EXPRESS, INC.

  Supplemental schedule of noncash investing and financing activities:

  Capital lease obligations in the amount of $5,212,000, $7,198,000, $4,305,000 and $3,103,000 were incurred during fiscal 1997, 1996, 1995 and 1994, respectively.

  During the eleven months ended January 31, 1998, the Company acquired for a net cash purchase price of $24,572,000 and approximately 14,895,000 shares of common stock, 16 domestic product distributors and 15 international product distributors. Included in the 16 domestic product distributors, is the acquisition of Data Documents, Incorporated ("DDI"), a provider of forms management services, custom business forms and pressure-sensitive labels for large corporate customers, for approximately 10,740,000 shares of common stock. There were no material pooling of interests transactions during fiscal 1997.

  During fiscal 1996, the Company acquired, for a net cash purchase price of $241,846,000 and 5,542,000 shares of common stock, 77 office products distributors and 23 service companies. Of these 100 acquisitions, 86 were accounted for as purchases and 14 were accounted for as immaterial poolings of interest. In addition, the Company acquired UT, which was accounted for as a pooling of interests with financial results included from March 3, 1996 for 6,332,000 shares of common stock and Nimsa, which was accounted for as a pooling of interests with financial results included beginning in fiscal 1995 for 1,125,000 shares of common stock. The Company completed 52 acquisitions for a net cash outlay in fiscal 1995 of $118,256,000. During fiscal 1994, the Company completed 24 acquisitions for a net cash outlay of $74,707,000. In conjunction with the acquisitions, liabilities were assumed as follows:

                                                              Eleven
                                                           Months Ended               Years Ended
                                                                          ---------------------------------------
                                                            January 31,    March 1,     March 2,    February 25,
                                                               1998          1997         1996          1995
                                                           -------------  ----------  ------------  -------------
Fair value of assets acquired                                 $ 383,840   $ 620,252     $ 271,264       $135,248
Cash paid, net of cash acquired                                 (24,572)   (241,846)     (118,256)       (74,707)
Issuance of notes payable                                           ---      (4,650)      (11,111)           ---
Issuance of stock                                              (184,264)    (86,922)       (9,562)        (4,614)
Forgiveness of debt                                                 ---         ---       (11,138)          (150)
Purchase price payable, included in current liabilities          (3,076)     (4,057)       (2,750)        (5,325)
                                                              ---------   ---------     ---------       --------
Liabilities assumed                                           $ 171,928   $ 282,777     $ 118,447       $ 50,452
                                                              =========   =========     =========       ========

  During the eleven months ended January 31, 1998, the Company paid $8,797,000 and issued 252,000 shares of common stock for prior period acquisitions including its purchase of the remaining 49% interest in Corporate Express United Kingdom.

  During fiscal 1996, the Company paid $11,695,000 for prior period acquisitions, $2,289,000 to dissenting shareholders of a pooled company, purchased a warehouse facility for 202,250 shares of common stock, and issued 107,207 shares of common stock to retire convertible debt of $1,449,400 previously issued by one of the Company's acquired subsidiaries.

  During fiscal 1995, the Company paid $6,044,000 for prior period acquisitions.

  During fiscal 1994, the Company paid $11,643,000 for prior period acquisitions, recorded a liability of $1,855,000 for subsequent payments due to the sellers of a company acquired by Lucas in fiscal 1993, issued

14,610,000 shares of common stock upon conversion of its Series A, B and C preferred stock on a two for one basis, and purchased for $350,000 in cash and $100,000 in notes payable a 45% interest in an office products distributor. Additionally, Delivery distributed non-cash dividends of $493,000 to certain Delivery stockholders and Young accrued dividends of $2,044,000 on Young's preferred stock which were converted to a subordinated promissory note. This note and accrued interest was contributed as additional paid in capital.


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                           CORPORATE EXPRESS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Operations and Summary of Significant Accounting Policies

   Nature of Operations

   Corporate Express, Inc. ("Corporate Express" or the "Company") is a leading global provider of essential goods and services to large corporations and organizations. The Company's current product and service offerings include office supplies, paper, computer and imaging supplies, computer desktop software, office furniture, janitorial and cleaning supplies, advertising specialties, custom business forms, pressure-sensitive label products, forms management services, printing, same-day local delivery services and distribution logistics management. The Company's target customers are large corporations which operate from multiple locations and can benefit from selecting suppliers who can service them in many of their locations nationally and internationally.

   Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. As more fully described in Note 3, the Company has consummated numerous acquisitions certain of which were accounted for as poolings of interests and, accordingly, the accompanying financial statements have been restated to include the accounts and operations of Delivery, Young, Nimsa, HMI and Sofco for all applicable periods. The accompanying financial statements have been restated to include the operations of UT effective March 3, 1996 and Nimsa effective from its formation in fiscal 1995; prior UT results were immaterial. Acquisitions accounted for as purchases are included in the accounts and operations as of the effective date of the transaction and immaterial acquisitions accounted for as poolings of interests are included in the accounts and operations as of the beginning of the fiscal quarter in which the transaction is effective. The Company accounts for its investments in less than 50% owned entities using the equity or cost methods. All intercompany balances and transactions have been eliminated.

   Definition of Fiscal Year

   As used in these consolidated financial statements and notes to consolidated financial statements, "fiscal 1997" refers to the eleven-month period ended January 31, 1998 and "fiscal 1996," "fiscal 1995," and "fiscal 1994" refer to the Company's fiscal years ended March 1, 1997, March 2, 1996 and February 25, 1995, respectively. In connection with the mergers, Nimsa, UT and HMI changed their 1996 fiscal year ends, Sofco changed its 1996 and 1995 fiscal year ends, and Delivery and Young changed their 1995 fiscal year ends to conform to the fiscal year ends of the Company. References to fiscal 1995 for Nimsa refers to Nimsa's June 1996 year end; references to fiscal 1995 and prior fiscal years for HMI refers to HMI's December year end; and references to fiscal 1994 and prior fiscal years for Sofco, Delivery and Young refer to Sofco's May year end, Delivery's December year end and Young's September year end.

   Cash and Cash Equivalents

   All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value.

   Inventories

   Inventories primarily consist of finished goods which are valued at the lower of first-in, first-out (FIFO) cost or market. The Company periodically assesses its inventory to determine market value based upon such factors as historical sales and purchases, inclusion in the Company's proprietary In-Stock Catalog and other factors. Included in cost of sales for fiscal 1995 is a merger related inventory provision of $5,952,000. This provision reflects the write-down to fair market value of certain inventory which the Company decided to eliminate from its product line.

                           CORPORATE EXPRESS, INC.

   Property and Equipment

   Property and equipment are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives which range from three to seven years for furniture and equipment; up to 40 years for buildings; and over the life of the lease for leasehold improvements. Ordinary maintenance and repairs are charged to operations while expenditures which extend the physical or economic life of property and equipment are capitalized. Gains and losses on disposition of property and equipment are recognized in operations in the year of disposition.

   The Company capitalizes certain internal and external software costs that benefit future years. The amortization commencement is dependent on when the software is placed in service (for purchased software) or when the software is ready for its intended use (for internally developed software). All software is amortized over its economic useful life, which is three to seven years using the straight-line method.

   Capitalized internally developed software balances were $83,474,000, $50,658,000 and $16,790,000 at January 31, 1998, March 1, 1997, and March 2,
1996, respectively. Capitalized costs include, primarily, payments to outside firms for direct services related to the development of the software, salaries and wages of individuals dedicated to the development of the software, and capitalized interest. Software amortization expense was $2,259,000 and $476,000 for the periods ending January 31, 1998 and March 1, 1997, respectively. There was no amortization expense in the period ended March 2, 1996.

   On November 11, 1997, the FASB Emerging Issues Task Force (EITF) issued EITF 97-13 providing guidance on the treatment of business process reengineering costs ("BPR") for companies that have undertaken enterprise software projects. The EITF required all previously capitalized BPR costs be written off through a cumulative catch-up adjustment in the current period. The effect of adopting EITF 97-13 was not material to the Company's consolidated financial results.

Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high quality credit institutions. At times, such investments may be in excess of the FDIC insurance limit.

   Concentration of credit risk with respect to trade receivables is limited due to the wide variety of customers and markets into which the Company's products are sold, as well as their dispersion across many geographic areas. As a result, as of January 31, 1998, the Company did not consider itself to have any significant concentrations of credit risk. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

   The Company does not enter into financial instruments for trading or speculative purposes. The counterparts to all financial instrument contracts outstanding are major financial institutions, and the Company does not have significant exposure to any one counterparty.

   The Company maintains allowances for potential credit losses and historical losses have been within management's expectations.

                           CORPORATE EXPRESS, INC.

   Intangible Assets

   Goodwill is amortized on a straight-line basis over periods of 25 and 40 years. Noncompete agreements, which are included in other assets, are amortized on a straight-line basis over periods of two to ten years. The Company evaluates intangible assets periodically in accordance with Statement of Financial Accounting Standards No. 121 to determine whether they are properly reflected in the financial statements based upon future undiscounted operating cash flows. If an impairment is determined to exist, the impaired asset is written down to fair market value. The balance of $847,544,000 at January 31, 1998 reflects fiscal period 1997 additions from acquisitions of $197,250,000.

   Accrued Purchase Costs

   The Company accrues direct external costs incurred to consummate an acquisition, other external costs and liabilities to close the acquired entity's facilities, and severance and relocation payments to the acquired entity's employees. Prior to the adoption of EITF 95-3 effective with the consensus, the Company also accrued the external incremental costs of converting certain computer systems to the Company's systems.

   Accrued Merger and Related Costs

   Accrued merger and related costs include the actual costs of completing acquisitions accounted for as pooling of interests transactions, additional costs associated with integrating the combined companies' operations, including liabilities for severance benefits for employees expected to be terminated, and costs to restructure the Company's existing operations.

   Revenue Recognition

   Revenue is recognized upon the shipment of products and completion of service to customers.

   Cost of Sales

   Vendor rebates and similar payments are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of sales. Delivery and occupancy costs are included as an increase to cost of sales.

   Warehouse Operating and Selling Expenses

   Warehouse operating and selling expenses include all costs associated with operating regional warehouses and sales offices, including warehouse labor, related warehouse general and administrative expenses (excluding occupancy), selling expenses and commissions related to the Company's direct sales force, and warehouse assimilation costs.

   Foreign Currency Translation

   Balance sheet accounts of foreign operations are translated using the year-end exchange rate, and income statement accounts are translated on a monthly basis using the average exchange rate for the period. Translation gains and losses are recorded in shareholders' equity, and realized gains and losses from transactions are reflected in income. An aggregate transaction gain of $116,000 and a loss of $37,000 were included in the determination of net income in fiscal 1996 and 1995, respectively. No material transaction gains or losses were included in the determination of net income in fiscal 1997 and 1994. The Company does not currently hedge foreign currency risk exposure.

                           CORPORATE EXPRESS, INC.

Income Taxes

   For all periods presented, income taxes are calculated using the liability method in accordance with the provisions set forth in Statement of Financial Accounting Standards (SFAS) No. 109.

   Pro Forma Income Taxes

   In fiscal 1996, the Company acquired an entity in a pooling of interests transaction, which was previously an S Corporation for income tax purposes prior to its acquisition by Corporate Express, and accordingly, any income tax liabilities for the periods prior to the acquisition are the responsibility of the previous owner. For purposes of these consolidated financial statements, federal and state income taxes have been provided as a pro forma adjustment as if the acquired entity had filed C Corporation tax returns for the pre-acquisition periods (See Note 14).

   Pro Forma Net Income Per Share

   Effective for the eleven months ended January 31, 1998, pro forma earnings per share (EPS) is computed and presented in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes all prior EPS guidance found in APB Opinion No. 15. Basic EPS excludes dilution and is computed by dividing income available to common stockholders (net income after giving effect to the pro forma tax adjustment and after preferred stock dividend requirements of Young of $432,000 for the year ended February 25, 1995) by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. All prior periods have been restated to conform with SFAS No. 128.

   Stock Split and Stock Dividends

   In connection with its initial public offering, the Company effected a one-for-two reverse stock split in August 1994 and converted all of its outstanding preferred stock to common stock on a three-for-two share basis in September 1994. The Company distributed a 50% share dividend in June 1995 and January 1997. All share numbers and prices have been adjusted to reflect the reverse stock split, the conversion of preferred to common and the 50% share dividends.

   Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Reclassifications

   Certain reclassifications have been made to the fiscal 1996, 1995 and 1994 consolidated financial statements to conform to the fiscal 1997 presentation. These reclassifications had no impact on net income.

   New Accounting Standards

   The Company is required to adopt SFAS No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. Upon adoption of SFAS No. 130, the Company will report all changes in the Company's stockholders' equity other than transactions with stockholders. Comprehensive income pursuant to SFAS No. 130 would include net income, as reported in the Consolidated Statement of Operations, plus the net changes in the foreign currency translation component of stockholders' equity.

                           CORPORATE EXPRESS, INC.

       The Company is required to adopt SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," in the fourth quarter of 1998. SFAS No. 131 will supercede the business segment disclosure requirements currently in effect under SFAS No. 14. SFAS No. 131, among other things, establishes standards regarding the information a company is required to disclose about its operating segments and provides guidance regarding what constitutes a reportable operating segment. The Company is currently evaluating disclosures under SFAS No. 131 compared to current disclosures.

       The Company is required to adopt the disclosure requirements of SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits," in the fourth quarter of 1998. SFAS No. 132 revises disclosure requirements for such pension and postretirement benefit plans to, among other things, standardize certain disclosures and eliminate certain other disclosures no longer deemed useful. SFAS No. 132 does not change the measurement or recognition criteria for such plans.

       On March 4, 1998, the Accounting Standards Executive Committee (AcSEC) issued Statement of Position (SOP) 98-1 providing guidance on accounting for the costs of computer software developed or obtained for internal use. The effective date of this pronouncement is for fiscal years beginning after December 15, 1998. The Company is in the process of reviewing its current policies for accounting for costs associated with internal software development projects and how they may be affected by SOP 98-1. The Company believes its current policies are materially consistent with the SOP; however, the ultimate impact on the Company's future results of operations has not yet been determined.


2.     CHANGE IN YEAR END

       In January 1998, the Company changed its fiscal year end from the end of February to January 31,1998. The results of operations of the Company for the eleven months ended January 31, 1998 and February 1, 1997 are as follows:

                                                              Eleven Months      Eleven Months
                                                                  Ended              Ended
                                                            January 31, 1998   February 1, 1997
                                                            ----------------   ----------------
                                                                (Audited)         (Unaudited)
       Net sales                                                $3,573,311         $2,911,189
       Cost of sales                                             2,733,308          2,205,359
                                                                ----------         ----------
       Gross profit                                                840,003            705,830
       Warehouse operating and selling expenses                    605,243            508,676
       Corporate general and administrative expenses               105,055             87,793
       Merger and other non-recurring items                         14,890             19,841
                                                                ----------         ----------
       Operating profit                                            114,815             89,520
       Net interest expense                                         38,115             24,550
       Other income                                                    842                152
                                                                ----------         ----------
       Income before income taxes                                   77,542             65,122
       Income tax expense                                           34,457             30,728
       Minority interest income                                      1,319              1,314
                                                                ----------         ----------
       Net income                                               $   44,404         $   35,708
                                                                ==========         ----------
       Pro forma net income (1)                                 $   44,404         $   33,993
                                                                ==========         ==========

       Pro forma net income per common share  - Basic           $     0.34         $     0.28
       Pro forma net income per common share  -  Diluted        $     0.32         $     0.26

(1) Pro forma net income for the eleven months ended February 1, 1997 reflects the tax impact for a subchapter S acquisition as if the acquired company was a C corporation.

                           CORPORATE EXPRESS, INC.

3. POOLING OF INTERESTS

   Fiscal 1997

   The Company completed 6 acquisitions which were accounted for as immaterial poolings of interests for approximately 2,208,000 shares of common stock. The financial statements for these immaterial acquisitions for periods prior to the acquisition have not been restated. There were no material pooling of interests transactions in fiscal 1997.

   Fiscal 1996

   Effective January 30, 1997, the Company issued approximately 4,650,000 shares of common stock in exchange for all of the outstanding stock of HMI, the largest privately-held supplier of promotional products to large corporations.

   Effective January 24, 1997, the Company issued approximately 2,550,000 shares of common stock in exchange for all of the outstanding stock of Sofco, one of the largest suppliers of janitorial and cleaning supplies in the United States.

   Effective November 8, 1996, the Company issued approximately 6,332,000 shares of common stock in exchange for all of the outstanding stock of UT, the second largest same-day delivery service provider in the United States.

   Effective October 31, 1996, the Company issued approximately 1,125,000 shares of common stock and paid approximately $2,289,000 to the consenting and dissenting shareholders, respectively, of Nimsa, a computer software reseller located in Paris, France, in exchange for all of Nimsa's outstanding stock.

   In addition to the above acquisitions, the Company completed 14 other acquisitions which were accounted for as immaterial poolings of interests for approximately 1,942,000 shares of common stock during fiscal 1996. The financial statements for these immaterial acquisitions for periods prior to the acquisition have not been restated.


   Fiscal 1995

   Effective March 1, 1996, the Company issued approximately 23,409,000 shares of common stock in exchange for all of the outstanding stock of Delivery, a provider of same-day local delivery services.

   Effective February 27, 1996, the Company issued approximately 4,398,000 shares of common stock in exchange for all of the outstanding stock of Young, a distributor of computer and imaging supplies and accessories.

   Also in fiscal 1995, prior to merging with the Company, Delivery acquired the outstanding stock of 14 companies in exchange for approximately 3,951,000 shares of Delivery common stock.

   Fiscal 1994

   Delivery acquired the stock of six companies in exchange for approximately 1,722,000 shares of Delivery common stock.

   Results of Pooled Companies Prior to Merger

   Separate results of operations for Corporate Express and the pooled operations for the periods prior to the mergers are as follows:

                           CORPORATE EXPRESS, INC.

                                                                    Year Ended
                                                       ---------------------------------------
                                                        March 1,     March 2,    February 25,
                                                          1997         1996          1995
                                                       -----------  -----------  -------------
                                                                   (In thousands)
  Net sales:
    Corporate Express                                  $2,715,785   $1,132,012     $  621,469
    HMI                                                    92,080       84,013         83,752
    Sofco                                                 139,734      144,621        133,481
    UT                                                    196,199          ---            ---
    Nimsa                                                  52,258       71,901            ---
    Young                                                     ---      115,628         86,184
    Delivery                                                  ---      306,364        109,865
    Delivery poolings prior to merger with Delivery           ---       36,100        110,400
                                                       ----------   ----------     ----------

    Combined                                           $3,196,056   $1,890,639     $1,145,151
                                                       ==========   ==========     ==========

  Net income (loss):
    Corporate Express                                  $   31,710   $    3,702     $    5,248
    HMI                                                     4,182          990          1,772
    Sofco                                                   3,529          319          1,989
    UT                                                      1,369          ---            ---
    Nimsa                                                   1,206        1,762            ---
    Young                                                     ---       (3,073)         1,264
    Delivery                                                  ---          815          4,223
    Delivery poolings prior to merger with Delivery           ---        1,036          2,000
                                                       ----------   ----------     ----------
    Combined                                           $   41,996   $    5,551     $   16,496
                                                       ==========   ==========     ==========

  Other changes in shareholders' equity:
    Corporate Express                                  $  106,299   $  229,356     $  115,024
    HMI                                                    (3,761)      (2,193)        (1,917)
    Sofco                                                   1,538         (230)           694
    UT                                                     26,135           --             --
    Nimsa                                                    (376)       6,026             --
    Young                                                      --       13,028         (7,932)
    Delivery                                                   --       12,032         23,211
    Delivery poolings prior to merger with Delivery            --       (1,116)        (2,613)
                                                       ----------   ----------     ----------

    Combined                                           $  129,835   $  256,903     $  126,467
                                                       ==========   ==========     ==========

  Certain reclassifications and adjustments have been made to the prior financial statements of the pooled companies to conform to the Corporate Express financial presentation and policies which adjustments had an immaterial effect on net income.

  All intercompany transactions have been eliminated.

  The consolidated statement of operations for fiscal 1996 includes the income and expenses of Corporate Express (including Young and Delivery), HMI, Sofco, UT and Nimsa for the twelve months ended March 1, 1997.

  The consolidated statement of operations for fiscal 1995 includes the income and expenses of Corporate Express, Sofco, Young and Delivery for the twelve months ended March 2, 1996, of HMI for the twelve months ended December 31, 1995, and of Nimsa for the twelve months ended June 30, 1996. In order to conform the HMI and Nimsa year ends to Corporate Express' fiscal year end, Nimsa net income for the March 1996 to June 1996

                            CORPORATE EXPRESS, INC.

period was included in both fiscal 1995 and 1996, and HMI net income for the January 1996 to February 1996 period was excluded from fiscal 1995. Accordingly, an adjustment has been made in fiscal 1996 to debit retained earnings directly for the March 1996 to June 1996 Nimsa net income of $630,000 and to credit retained earnings directly for the January 1996 to February 1996 HMI net income of $200,000.

     The consolidated statement of operations for fiscal 1994 includes the income and expenses of Corporate Express for the twelve months ended February 25, 1995, of Sofco for the twelve months ended May 26, 1995, of HMI for the twelve months ended December 31, 1994, of Young for the twelve months ended September 30, 1994, and of Delivery for the twelve months ended December 31, 1994. In order to conform the Sofco, Young and Delivery year ends to Corporate Express' fiscal year end, Sofco net income for the March 1995 to May 1995 period was included in both fiscal 1994 and 1995, Young net income for the October 1994 to February 1995 period was excluded from fiscal 1994, and Delivery net income for the January 1995 to February 1995 period was excluded from fiscal 1994. Accordingly, an adjustment has been made in fiscal 1995 to debit retained earnings directly for the March 1995 to May 1995 Sofco net income of $747,000, and to credit retained earnings for the October 1994 to February 1995 Young net income of $846,000 and the January 1995 to February 1995 Delivery net income of $1,777,000.

     The results of operations for the adjustment periods are as follows:

                           Period       Net Sales      Net Income
                           ------       ---------      ----------
                                            (in thousands)
       Nimsa              3/96-6/96      $25,986         $  630
       HMI                1/96-2/96       15,415            200
       Sofco              3/95-5/95       33,085            747
       Young             10/94-2/95       39,683            846
       Delivery           1/95-2/95       50,382          1,777

4.   MERGER AND OTHER NONRECURRING COSTS

     During fiscal 1997, the Company recorded a net merger and other nonrecurring charge of $14,890,000. This net charge is comprised of $18,827,000 in merger and other nonrecurring charges in connection with the Company's acquisition of DDI, several acquisitions accounted for as immaterial poolings of interests, the continued integration of delivery services and certain provisions for reductions in force and facility closures at other locations, offset by $3,937,000 in revisions to the merger and other nonrecurring charges established in previous periods to reflect the final transaction and exit costs incurred. These revisions reflect the finalization of employee contract buyouts and delays in closing certain facilities and disposition of related assets. The 1997 fiscal period charge includes the planned closure of 34 facilities and the reduction of 722 employees. As of January 31, 1998, no facilities have been closed or consolidated and 93 employees have been terminated.

     During fiscal year 1996, the Company recorded an estimated net merger and other nonrecurring charge of $19,840,000. This net charge is comprised of $27,411,000 in merger and other nonrecurring charges primarily in conjunction with the acquisitions of UT, Nimsa, HMI and Sofco, offset by $7,571,000 in revisions to the merger and other nonrecurring charge established in the fourth quarter of fiscal 1995. The fiscal 1995 charge included an exit plan for the integration of the newly acquired delivery business into the Company's core product distribution business. In the third quarter of fiscal 1996, nine months after the creation of the original exit plan, the Company acquired UT, approximately doubling its delivery services capacity. At that time, the Company adopted a new plan to integrate the delivery services business separate from the core product distribution business. In connection with the new exit plan, the Company evaluated its facility and personnel requirements and identified duplicate facilities consistent with the new plan. As a result of this new plan, the closure of thirteen delivery facilities and five distribution facilities, incorporated in the original fiscal 1995 plan, was superseded. Included in the distribution facilities that were to be retained, was the South Carolina facility which was expected to be merged into the Atlanta

                            CORPORATE EXPRESS, INC.

and planned North Carolina facilities. Due to significant new business in the Atlanta area and several unexpected acquisitions, the Atlanta facility is at full capacity and this closure plan was terminated. Additionally, several subsequent acquisitions in fiscal 1996, which were not contemplated at the end of fiscal 1995, were completed in the Carolinas and surrounding markets, which eliminated the opportunity to close the South Carolina facility and maintain a high level of customer service.

     The fiscal year 1996 charges include the actual costs of completing the acquisitions, anticipated costs for integrating the delivery business, closing other redundant facilities, and severance for employee terminations, merging various UT facilities into Company locations and closing redundant facilities. The original charge included the closure of 115 facilities and the reduction of 484 employees; as a result of revised estimates during the third quarter ended November 29, 1997, 172 additional employees were identified to be terminated. To date 82 facilities have been closed or consolidated, 522 employees have been terminated, and 54 employees will no longer be terminated as the result of revised exit plans.

     The fiscal 1995 merger and other nonrecurring charge of $36,838,000 consisted of merger transaction related costs of $13,273,000; severance and employee termination costs of $7,457,000 (representing approximately 760 employees); facility closure and consolidation costs of $9,693,000; and other asset write-downs and costs of $6,415,000. Of the $36,838,000 charges, $7,724,000 are non-cash charges. This liability was adjusted in fiscal 1996 to reflect the actual merger transaction costs incurred and to eliminate the original liability established for specific facilities which will not be closed as a result of the significant change in circumstances due to the acquisition of UT. The initial plan included the closure of 88 facilities and a reduction of 767 employees. To date 57 facilities have been closed or consolidated and 100 employees have been terminated. Revisions in the plan have eliminated the closure of 22 facilities and the reduction of 375 employees.

     The following table summarizes the merger and other nonrecurring charges and sets forth their usage for the periods indicated:

                                              Employee                               Accrued
                                 Merger      Severance &         Facility            Merger &       Other Asset
                               Transaction   Termination         Closure &         Related Costs,   Write Downs
                                Costs (1)     Costs(2)       Consolidations (3)       Balance       & Costs (4)      Total
                                --------      --------       ------------------       -------       -----------      -----
                                                          (in thousands)
Fiscal 1995 charge              $13,273      $  7,457             $ 9,693             $30,423         $  6,415      $ 36,838
Payments                         (4,112)         (292)             (1,139)             (5,543)                        (5,543)
Non-cash usage                                                                                          (2,626)       (2,626)
                                -------      --------             -------             -------         --------      --------
Balance, March 2, 1996            9,161         7,165               8,554              24,880            3,789        28,669
Additions, net of reversals      15,015         2,783                (546)             17,252            2,588        19,840
Payments                        (20,094)       (2,283)             (1,271)            (23,648)                       (23,648)
Non-cash usage                                                                                          (2,225)       (2,225)
                                -------      --------             -------             -------         --------      --------
Balance, March 1, 1997            4,082         7,665               6,737              18,484            4,152        22,636
Additions, net of reversals       4,485         7,745                 463              12,693            2,197        14,890
Payments                         (7,956)       (5,714)             (1,995)            (15,665)                       (15,665)
Non-cash usage                                                                                          (3,590)       (3,590)
                                -------      --------             -------             -------         --------      --------
Balance, January 31, 1998       $   611      $  9,696             $ 5,205             $15,512         $  2,759      $ 18,271
                                =======      ========             =======             =======         ========      ========

(1) Merger transaction costs are the direct costs from the pooling transactions and those direct costs incurred by DDI, and include legal, accounting, investment banking, printing, contract buy-outs and other related costs.
(2) Severance and employee termination costs are related to the elimination of duplicate management positions, facility closures and consolidations, and centralization of certain shared services. Of the 1,716 employees currently planned to be terminated, 715 have been terminated as of January 31, 1998. The Company expects to complete the facility closures and related terminations for the fiscal 1995 charge, which totals $1,638,000, and the fiscal 1996 charge, which totals $1,838,000, by the end of fiscal 1998. The centralization of certain shared

                            CORPORATE EXPRESS, INC.

     services began in the second quarter of fiscal 1997 and will continue through fiscal 1998. The Company expects to complete the facility closures and related terminations for the fiscal year 1997 charge, which totals $6,220,000, by the end of fiscal 1998.
(3) Facility closure and consolidation costs are the estimated costs to close redundant facilities, lease costs and other costs associated with closed facilities. Of the 215 facilities currently planned to be closed or consolidated, 139 have been closed or consolidated. The remaining facilities in the fiscal 1995 and 1996 charges, and the facilities identified in the 1997 charge are expected to be closed by the end of fiscal 1998.
(4) Other asset write-downs and costs are recorded as contra assets, and include the loss on sale of assets and leasehold improvements and equipment being abandoned or written off as a result of the exit plans. The remaining balance primarily represents assets that will be disposed of in conjunction with facility closures, which are expected to be completed by the end of fiscal 1998.

5.   PURCHASES

     Fiscal 1997

     The Company acquired for a net cash purchase price of $24,572,000 and approximately 12,687,000 shares of common stock, 10 domestic product distributors, and 15 international product distributors. The excess of the purchase price over the fair market value of the net tangible assets acquired was allocated to goodwill and is being amortized over 40 years. Additionally, the Company completed six acquisitions which were accounted for as immaterial poolings of interest for approximately 2,208,000 shares of common stock. Included in the 10 domestic product distributors, is the acquisition of DDI, a provider of forms management services, custom business forms and pressure-sensitive labels for large corporate customers, purchased for approximately 10,740,000 shares of common stock.

     In June 1997, the Company purchased the remaining 49% interest in Corporate Express United Kingdom by issuance of shares of Corporate Express common stock.

     Fiscal 1996

     The Company acquired for a net cash purchase price of $241,846,000 and approximately 3,600,000 shares of common stock, 46 domestic office product distributors, 29 international office product distributors and 11 delivery service companies. The excess of the purchase price over the fair market value of the net tangible assets acquired was allocated to goodwill and is being amortized over 40 years for office product distributors and 25 years for delivery service companies. Included in the 46 domestic product acquisitions are three purchases and one immaterial pooling consummated by UT prior to its acquisition by Corporate Express, and ASAP Software Express, Inc. ("ASAP"), a distributor of software to large corporations. The ASAP purchase price was $97,611,000 offset by cash acquired of $13,792,000. Included in the 29 international product acquisitions is Boulevard Produits De Bureau, Inc. ("Boulevard"), a seller of office supplies, furniture and equipment, for a net cash purchase price of $16,102,000. The Company also repaid $9,498,000 of Boulevard promissory notes with cash of $731,900 and 356,832 shares of the Company's common stock.

     In January 1997, Corporate Express Australia ("CEA") shareholders approved a one-for-five non-renounceable common stock rights offer at a price of A$.85 (US$.65) per share. Pursuant to the rights offer, on February 27, 1997, CEA issued 8,216,721 shares to Corporate Express and 3,553,370 shares to institutional investors. As of March 1, 1997, Corporate Express interest in CEA was 54.6%. On March 10, 1997, an additional 3,750,000 shares were issued to institutional investors which changed the Corporate Express interest in CEA to 52.4%.

     Fiscal 1995

     Corporate Express purchased for a net cash purchase price of $79,111,000, 27 office product distributors including five distributors purchased by CEA and a software distributor purchased by Nimsa. Also included in the

                            CORPORATE EXPRESS, INC.

above purchases is one office product distributor purchased by the Chisholm Group, a United Kingdom contract stationer, in which Corporate Express acquired a 51% interest in February 1996.

     Young repurchased its remaining seven franchises for approximately $20,512,000, terminated four franchises for consideration of $233,000 and purchased substantially all of the business, properties and assets of a computer supplies distributor for a purchase price of $675,000. The excess of the purchase price over the fair value of the net tangible assets acquired was allocated to goodwill and is being amortized over 40 years. Delivery completed 16 acquisitions accounted for as purchases. The net cash purchase price paid in these transactions was $15,208,000 in cash, 378,000 shares of Delivery common stock and $5,565,000 in convertible notes. The excess of the purchase price over the fair value of the net tangible assets acquired has been allocated to goodwill and is being amortized over 25 years. All of the companies acquired provide same-day delivery service.

     In February 1996, CEA shareholders approved the issue of an additional 12,939,000 shares and 50,000 shares of its common stock at a price of A$1.30 (US$.96) per share and A$1.00 (US$.74) per share, respectively. Of the shares issued, 5,789,000 were purchased by Corporate Express, 4,600,000 were purchased by institutional investors and 2,600,000 shares were approved for issue to CEA officers and employees as employee incentive shares (of which 1,710,000 were issued as of March 2, 1996). As a result, at March 2, 1996, Corporate Express' interest in CEA was 51.8%.

     On December 21, 1995 CEA issued an additional 6,110,000 shares of its common stock at a price of A$1.30 (US$.96) per share. Of the shares offered, 3,110,000 were purchased by Corporate Express and 3,000,000 were purchased by institutional investors for cash. As a result, Corporate Express' interest in CEA changed from 52.7% to 52.5%.

     Pro Forma Results of Acquired Companies

     The operating results of all of the above acquisitions, which were accounted for as purchases, are included in the Company's consolidated statements of operations from the dates of acquisition. The following pro forma financial information assumes the acquisitions occurred at the beginning of the earliest period presented. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made at the beginning of the year, or of results which may occur in the future. The pro forma results listed below are unaudited and reflect the impact of purchase price adjustments.

                                              Eleven Months    Year Ended  Year Ended
                                                  Ended         March 1,    March 2,
                                             January 31, 1998     1997        1996
                                             ----------------  ----------  ----------
                                             (In thousands, except per share amounts)
     Net sales                                  $3,889,076     $4,026,121  $3,444,883
     Net income before extraordinary item           53,537         52,317      34,783
     Net income                                     53,537         52,263      31,103
     Net income per common share - Basic              0.38           0.38        0.25
     Net income per common share - Diluted            0.36           0.35        0.24

6.   ACCRUED PURCHASE COSTS

     In conjunction with purchase acquisitions, the Company accrues certain of the direct external costs associated with closing redundant facilities of acquired companies, and severance and relocation payments to the acquired companys' employees. Prior to the adoption of EITF 95-3 in May 1995, the Company also accrued the external incremental costs of converting acquired company computer systems to the Company's systems.

     The following tables set forth activity in the Company's accrued purchase liabilities:

                            CORPORATE EXPRESS, INC.

Prior to EITF 95-3:

                                          Warehouse                                  Disposition
                                          & System     Redundant                      of Assets
                              Total     Integrations   Facilities     Severance        & Other
                              -----     ------------   ----------     ---------        ------
                                                          (In thousands)
Balance, March 2, 1996        $1,264      $ 750          $ 403          $ 41            $ 70
Payments                        (675)      (452)          (182)          (41)             --
Reversals to goodwill           (589)      (298)          (221)           --             (70)
                              ------      -----          -----          ----            ----
Balance, March 1, 1997 (1)    $    0      $   0          $   0          $  0            $  0
                              ======      =====          =====          ====            ====

(1) All consolidation projects relating to companies acquired prior to the adoption of EITF 95-3 have been successfully completed.

After adoption of EITF 95-3:

                                                                                 Disposition
                                            Facility     Redundant                of Assets
                                  Total    Exit Costs   Facilities   Severance     & Other
                                  -----    ----------   ----------   ---------     -------
                                                          (In thousands)
Balance, February 25, 1995       $    --     $    --     $    --      $    --      $    --
Additions                          2,414         691         202        1,065          456
Payments                            (629)       (177)         (4)        (293)        (155)
                                 -------     -------     -------      -------      -------
Balance, March 2, 1996             1,785         514         198          772          301
Additions                         21,429       2,037       4,912        9,727        4,753
Payments                          (8,503)       (699)       (557)      (4,066)      (3,181)
Reversals to goodwill             (1,823)         (7)     (1,284)        (284)        (248)
                                 -------     -------     -------      -------      -------
Balance, March 1, 1997            12,888       1,845       3,269        6,149        1,625
Additions                          6,365         807       1,477        3,788          293
Payments                          (9,289)     (2,188)     (1,379)      (5,256)        (466)
Reversals to goodwill               (586)         --        (239)        (281)         (66)
                                 -------     -------     -------      -------      -------
Balance, January 31, 1998 (1)    $ 9,378     $   464     $ 3,128      $ 4,400      $ 1,386
                                 =======     =======     =======      =======      =======

(1) Accrued purchase costs, after adoption of EITF 95-3, primarily relate to consolidating acquired operations into existing Company facilities. All consolidation projects are planned to be completed within two years of the acquisition date. Remaining balances primarily represent international and the recent DDI consolidation plans.

7.   DISCONTINUED OPERATIONS

     During fiscal 1995, Sofco adopted a plan to discontinue the operations of Sofco-Eastern, Inc. ("Eastern"). Accordingly, the consolidated financial statements have been reclassified to report separately the net assets, liabilities and operating results of the Eastern operations. As of March 1, 1997, all Eastern operations have been disposed of and actual losses recorded on the disposal of the assets. The loss from discontinued operations in fiscal 1995 and fiscal 1994 were $1,225,000 (net of tax benefits of $851,000), representing the loss on disposal and $327,000 (net of tax benefits of $225,000), representing the net loss on operations. The Eastern revenues were not material to total consolidated revenues for fiscal years 1996, 1995 and 1994.

                            CORPORATE EXPRESS, INC.

8.   DEBT

     Debt consisted of the following:

                                                                                   January 31,     March 1,   March 2,
                                                                                      1998          1997        1996
                                                                                   -----------     --------   --------
                                                                                                  (In thousands)
  Domestic:

  4 1/2% Convertible Notes (the "Notes"), due July 1, 2000,
    unsecured, interest payable semi-annually commencing on
    January 1, 1997, convertible into shares of the Company's
    common stock at a conversion price of $33.33 per share.                        $325,000        $325,000         --
  $500,000,000 unsecured multi-currency revolving line of credit
    (Senior Credit Facility).  Interest rates at LIBOR plus .75%,
    (approximately 6.4% at January 31, 1998),  or at a base rate
    (8.5%) with principal due on March 31, 2000.  Balance paid
    in full subsequent to year end.  Refer to Note 18.                             254,037          136,000      8,000
  9 1/8% Series B Senior Subordinated Notes, unsecured, subordinated to existing debt, guaranteed by certain operating subsidiaries of the
    Company.  Due March 15, 2004, interest payable semi-annually.
    Redeemable by the Company from March 1999 to March 2001
    at premiums ranging from 3.422% to 1.141%.                                      90,000           90,000     90,000
  Senior secured notes collateralized by the assets of DDI.                          7,397               --         --
  Bank term loans, collateralized by equipment, with interest floating at
    LIBOR plus 1.75% to 2.0%, principal and interest payable monthly,
    maturities range from 48 months to 60 months through March 2002.                 7,113            9,341      5,620
  Convertible subordinated notes due between March 26, 1999 and
    January 31, 2000, bearing interest of 5.0% to 6.0%, payable quarterly or semi-annually, and convertible prior to maturity at the holder's option at prices ranging from $19.97 to $32.70,
    into 222,000 shares of common stock.                                             3,315            4,864      5,565
  City of Aurora, Colorado Industrial Development Bonds, Series 1984,
    collateralized by land and building, interest at a floating rate, as defined, ranging from 4.8% in 1995 to 5.5% at January 31, 1998, payable semi-annually and principal installments of varying amounts ($100,000 in
    1995,  $200,000 in 1996, and $100,000 in 1997) payable annually
    through November 2009.                                                           4,280            4,380      4,480
  Various revolving lines of credit, collateralized by certain assets of the
    Company, variable interest rate of 9.25% at January 31, 1998.                    2,455               --     27,773
  Other term loans, a portion collaterized by certain assets, interest
    from 4.8% to 16%.                                                               20,905           12,701     20,482

  International:

  Term loan facility collateralized by the assets of Corporate Express
    Canada ("CEC").  Floating interest rate, as defined, is 5.05% at
    January 31, 1998. $1,031,000 principal was repaid in
    1997, with remaining principal payments of $2,061,000 due
    annually in 1998, 1999, 2000, and 2001 and final payment
    of $1,031,000 due in August 2002.                                                9,275               --         --

                            CORPORATE EXPRESS, INC.

     Notes payable due December 2006, variable interest rates
       (6.5% on January 31, 1998, 4.75% on March 1, 1997 and
       5.34% on March 2, 1996), collateralized by cash deposits.                     3,099       4,015      4,641
     Various revolving lines of credit, collateralized by certain assets of the Company, variable interest rates ranging from 4.0%
       to 9.0% at January 31, 1998.                                                 46,496      37,355         --
     Other term loans, a portion collateralized by certain assets, interest
        from 3.8% to 9.95%.                                                         11,252      21,851      7,422
                                                                                  --------    --------   --------
     Total debt                                                                    784,624     645,507    173,983
     Less current portion of debt                                                   30,795      23,802     20,152
                                                                                  --------    --------   --------
     Long-term portion of debt                                                    $753,829    $621,705   $153,831
                                                                                  ========    ========   ========

     The annual maturities of debt for succeeding years are as follows:

     Fiscal Year                                        (In thousands)
     -----------                                        -------------
       1998                                                  $ 30,795
       1999                                                    26,230
       2000                                                   331,722
       2001                                                     5,641
       2002                                                     5,122
       Thereafter                                             385,114
                                                             --------
           Total                                             $784,624
                                                             ========

     Certain of the debt agreements contain provisions which require maintenance of the Company's minimum net worth, certain financial ratios, including debt to cash flow and fixed charge coverage, and limit the Company's ability to pay dividends.

     Effective December 15, 1997 the prior $500,000,000 Senior Credit Facility, which was previously expanded on September 10, 1997 to increase the borrowing capacity from $350,000,000 to $500,000,000 and increase the cost of borrowings to LIBOR plus .75%, was amended to permit the Company's subsidiaries to guarantee up to $500,000,000 of additional debt and permit the repayment of the Company's 9 1/8% Senior Subordinated Notes due 2004. As more fully described in
Note 18 the Company terminated this Senior Credit Facility and replaced it with a new Senior Secured Credit Facility.

     In conjunction with the purchase price allocation for the acquisition of DDI, the Company recorded DDI's 13.5% Senior Secured Notes, due in 2002, at their fair market value, then repurchased $54,068,000 of the Notes at a redemption price of 115%. On or after July 15, 1999 the Notes are redeemable, at the option of the Company, in whole or in part at redemption prices of 104.2% in 1999 decreasing to 100% in 2001. Interest on the notes is due semi-annually on January 15, 1998 and July 15, 1998. The notes are collateralized by a first priority security interest in substantially all assets of DDI other than accounts receivable.

     On June 24, 1996, the Company issued $325,000,000 principal amount of Convertible Notes. The Convertible Notes are convertible into the Company's common stock at a conversion price of $33.33 per share, subject to adjustments under certain conditions. A portion of the proceeds from the sale of the Notes was used to repay the Company's revolving credit facility and an acquisition note payable with the remaining proceeds being used to fund acquisitions and for other general corporate purposes.

     The Company's Senior Secured Credit Facility prohibits the distribution of dividends without the prior written consent of the lenders and the Indenture governing the Series B Notes which are registered under the Securities Act of 1933 prohibits the Company from paying a dividend which would cause a default under such indenture or which would cause the Company to fail to comply with certain financial covenants.

                            CORPORATE EXPRESS, INC.

     The Company capitalized $3,239,000, $3,887,000 and $882,000 of interest expense in the fiscal 1997, 1996 and 1995 periods, respectively, primarily related to software developed for internal use and the construction of corporate facilities. No interest was capitalized in fiscal 1994.

     Interest Rate Risk Management

     During fiscal 1997, the Company entered into an interest rate hedging contract with a major U.S. financial institution. The contract is based upon a nominal value of $300,000,000 of U.S. Treasury notes and has been designated as a hedge of the Company's interest rate exposure related to an anticipated subordinated debt offering which is expected to close in the second quarter of fiscal 1998. At the closing of the debt offering, the hedging contract will be settled, and any gain or loss will be included in deferred financing costs and amortized over the term of the new debt agreement as an adjustment of the effective interest rate. As of April 27, 1998, the deferred loss under the terms of the hedging contract was $4,700,000 based on the difference between the fixed and hedged amounts, representing the cost to the Company if the contract was settled on that date.


9.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

     The Company has various noncancellable operating leases, primarily for warehouse buildings, delivery trucks, and computer equipment. Lease expense, net of sublease rentals of $1,430,000, $992,000, $30,000, and $127,000 for the
eleven months ended January 31, 1998 and the years ended March 1, 1997, March 2, 1996, and February 25, 1995 was $68,274,000, $54,567,000, $19,195,000 and
$13,906,000, respectively.

Future minimum lease payments are as follows:

     Fiscal Year                                  (In thousands)
     -----------                                  -------------
         1998                                          $ 56,804
         1999                                            45,017
         2000                                            32,140
         2001                                            20,892
         2002                                            31,017
         Thereafter                                      74,610
                                                       --------
         Total                                          260,480
         Less subleases                                   2,837
                                                       --------
         Net obligation                                $257,643
                                                       ========

     The leases generally are for periods of three to ten years and provide for renewals of one month to five years at the Company's option.

     The Company has entered into agreements for the sale and leaseback of certain buildings and has accounted for such transactions as operating leases in accordance with SFAS No. 98 "Accounting for Leases." As of January 31, 1998, facilities with book values totaling $17,096,000 have been removed from the balance sheet, and gains realized on the sale transactions totaling $2,569,000 have been deferred and are being amortized to income as rent expense adjustments over the lease terms. The average annual net lease payments, over the lives of the leases which expire between 2002 and 2009, are $990,602. The Company has purchase and lease renewal options at projected future fair market values under the agreements.

     Capital Leases

     The Company is the lessee of certain property and equipment under capital leases expiring in various years through 2009. Included in furniture and equipment at January 31, 1998 is $25,559,000 of assets under capital leases and related accumulated depreciation of $8,742,000.

                            CORPORATE EXPRESS, INC.

     Future minimum lease payments required under these capital leases are as follows:

  Fiscal Year                                             (In thousands)
  -----------                                             --------------
       1998                                                     $ 5,469
       1999                                                       4,869
       2000                                                       4,036
       2001                                                       1,910
       2002                                                         521
       Thereafter                                                    45
                                                                -------
       Total minimum lease payments                              16,850
       Less amount representing interest                          1,967
                                                                -------
       Present value of minimum lease payments                   14,883
       Less current portion of capital lease obligations          5,469
                                                                -------
       Non-current portion of capital lease obligations         $ 9,414
                                                                =======

     Contingencies

     In the normal course of business, the Company is subject to certain legal proceedings. In the opinion of management, the outcome of such litigation will not have a material adverse effect on the Company's financial position or operating results. The Company has a dispute with a former shareholder of a Company acquired by the Company in fiscal 1996. No legal proceedings have been commenced by the shareholder, and the Company cannot determine if any legal action will be initiated, or the results or materiality of any such action.


10.  INCOME TAXES

     Federal, state and foreign income taxes consisted of the following:


                                                    Eleven Months                   Years Ended
                                                                          ------------------------------------
                                                          Ended           March 1,     March 2,   February 25,
                                                    January 31, 1998        1997         1996         1995
                                                    -----------------     --------     --------   ------------
                                                                          (In thousands)
     Current:
       Federal                                              $ 10,973         $   202    $10,604        $ 7,707
       State                                                   1,217             615      1,089          1,218
       Foreign                                                 3,571           1,943      3,205            ---
     Deferred:
       Federal                                                21,785          17,149       (429)        (2,499)
       State                                                   2,914           5,401      1,544           (251)
       Foreign                                                   130            (793)       ---            ---
     Utilization of net operating loss                       (10,806)            ---     (2,247)        (1,051)
     Change in tax status                                        ---          (2,029)       ---            ---
     Allocated to goodwill                                       ---             ---        ---          4,374
     Allocated to contributed capital                          4,673          11,161        ---            ---
     Adjustment of beginning valuation allowance                 ---             ---        ---         (1,204)
                                                            --------         -------    -------        -------
          Total income tax expense                          $ 34,457         $33,649    $13,766        $ 8,294
                                                            ========         =======    =======        =======

     The benefit recognized in fiscal 1996 for change in tax status relates to establishing deferred tax assets for an acquired S corporation. The amounts "allocated to contributed capital" relate to deductions recognizable only for tax purposes from the exercise of non-qualified stock options and the disqualifying dispositions of stock purchased under the Company's incentive stock option plan.

                            CORPORATE EXPRESS, INC.

     At January 31, 1998 the Company had $32,911,000 of net operating loss carryforwards of which $5,154,000 and $27,757,000 are for United States and foreign tax purposes, respectively. The U.S. losses begin to expire in 2007, while the foreign losses are generally not subject to expiration dates.

     Included in the net operating loss carryforwards are losses from acquired subsidiaries. The utilization of these carryforwards may be affected by limitations under the Internal Revenue Code, and therefore, the benefit of these pre-acquisition net operation loss carryforwards may be limited.

     The components of the net deferred tax assets and liabilities as of January 31, 1998, March 1, 1997 and March 2, 1996 are as follows:

                                             January 31,   March 1,   March 2,
                                                 1998        1997       1996
                                             ------------  ---------  ---------
                                                       (In thousands)
  Deferred tax assets:
     Inventory                                  $  8,138   $  5,999    $ 3,712
     Allowance accounts                            5,945      4,532      1,615
     Accrued purchase costs                        2,784      3,734      1,053
     Insurance reserves                            3,726      3,980        271
     Accrued merger and other costs                7,767      8,760      6,767
     Vacation and benefits accrual                 7,773      5,407        396
     Net operating loss carryforwards             12,238     13,275      4,879
     Valuation allowance                          (2,255)    (6,049)    (2,433)
     Alternative minimum tax and other
         tax credits                               3,075        ---        ---
     Other                                         2,749      1,733      7,398
                                                --------   --------    -------
  Total deferred tax assets                       51,940     41,371     23,658
                                                --------   --------    -------

  Deferred tax liabilities:
     Accounting methods                            3,479      4,943      1,650
     Property, plant and equipment                47,103     28,807      4,731
     Intangible assets                             6,729      3,926      5,886
     Other                                         1,245      1,438        295
                                                --------   --------    -------
  Total deferred tax liability                    58,556     39,114     12,562
                                                --------   --------    -------
  Net deferred tax asset (liability)            $ (6,616)  $  2,257    $11,096
                                                ========   ========    =======

  Financial Statements
     Current deferred tax assets                  40,729     29,076     18,470
     Non-current deferred tax assets               5,170        ---        ---
     Non-current deferred tax liabilities        (52,515)   (26,819)    (7,374)
                                                --------   --------    -------
  Net deferred tax asset (liability)            $ (6,616)  $  2,257    $11,096
                                                ========   ========    =======

     The net change in the valuation allowance for deferred taxes in the year ended January 31, 1998 and March 1, 1997 is a decrease of $3,794,000 and an increase of $3,616,000, respectively. The Company reviewed the need for a valuation allowance related to deferred tax assets and determined that it was more likely than not that a portion of the deferred tax assets, comprised primarily of operating loss carryforwards of acquired companies, may not be realized.

The reconciliation of the differences between the Company's expense (benefit) for income taxes and taxes at the statutory rate is as follows:

                            CORPORATE EXPRESS, INC.


                                                     Eleven Months              Years Ended
                                                                       -----------------------------------
                                                          Ended        March 1,   March 2,   February 25,
                                                    January 31, 1998     1997       1996         1995
                                                    -----------------  ---------  ---------  -------------
                                                                        (In thousands)

  Statutory federal income tax expense                       $27,140    $25,825    $ 7,692        $ 8,610
  Adjustments:
    State income taxes, net of federal effect                  3,452      3,910      1,521            886
    Foreign income taxes                                       1,469       (123)       461            ---
    Merger costs                                               1,500      4,924      4,952            ---
    Amortization of goodwill                                   3,540      3,693      1,404          1,784
    Untaxed S Corporation earnings and change in
       tax status                                                ---     (3,514)      (347)          (620)
    Valuation allowance on tax loss carryforward              (2,386)       (47)    (2,247)        (2,636)
    Other                                                       (258)    (1,019)       330            270
                                                             -------    -------    -------        -------
    Income tax expense                                       $34,457    $33,649    $13,766        $ 8,294
                                                             =======    =======    =======        =======

11.  EMPLOYEE BENEFIT PLANS

     Effective September 1, 1992, the Company implemented a retirement plan which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of the employees salary and all full-time employees are eligible to participate in the plan. New employees are eligible to enroll at the beginning of each calendar quarter. For the fiscal periods ended January 31, 1998, March 1, 1997, March 2, 1996, and February 25, 1995, the Company's matching contribution expense was $3,297,000, $2,204,000, $1,807,000, and $1,704,000, respectively.

     CEA, the Company's majority-owned Australian subsidiary since May 1995, sponsors superannuation funds for its employees (similar to 401(k) plans in the United States). Total contributions by the Company for the period ended January 31, 1998, and the years ended March 1, 1997 and March 2, 1996 were approximately $1,606,000, $1,912,000 and $980,000, respectively.

     On August 29, 1994, the Company's shareholders approved the adoption of the 1994 Employee Stock Purchase Plan. A maximum of 1,125,000 shares of Common Stock may be purchased by eligible employees under the 1994 Employee Stock Purchase Plan. All full-time employees with 30 days service at the start of the annual offering period are eligible to participate at contribution levels ranging from 1% to 15% of compensation. Contributions are applied to purchase common stock at a price equal to the lower of the beginning of the offering periods or end of the offering periods fair market value, less a discount of up to 15%. Contributions to this plan during fiscal 1997, 1996 and 1995 totaled approximately $3,358,000, $2,066,000 and $679,000, respectively and purchases under the plan totaled 277,571, 115,488 and 49,200 shares. There were no contributions to or stock purchases under the 1994 Employee Stock Purchase Plan during fiscal 1994.

     Sofco has an Employee Stock Ownership Plan ("the ESOP") covering substantially all full-time employees. The ESOP invested in the common stock of Sofco which was converted to Corporate Express common stock upon consummation of the acquisition. As of March 1, 1997 and March 2, 1996, the ESOP owned 1,512,164 shares and 1,303,512 shares, respectively, of Corporate Express common stock or equivalents. Of the shares owned, 329,034 were is escrow as of March 2, 1996. Employer contributions were $436,000 for fiscal 1996, $1,925,000 for fiscal 1995, and $805,000 for fiscal 1994. In December 1990, Sofco guaranteed a $4,000,000 loan to the ESOP which is collateralized by the stock held in escrow and a security interest in accounts receivable and inventory. The loan had an approximate interest rate of 85% of prime and was repaid in full in August 1996. The loan balance at March 2, 1996 was $1,047,619 and is included in liabilities on the Company's consolidated balance sheets with a corresponding reduction in additional paid-in capital. The Sofco Employee Stock Ownership Plan ("the ESOP")

                            CORPORATE EXPRESS, INC.

was merged into the Corporate Express, Inc. 401(k) Retirement Plan on September 3, 1997. A total of 1,494,152 shares were transferred and allocated to the participants. A total of 16 other qualified plans were merged into the Corporate Express, Inc. 401(k) Retirement Plan during fiscal 1997. The total amount of assets transferred into the Plan were $9,482,000.


12.  COMMON STOCK

     As of January 31, 1998, March 1, 1997 and March 2, 1996 there were 142,392,845, 126,171,467 and 111,954,350 common shares outstanding, respectively (after giving effect to the three-for-two stock split effected in the form of a stock dividend in January 1997). On January 31, 1997, a 50% share dividend of approximately 39,979,000 shares of common stock was distributed to shareholders of record as of January 24, 1997. On April 10, 1998, after close of fiscal 1997, the Company repurchased in a tender offer 35,000,000 common shares. See Note 18.

     On January 14, 1998, the Board of Directors of the Company adopted a Shareholder Rights Plan, pursuant to which the Company distributed a dividend consisting of one right for each share of Common Stock to holders of record on January 30, 1998. The rights, which are to purchase newly created Series A Junior Participating Preferred Stock, become exercisable only in the event, with certain exceptions which include a permitted waiver by the Board of Directors, that a party accumulates 15% or more of the Company's Common Stock. The rights expire ten years from the issuance date. In addition, upon the occurrence of certain events, holders of the rights are entitled to purchase either the Company's Common Stock or stock in an "acquiring entity" at half the market value. The Company is entitled to redeem the rights at $0.01 per right at any time until a certain time following the acquisition of a 15% position in its voting stock.

     On September 15, 1995, the Company sold 24,486,792 shares in a follow-on public offering of its common stock, and selling shareholders sold 3,113,208 shares at a price of $16.00 per share. Of the $375,200,000 of net proceeds to the Company from the offering, $195,800,000 was used to pay for the prior purchase of the Company shares held by OfficeMax, Inc., the Company's largest shareholder, and $61,000,000 was used to repay existing indebtedness. The remaining proceeds were used to finance the Company's acquisitions and for general corporate purposes.

     On June 21, 1995, a 50% share dividend of approximately 21,075,000 shares of common stock was distributed to shareholders of record as of June 15, 1995.

     On March 30, 1995, a follow-on public offering of 10,155,938 shares of common stock was consummated at a price to the public of $11.12 per share. Of the shares offered, 4,500,000 shares were sold by the Company and 5,655,938 shares were sold by selling security holders, including 397,407 shares issued upon exercise of warrants purchased by the underwriters.

     On September 30, 1994, the Company consummated its initial public offering of 15,750,000 shares of common stock at a price of $7.11 per share. Selling shareholders sold an additional 3,656,250 shares of common stock in the initial public offering. In connection with this offering, the Company effected a one-for-two reverse stock split in August 1994 and converted all of its outstanding preferred stock to common stock on a three-for-two basis in September 1994.

     The Company has authorized 3,000,000 shares of Non-Voting Common Stock, par value $.0002 per share. No shares of the Non-Voting Common Stock are issued or outstanding at March 1, 1997 or March 2, 1996. In addition, the Company has authorized 25,000,000 shares of Preferred Stock, par value $.0001 per share. No shares of Preferred Stock are issued or outstanding at March 1, 1997 or March 2, 1996.

                            CORPORATE EXPRESS, INC.

STOCK-BASED COMPENSATION PLANS:

     Stock Options

     1992 Stock Option Plan. In February 1992, the Company adopted the Corporate Express, Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan"). The 1992 Stock Option Plan was approved by the Company's shareholders in May 1992 and amended in January 1994. Options were granted under the 1992 Stock Option Plan at the fair market value at the time of grant as determined by the Board of Directors or the Compensation Committee, based on recent stock transactions. Options granted under the 1992 Stock Option Plan typically vest in equal monthly installments over a five-year period, beginning on the month after the first anniversary of the grant date. The options generally expire on the seventh anniversary of the grant date.

     Executive Plan. In June 1994, the Board of Directors adopted the 1994 Executive Stock Option Plan (the "Executive Plan") which permits the grant of stock options to the Company's executive officers. The Compensation Committee administers the plan and establishes the terms of the options granted, including the number of shares, the exercise price, vesting schedule and termination provisions. The particular terms of each grant are set forth in separate stock option agreements entered into between the Company and the executive officer. The maximum aggregate number of shares of common stock for which options may be granted under this plan originally was 3,375,000 and was increased to 5,625,000 in August 1995, which increase was approved by shareholders in August 1996, and no single executive officer may be granted options covering more than 750,000 shares of common stock in any calendar year. Vesting accelerates upon occurrence of certain conditions, including increases in the Company's stock price and changes in control of the Company. The options expire ten years from the date of grant.

     1994 Stock Option Plan. The 1994 Stock Option and Incentive Plan (the "1994 Stock Option Plan") was adopted by the Board of Directors and approved by shareholders in August 1994. This plan replaced, for future grants, the 1992 Stock Option Plan. The 1994 Stock Option Plan permits the Company to grant incentive stock options and nonqualified stock options. The maximum aggregate number of shares of common stock which may be issued under the 1994 Stock Option Plan was 2,812,500 and was increased to 9,562,500 in March 1996 and approved by the shareholders in August 1996. Options granted under the 1994 Stock Option Plan vest as specified in individual stock option agreements, which typically provide vesting in equal monthly installments over a period of five years, beginning in the month after the first anniversary of the grant date. The options generally expire on the seventh anniversary of the grant date. Options and awards that expire, terminate or are cancelled or forfeited will again be available for grant or award under the plan.

     Delivery Plan. Delivery had a stock option plan which was approved by its shareholders in January 1994. On March 1, 1996, effective with the merger with Corporate Express, all Delivery options became vested and were exercisable into shares of common stock, as adjusted to reflect the exchange ratio as defined in the merger agreement.

     UT Plan. Effective with the merger with Corporate Express on November 8, 1996, all UT stock options became vested and were exercisable into shares of the Company's common stock, as adjusted to reflect the exchange ratio as defined in the merger agreement.

     Directors Plan. The 1996 Stock Option Plan for Outside Directors (the "Directors Plan") was adopted by the Board of Directors and approved by shareholders in August 1996. The maximum aggregate number of shares of common stock for which options may be granted under this plan is 375,000. Initial options granted under the Directors Plan vest at 40% on the first anniversary of the date of grant, 40% on the second anniversary and the remaining 20% on the third anniversary. All other stock options shall become exercisable at 50% on the first anniversary of the date of grant and the remaining 50% on the second anniversary of the date of grant. Each eligible director who first becomes a member of the Board shall automatically be granted stock options to purchase 37,500 shares on the date of his or her selection or election to the Board. Each eligible director shall also automatically be

                            CORPORATE EXPRESS, INC.

granted stock options to purchase 15,000 shares on each anniversary of the date of such initial grant (beginning on the second such anniversary).

     Supplemental Plan. The 1996 Supplemental Stock Option Plan (the "Supplemental Plan") was adopted by the Board of Directors in December 1996. The maximum aggregate number of shares of common stock for which options may be granted under this plan is 10,000,000. Option grants under the Supplemental Plan and the terms of the grants are identical to the 1994 Stock Option Plan.

     DRC Plan. Effective with the merger with Corporate Express on May 30, 1997, all Distribution Resources Company stock options became vested and were exercisable into shares of the Company's common stock, as adjusted to reflect the exchange ratio as defined in the merger agreement.

     CSI Plan. Effective with the merger with Corporate Express on June 6, 1997, all Computer Software stock options will become vested and exercisable into shares of the Company's common stock one year from the effective date, as adjusted to reflect the exchange ratio as defined in the merger agreement.

     DDI Plan. Effective with the merger with Corporate Express on November 26, 1997, all DDI stock options became vested and were exercisable into shares of the Company's common stock, as adjusted to reflect the exchange ratio as defined in the merger agreement.

     The summary of the status of the Company's seven fixed stock option plans as of January 31, 1998, March 1, 1997, March 2, 1996 and February 25, 1995, and changes during the years ending on those dates is presented below:

                                   January 31, 1998              March 1, 1997             March 2, 1996          February 25, 1995
                                ----------------------      -----------------------    --------------------      -------------------
                                             Weighted-                    Weighted-               Weighted-                Weighted-
                                             Average                      Average                 Average                  Average
                                Shares       Exercise       Shares        Exercise      Shares    Exercise      Shares     Exercise
                                (000s)        Price         (000s)         Price        (000s)     Price        (000s)      Price
                                ------        --------      -----         ---------    -------    --------      ------     --------
Outstanding at beginning
 of year                         16,833       $13.59        15,216        $10.90        6,465       $ 4.57       2,914       $2.88
Granted                          11,797        10.15         4,405         21.15        9,872        14.21       4,076        5.74
Exercised                        (1,501)        5.83        (1,686)         5.98         (819)        2.03        (240)       3.83
Forfeited                        (3,508)       17.46        (1,102)        18.46         (302)        7.67        (285)       4.62
                                 -------                    -------                    -------                   ------
Outstanding at end of year       23,621        11.78        16,833         13.59       15,216        10.90       6,465        4.57
                                 =======                    =======                    =======                   ======

Options vested and
 exercisable
 at year end                      6,365                      5,407                      3,324                      716

Weighted-average fair
 value of
  options granted during
   the year                       $3.85                      $7.61                      $6.26

 The following table summarizes information about fixed stock options outstanding as of January 31. 1998:

                                         Options Outstanding                              Options Exercisable
--------------------------------------------------------------------------------       ----------------------
                             Number         Weighted-Average                             Number
                           Outstanding        Remaining                                Exercisable
    Range of                at 1/31/98       Option Term        Weighted-Average        at 1/31/98       Weighted-Average
 Exercise Prices             (000s)          (in Years)           Exercise Price           (000s)          Exercise Price
 ---------------             ------          ----------           --------------        ---------          --------------
  $  .10 to 3.55             1,068             3.1                  $ 3.25                 740                $ 3.33
    3.56 to 7.10             3,382             6.1                    5.15               2,207                  5.09
    7.11 to 11.11            9,545             6.2                    9.68                 930                  8.63
   11.12 to 14.66            4,772             6.6                   13.57               1,188                 13.15
   14.68 to 19.83            2,974             5.4                   19.23                 882                 18.10

                            CORPORATE EXPRESS, INC.

  19.84 to 38.70        1,880        5.6       22.97       418       23.67
                       ------                           ------
                       23,621        6.0       11.78     6,365        9.93
                       ======                           ======

  The Company applies APB Opinion 25 and related interpretations in accounting for the above plans. Accordingly, no compensation cost has been recognized for its fixed stock-based plans. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for fiscal 1997, 1996 and 1995: risk-free interest rates ranging from 5.66% to 6.69%, expected life of four years; volatility of 35%; dividend yield of 0%. Had compensation cost been determined based on the fair value at the grant dates for stock option grants under those plans consistent with the method of FASB Statement 123, the Company's net income and net income per common share would have been reduced to the pro forma amounts indicated below:

                                                               Eleven
                                                             Months Ended                Year Ended
                                                                                ---------------------------
                                                              January 31,        March 1,        March 2,
                                                                 1998             1997            1996
                                                              -----------        -------        ---------
     Net income                               As reported      $ 44,404         $  40,281       $    5,140    (1)
                                              Pro forma          33,673            32,062            1,718

     Net income per common share - Basic      As reported      $   0.34         $    0.33       $     0.05    (1)
                                              Pro forma            0.26              0.26             0.02
     Net income per common share - Diluted    As reported      $   0.32         $    0.31       $     0.05
                                              Pro forma            0.24              0.25             0.02

     (1) Net income and net income per common share as reported represent pro forma net income and pro forma net income per common share as adjusted for the effects of pro forma S Corporation taxes as more fully described in Note 14.

     Subsequent to year end the Company offered employees the opportunity to cancel existing stock options in exchange for fewer replacement stock options priced at market value on the date of the new grant. Approximately 4,097,000 stock options were canceled, and new grants totaling approximately 3,227,000 were issued for replacement stock options.

     Warrants

     As of February 25, 1995, warrants to purchase 1,489,500 shares of the Company's common stock, had been issued with exercise prices of $.02 per share for 6,750 shares, $4.89 per share for 562,500 shares and $1.78 for the remaining 920,250 shares. As of January 31, 1998, warrants to purchase 675,000 shares of common stock were outstanding, with exercise prices of $4.89 per share for 562,500 shares and $1.78 per share for the remaining 112,500 shares. The warrants expire on various dates through January 31, 1999.

     Outstanding warrants to purchase Delivery common stock are vested and exercisable into shares of Corporate Express common stock, effective with the merger with Corporate Express on March 1, 1996, at an exchange ratio as defined in the merger agreement. As of January 31, 1998, warrants to purchase 36,000 shares of Corporate Express common stock were outstanding at a price of $9.44 per share.

     Concurrent with the DDI merger on November 26, 1997, outstanding warrants to purchase DDI common stock were vested and exercisable into 135,411 shares of Corporate Express stock.

                            CORPORATE EXPRESS, INC.

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Pursuant to SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

     . The carrying amount of accounts receivable, accounts payable and accrued liabilities approximate their fair values;
     . The fair value of the Convertible Notes is based on quoted market prices and was approximately $289,445,000 at January 31, 1998;
     . The fair value of the Series B Notes is based on quoted market prices and was approximately $91,800,000 at January 31, 1998;
     . The carrying amounts of the Company's debt, other than the Convertible Notes and the Series B Notes, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.


14.  PRO FORMA NET INCOME

     The pro forma net income and pro forma net income per share reflects the tax adjustment for a fiscal 1996 acquisition accounted for as a pooling of interests that was previously an S corporation for income tax purposes, as if the acquired company had filed a C corporation tax return for all periods presented. The effect is as follows:

                                                                    Fiscal Year

                                                       ----------------------------
                                                          1996       1995    1994
                                                          ----       ----    ----
                                                              (In thousands)
     Net income before pro forma adjustments, per
      consolidated statements of operations                $41,996  $5,551  $16,496
     Pro forma provision for income taxes                    1,715     411      727
                                                           -------  ------  -------
     Pro forma net income                                  $40,281  $5,140  $15,769
                                                           =======  ======  =======

                            CORPORATE EXPRESS, INC.

15.  EARNINGS PER SHARE

Basic and diluted earnings per share are calculated as follows:

                                                             Eleven
                                                          Months Ended                       Years Ended
                                                                          -----------------------------------------------
                                                           January 31,       March 1,        March 2        February 25,
                                                              1998             1997            1996             1995
                                                              ----             ----            ----             ----
                                                                      (In thousands, except per share data)
Numerator for basic and diluted EPS:
  Income from continuing operations                         $   44,404      $ 41,996       $   6,776          $  16,237
     Less:
     Pro forma taxes (Note 14)                                     ---        (1,715)           (411)              (727)
     Young preferred stock dividends                               ---           ---             ---               (432)
                                                            ----------     ---------       ---------          ---------
  Income available to common shareholders                       44,404        40,281           6,365             15,078
  Discontinued operations                                          ---           ---          (1,225)              (327)
  Extraordinary item                                               ---           ---             ---                586
                                                            ----------     ---------       ---------          ---------
  Net income                                                $   44,404     $  40,281       $   5,140          $  15,337
                                                            ==========     =========       =========          =========

Basic EPS Calculation:
Denominator:
  Average common shares outstanding                           131,423       121,901         104,162              70,612
  Convertible preferred stock (1)                                 ---           ---             ---               4,788
                                                            ---------      --------        --------           ---------
                                                              131,423       121,901         104,162              75,400
                                                            =========      ========        ========           =========
Earnings per common share:
  Continuing operations                                     $    0.34      $   0.33        $   0.06           $    0.20
  Discontinued operations                                         ---           ---           (0.01)               0.00
  Extraordinary item                                              ---           ---             ---                0.00
                                                            ---------      --------        --------           ---------
  Net income                                                $    0.34      $   0.33        $   0.05           $    0.20
                                                            =========      ========        ========           =========

Diluted EPS Calculation:
Denominator (2):
  Basic shares                                                131,423       121,901         104,162              75,400
  Dilutive stock options and warrants                           6,435         8,128           6,246               3,626
                                                             --------      --------        --------           ---------
  Diluted shares                                              137,858       130,029         110,408              79,026
                                                             ========      ========        ========           =========

Earnings per common share:
  Continuing operations                                      $   0.32      $   0.31        $   0.06           $    0.19
  Discontinued operations                                         ---           ---           (0.01)               0.00
  Extraordinary item                                              ---           ---             ---                0.00
                                                             --------      --------        --------           ---------
  Net income                                                 $   0.32      $   0.31        $   0.05           $    0.19
                                                             ========      ========        ========           =========

(1) Preferred stock is included even though antidilutive due to automatic conversion to common on a two-for-one basis upon completion of an initial public offering. Had preferred stock been excluded from the calculation above, basic earnings per share would have been $.22 and diluted earnings per share would have been $.21 for the year ended February 25, 1995.
(2) Antidilutive stock options omitted from the denominator were immaterial. Also excluded from the calculation are the Convertible Notes with an exercise price of $33.33 per share which is greater than the average market price of the common shares.

                            CORPORATE EXPRESS, INC

     As more fully described in Note 18, the Company repurchased 35,000,000 shares of its common stock.

16.  INDUSTRY AND GEOGRAPHIC AREA SEGMENT INFORMATION

     The Company's major operations consist of providing the distribution of products and services. The product distribution segment has operations in the United States, Australia, New Zealand, Canada, the United Kingdom, Germany, France, Italy, Ireland and Switzerland. Currently, the largest operations in the international segment are in Australia. The service segment includes same day delivery, distribution and logistics management and call center.

     Net sales, merger and other nonrecurring charges, operating profit, identifiable assets, capital expenditures and depreciation and amortization pertaining to the industries and geographic areas in which the Company operates are presented below.

INDUSTRY SEGMENTS

                                               Corporate
                                                Express        Product
                                              Consolidated   Distribution   Services
                                              ------------   ------------   --------
                                                            (In thousands)
     ELEVEN MONTHS ENDED JANUARY 31, 1998
     Net Sales                                  $3,573,311  $2,816,244       $757,067
     Merger and other nonrecurring charges          14,890      11,346          3,544
     Operating profit                              114,815     101,615         13,200
     Identifiable assets                         2,349,659   2,178,401        171,258
     Capital expenditures                           82,959      70,959         12,000
     Depreciation and amortization                  60,665      44,194         16,471

     FISCAL YEAR ENDED MARCH 1, 1997
     Net sales                                  $3,196,056  $2,436,296       $759,760
     Merger and other nonrecurring charges          19,840       8,406         11,434
     Operating profit                              100,490      80,396         20,094
     Identifiable assets                         1,843,977   1,685,716        158,261
     Capital expenditures                          119,639     104,432         15,207
     Depreciation and amortization                  48,736      33,446         15,290

     FISCAL YEAR ENDED MARCH 2, 1996
     Net sales                                  $1,890,639  $1,548,175       $342,464
     Merger and other nonrecurring charges          42,790      29,203         13,587
     Operating profit                               38,160      29,191          8,969
     Identifiable assets                         1,023,365     900,722        122,643
     Capital expenditures                           53,124      41,469         11,655
     Depreciation and amortization                  28,498      19,977          8,521

     FISCAL YEAR ENDED FEBRUARY 25, 1995
     Net sales                                  $1,145,151  $  924,886       $220,265
     Operating profit                               40,953      29,811         11,142
     Identifiable assets                           645,309     568,562         76,747
     Capital expenditures                           18,670      11,525          7,145
     Depreciation and amortization                  17,078      12,694          4,384

                            CORPORATE EXPRESS, INC

GEOGRAPHICAL SEGMENTS

                                              Corporate
                                               Express         Domestic    International
                                             Consolidated     Operations     Operations
                                             ------------     ----------     ----------
                                                            (In thousands)
      ELEVEN MONTHS ENDED JANUARY 31, 1998
      Net Sales                                $3,573,311     $2,901,744       $671,567
      Merger and other
       nonrecurring charges                        14,890         13,285          1,605
      Operating profit                            114,815        103,199         11,616
      Identifiable assets                       2,349,659      1,987,177        362,482
      Capital expenditures                         82,959         71,921         11,038
      Depreciation and
       amortization                                60,665         50,844          9,821

      FISCAL YEAR ENDED MARCH 1, 1997
      Net sales                                $3,196,056     $2,630,930       $565,126
      Merger and other
       nonrecurring charges                        19,840         18,511          1,329
      Operating profit                            100,490         95,788          4,702
      Identifiable assets                       1,843,977      1,519,152        324,825
      Capital expenditures                        119,639        108,655         10,984
      Depreciation and
       amortization                                48,736         41,598          7,138

      FISCAL YEAR ENDED MARCH 2, 1996
      Net sales                                $1,890,639     $1,652,438       $238,201
      Merger and other
       nonrecurring charges                        42,790         42,790            ---
      Operating profit                             38,160         28,943          9,217
      Identifiable assets                       1,023,365        868,227        155,138
      Capital expenditures                         53,124         50,963          2,161
      Depreciation and
       amortization                                28,498         26,010          2,488

      FISCAL YEAR ENDED FEBRUARY 25, 1995
      Net sales                                $1,145,151     $1,143,457       $  1,694
      Operating profit                             40,953         40,939             14
      Identifiable assets                         645,309        641,898          3,411
      Capital expenditures                         18,670         18,665              5
      Depreciation and
       amortization                                17,078         17,066             12

17.  QUARTERLY FINANCIAL DATA (UNAUDITED)(A)

                                              First       Second         Third           Fourth
                                             Quarter      Quarter       Quarter          Quarter
                                              Ended        Ended          Ended           Ended
                                             May 31,     August 30,   November 29,     January 31,
                                              1997          1997         1997             1998
                                             ----------  ----------   ------------     -----------
                                                         (In thousands, except per share data)
     ELEVEN MONTHS ENDED JANUARY 31, 1998
     Net sales                               $  913,342  $  941,634     $996,160       $722,175  (b)
     Gross profit                               214,228     222,224      241,935        161,616  (b)
     Net income                                  10,022      14,567       14,523 (c)      5,292  (b)
     Net income per common
      share:
         Basic                                      .08         .11          .11            .04
         Diluted                                    .08         .11          .10            .04

                            CORPORATE EXPRESS, INC.

FISCAL YEAR ENDED MARCH 1, 1997
  Net sales                                        $650,861  $755,009  $889,563            $   900,623
  Gross profit                                      164,329   182,814   217,197                213,970
  Net income                                         12,081    13,417     9,290  (c)             7,208   (c)
  Pro forma net income                               11,752    13,090     8,918                  6,521
  Pro forma net income per common share:
        Basic                                           .10       .11       .07                    .05
        Diluted                                         .09       .10       .07                    .05

  FISCAL YEAR ENDED MARCH 2, 1996
  Net sales                                        $394,115  $452,540  $493,725            $   550,259
  Gross profit                                       99,211   111,075   125,670                131,365
  Income (loss) from continuing operations            7,154     7,637    11,898                (19,913)
  Net income (loss)                                   6,069     7,637    11,898                (20,053)  (d)
  Pro forma income (loss) from
     continuing operations                            7,236     7,501    11,691                (20,064)
  Pro forma net income (loss)                         6,152     7,501    11,691                (20,204)
  Pro forma income (loss) from continuing
     operations per common share:
        Basic                                           .07       .08       .11                   (.18)
        Diluted                                         .07       .07       .10                   (.18)
  Pro forma net income (loss) per common share:
        Basic                                           .06       .08       .11                   (.18)
        Diluted                                         .06       .07       .10                   (.18)

  During fiscal 1997, the Company changed its fiscal year end from February 28 to January 31. Quarterly results restated for the twelve months ended January 31, 1998 are as follows:

                                           First     Second       Third       Fourth
                                          Quarter    Quarter     Quarter      Quarter
                                           Ended      Ended       Ended        Ended
                                           May 3,   August 2,  November 1,  January 31,
                                            1997      1997        1997         1998
                                          --------  ---------  -----------  -----------
                                              (In thousands, except per share data)
  TWELVE MONTHS ENDED JANUARY 31, 1998
  Net sales                               $921,453   $925,084     $983,108   $1,028,530
  Gross profit                             220,503    216,523      230,282      245,173
  Net income                                12,411     12,261       17,483        8,521
  Net income per common share:
       Basic                                  0.10       0.10         0.13         0.06
       Diluted                                0.09       0.09         0.12         0.06

_________

(a) Quarterly amounts have been restated to include the accounts and operations of HMI, Sofco, Nimsa and UT for fiscal 1996, and HMI, Sofco, Nimsa, Delivery and Young for fiscal 1995.
(b) Fourth Quarter Ended January 31, 1998 reflects results for the two months ended January 31, 1998.
(c) In the third quarter of fiscal 1997, the Company recognized pre-tax charges of $15.0 million, primarily related to the DDI acquisition, the continued integration of delivery and certain provisions for reductions in force and facility closures at other locations. In the third and fourth quarters of fiscal 1996, the Company recognized pretax charges of $12.4 million and $7.5 million, respectively, related to merger and other nonrecurring items. Net income reflects these charges in the applicable periods.

                            CORPORATE EXPRESS, INC.

(d) In the fourth quarter of fiscal 1995, the Company recognized pretax charges of $42.8 million related to merger and other nonrecurring items.


18.  SUBSEQUENT EVENTS

     During April 1998, the Company closed its Dutch Auction tender offer and purchased 35,000,000 shares tendered at a price of $10.75 per share

     On April 22, 1998, the Company executed a new $1 billion Senior Secured Credit Facility and terminated the Senior Credit Facility. The Company has utilized borrowings under the new credit facility to fund the purchase of 35,000,000 shares of its common stock pursuant to its Dutch Auction tender offer, to repay and terminate the previously existing bank credit facility and for general corporate and working capital requirements. Approximately $1,960,000 of deferred financing costs related to the terminated Senior Credit Facility will be expensed in the first quarter of fiscal 1998. This Senior Secured Credit Facility consists of a $250 million, seven-year term loan and a $750 million five-year revolving credit facility. The Senior Secured Credit Facility is guaranteed by substantially all domestic subsidiaries of Corporate Express and is collateralized by all tangible and intangible property of the guarantors including inventory and receivables. At the borrower's option interest rates are at a base rate or a Eurodollar rate plus an applicable margin determined by a leverage ratio as defined in the loan agreements. The term loan's interest rate ranges from 0.25% to 0.75% above the revolving loan. The Company is subject to usual covenants customary for this type of facility including restrictions on dividends, additional borrowings and certain financial covenants.


19.  SUPPLEMENTAL GUARANTOR INFORMATION

On May 29, 1998, CEX Holdings, Inc. ("CEX Holdings" or the "Issuer"), a wholly owned subsidiary of the Registrant, completed a private placement of $350 million principal amount of 9.625% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are fully and unconditionally guaranteed on a joint and several basis by the Registrant (the "Parent Guarantor") and certain of the Registrant's subsidiaries. Substantially all of the Issuer's income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in large part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes.

The following information sets forth the condensed consolidating balance sheet of the Registrant as of January 31, 1998, March 1, 1997, and March 2, 1996, and condensed consolidating statements of operations and cash flows for the eleven months ended January 31, 1998 and the years ended March 1, 1997, March 2, 1996 and February 25, 1995. Investments in subsidiaries are accounted for on the equity method; accordingly entries necessary to consolidate the Parent Guarantor, CEX Holdings, Inc., and all of its subsidiaries are reflected in the eliminations column. Separate complete financial statements of the Issuer (CEX Holdings) and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Guarantors.

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING BALANCE
SHEET

JANUARY 31, 1998

                                                        Parent                  Issuer                 Subsidiary
                                                       Guarantor               of Notes                Guarantors
                                                  ------------------   ----------------------     ---------------------
ASSETS

Current assets:
             Cash and cash equivalents                                          372                       33,162
             Trade accounts receivable, net                                                              435,346
             Notes and other receivables                                                                  71,751
             Inventories                                                                                 167,184
             Deferred income taxes                                                                        30,691
             Other current assets                                                                         29,361
                                                  ------------------   ----------------------     ---------------------
                   Total current assets                                         372                      767,495

Property and equipment:
             Land                                                                                         10,679
             Buildings and leasehold improvements                                                         93,341
             Property and equipment                                                                      272,723
                                                  ------------------   ----------------------     ---------------------
                                                                                                         376,743

              Less accumulated depreciation                                                             (117,907)
                                                  ------------------   ----------------------     ---------------------

                                                                                                         258,836

Goodwill, net                                                                                            650,545
Net investment in and advances to
 subsidiaries                                          1,317,540            1,634,064

Other assets, net                                          4,583               31,384                     22,818
                                                  ------------------   ----------------------     ---------------------

                  Total  assets                        1,322,123            1,665,820                  1,699,694

                                                  ==================   ======================     =====================

LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:

             Accounts payable - trade                     59,121                                         173,987
             Accounts payable - acquisition                                                                1,440
             Accrued payroll and benefits                                                                 50,084
             Accrued purchase costs                                                                        3,183
             Accrued merger and related costs                                                             14,545
             Other accrued liabilities                     5,569                4,243                     44,545
             Current portion of long-term debt
              and capital leases                                                                           8,810

                                                  ------------------   ----------------------     ---------------------
                  Total current liabilities               64,690                4,243                    296,594

Capital lease obligations                                                                                  5,996
Long-term debt                                           325,000              344,037                     22,899
Deferred income taxes                                                                                     46,445
Minority interest
Other non-current liabilities                                                                              6,928
                                                  ------------------   ----------------------     ---------------------
                  Total liabilities                      389,690              348,280                    378,862

                  Total  shareholders' equity            932,433            1,317,540                  1,320,832

                                                  ------------------   ----------------------     ---------------------

                  Total liabilities and
                    Shareholders' equity               1,322,123            1,665,820                  1,699,694

                                                 ===================   ======================     =====================

                                                         Subsidiary
                                                             Non
                                                         Guarantors               Eliminations              Consolidated
                                                     --------------------      --------------------     --------------------
ASSETS
Current assets:
             Cash and cash equivalents                     10,828                                              44,362
             Trade accounts receivable, net               181,228                                             616,574
             Notes and other receivables                   14,936                                              86,687
             Inventories                                   83,924                                             251,108
             Deferred income taxes                         10,038                                              40,729
             Other current assets                          12,352                                              41,713
                                                     --------------------    ---------------------      --------------------
                   Total current assets                   313,306                                           1,081,173

Property and equipment:
             Land                                           6,861                                              17,540
             Buildings and leasehold improvements          32,665                                             126,006
             Property and equipment                        66,854                                             339,577
                                                     --------------------    ---------------------      --------------------
                                                          106,380                                             483,123

              Less accumulated depreciation               (13,849)                                           (131,756)
                                                     --------------------    ---------------------      --------------------

                                                           92,531                                             351,367

Goodwill, net                                             196,999                                             847,544
Net investment in and advances to
 subsidiaries                                            (164,841)                 (2,786,763)
Other assets, net                                          10,790                                              69,575
                                                     --------------------    ---------------------      --------------------

                  Total  assets                           448,785                  (2,786,763)              2,349,659
                                                     ====================    =====================      ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
             Accounts payable - trade                     121,807                                             354,915
             Accounts payable - acquisition                 4,666                                               6,106
             Accrued payroll and benefits                  11,224                                              61,308
             Accrued purchase costs                         6,195                                               9,378
             Accrued merger and related costs                 967                                              15,512
             Other accrued liabilities                     25,857                                              80,214
             Current portion of long-term debt an
              capital leases                               27,454                                              36,264

                                                     --------------------    ---------------------      --------------------
                  Total current liabilities               198,170                                             563,697


Capital lease obligations                                   3,418                                               9,414
Long-term debt                                             61,893                                             753,829
Deferred income taxes                                       6,070                                              52,515
Minority interest                                          20,791                                              20,791
Other non-current liabilities                              10,052                                              16,980
                                                     --------------------    ---------------------      --------------------
                  Total liabilities                       300,394                                           1,417,226

                  Total  shareholders' equity             148,391                  (2,786,763)                932,433
                                                     --------------------    ---------------------      --------------------

                  Total liabilities and
                    Shareholders' equity                  448,785                  (2,786,763)              2,349,659

                                                     ====================    =====================      ====================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
ELEVEN MONTHS ENDED JANUARY 31, 1998

                                                                                                     Subsidiary
                                                         Parent          Issuer        Subsidiary       Non
                                                        Guarantor       of Notes       Guarantors    Guarantors     Eliminations
                                                        ---------       --------       ----------    ----------     ------------
Net sales                                                                              2,857,298        716,013
Cost of sales                                                                          2,177,549        555,759
Equity in subsidiary earnings                             53,291         59,553                                         (112,844)
                                                        --------        --------       ---------     ----------       ----------

             Gross profit                                 53,291         59,553          679,749        160,254         (112,844)

Warehouse operating and selling expenses                                                 481,216        124,027
Corporate general and administrative expenses                                             85,487         19,568
Merger and other nonrecurring charges                                                      8,996          5,894
                                                        --------        --------       ----------    ----------       ----------

             Operating profit                             53,291         59,553          104,050         10,765         (112,844)

Interest expense and other, net                           15,164         10,686            2,781          8,642
                                                        --------        --------       ----------      --------       ----------

             Income before income taxes                   38,127         48,867          101,269          2,123         (112,844)

Income tax expense (benefit)                              (6,277)        (4,424)          41,920          3,238
                                                        --------        -------        ----------      --------       ----------

             Income before minority interest              44,404        53,291           59,349          (1,115)        (112,844)

 Minority interest (income) expense                                                                      (1,319)
                                                        --------       --------       ----------       --------       ----------

             Net income                                  44,404        53,291           59,349           204           (112,844)
                                                        ========       ========       ==========       ========       ==========
                                                  Consolidated
                                                  ------------
Net sales                                          3,573,311
Cost of sales                                      2,733,308
Equity in subsidiary earnings
                                                   ----------
             Gross profit                            840,003

Warehouse operating and selling expenses             605,243
Corporate general and administrative expenses        105,055
Merger and other nonrecurring charges                 14,890
                                                   ----------

             Operating profit                        114,815

Interest expense and other, net                       37,273
                                                   ----------

             Income before income taxes               77,542

Income tax expense (benefit)                          34,457
                                                   ----------

             Income before minority interest          43,085

Minority interest (income) expense                    (1,319)
                                                   ----------

             Net income                               44,404
                                                   ==========

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
ELEVEN MONTHS ENDED JANUARY 31, 1998

                                                                                                     Subsidiary
                                                            Parent        Issuer      Subsidiary        Non
                                                           Guarantor     of Notes     Guarantors     Guarantors     Consolidated
                                                           ---------     --------     ----------     ----------     ------------
Net cash provided by (used in) operating activities            (49)      (6,531)        49,779        (16,283)          26,916
                                                           ---------    ---------     ----------     ----------     ------------

Cash flows from  investing activities:
     Proceeds from sale of assets                                                        15,111          5,989           21,100
     Capital expenditures                                                               (69,667)       (13,292)         (82,959)
     Payment for acquisitions, net of cash acquired                                     (19,024)       (14,345)         (33,369)
     Investment in marketable securities                                  (9,164)                        3,935           (5,229)
     Other, net                                                                           4,761            251            5,012
                                                           ---------    ---------     ----------     ----------     ------------
Net cash provided by (used in) investing activities                       (9,164)       (68,819)       (17,462)         (95,445)
                                                           ---------    ---------     ----------     ----------     ------------

Cash flows from financing activities:
     Issuance of common stock                                 8,104                                                       8,104
     Issuance of subsidiary common stock                                                                 2,434            2,434
     Debt issuance costs                                       (139)        (944)                                        (1,083)
     Proceeds from long-term borrowings                                                   1,394          8,847           10,241
     Repayments of long-term borrowings                                                 (14,264)       (17,311)         (31,575)
     Proceeds from short-term borrowings                                                     15         15,293           15,308
     Repayments of short-term borrowings                                                 (3,774)          (593)          (4,367)
     Net proceeds from (payments on) line of credit                      118,037          9,430         (5,091)         122,376
     Cash paid to retire bonds                                                                         (62,178)         (62,178)
     Net activity in investment in and advances to
      (from) subsidiaries                                    (7,916)    (101,026)        13,711         95,231
     Other                                                                                  (33)            11              (22)
                                                           ---------    ---------     ----------     ----------     ------------
Net cash provided by financing activities                        49       16,067          6,479         36,643           59,238
                                                           ---------    ---------     ----------     ----------     ------------

Net cash used by discontinued operations                                                    (12)                            (12)

Effect of foreign currency exchange rates changes
 on cash                                                                                                  (834)            (834)

                                                           ---------    ---------     ----------     ----------     ------------
Increase (decrease) in cash and cash equivalents                             372        (12,573)         2,064          (10,137)

Cash and cash equivalents, beginning of period                                           45,735          8,764           54,499
                                                           ---------    ---------     ----------     ----------     ------------

Cash and cash equivalents, end of period                                     372         33,162         10,828           44,362
                                                           =========    =========     ==========     ==========     ============

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 1, 1997

                                                                        Parent                 Issuer               Subsidiary
                                                                       Guarantor              of Notes              Guarantors
                                                                   -----------------      ----------------     -------------------
ASSETS

 Current assets:
             Cash and cash equivalents                                                                                   45,735
             Trade accounts receivable, net                                                                             378,464
             Notes and other receivables                                                                                 40,274
             Inventories                                                                                                146,157
             Deferred income taxes                                                                                       26,586
             Other current assets                                       14,877                                            4,696
                                                                   -----------------      ----------------     -------------------
                  Total current assets                                   14,877                                         641,912

Property and equipment:
            Land                                                                                                         10,976
            Buildings and leasehold improvements                                                                         93,873
            Property and equipment                                                                                      218,929
                                                                   -----------------      ----------------     -------------------
                                                                                                                        323,778
             Less accumulated depreciation                                                                              (96,852)
                                                                   -----------------      ----------------     -------------------

                                                                                                                        226,926

Goodwill, net                                                                                                           510,400
Net investment in and advances to subsidiaries                        1,054,999              1,263,291
Other assets, net                                                         6,160                 22,231                   20,737
                                                                   -----------------      ----------------     -------------------
                 Total assets                                         1,076,036              1,285,522                1,399,975
                                                                   =================      ================     ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
            Accounts payable - trade                                     54,969                                         148,046
            Accounts payable - acquisition                                                                                1,505
            Accrued payroll and benefits                                                                                 37,547
            Accrued purchase costs                                                                                        3,655
            Accrued merger and related costs                                                                             18,484
            Other accrued liabilities                                     2,460                  4,523                   28,132
            Current portion of long-term debt and capital leases                                                         13,473
                                                                  -----------------      ----------------     -------------------
                 Total current liabilities                               57,429                  4,523                  250,842

Capital lease obligations                                                                                                 7,208
Long-term debt                                                          325,000                226,000                   21,214
Deferred income taxes                                                                                                    25,386
Minority interest
Other non-current liabilities                                                                                             6,289
                                                                   -----------------      ----------------     -------------------
                 Total liabilities                                      382,429                230,523                  310,939

                 Total shareholders' equity                             693,607              1,054,999                1,089,036
                                                                   -----------------      ----------------     -------------------

                 Total liabilities and shareholders' equity           1,076,036              1,285,522                1,399,975
                                                                   =================     =================     ===================

CORPORATE EXPRESS, INC.
CONSOLIDATING BALANCE SHEET
MARCH 1, 1997
                                                                     Subsidiary
                                                                        Non
                                                                     Guarantors            Eliminations             Consolidated
                                                                  -----------------      ----------------       -------------------
ASSETS

 Current assets:
             Cash and cash equivalents                                 8,764                                             54,499
             Trade accounts receivable, net                          115,735                                            494,199
             Notes and other receivables                              15,256                                             55,530
             Inventories                                              41,401                                            187,558
             Deferred income taxes                                     2,490                                             29,076
             Other current assets                                      8,975                                             28,548
                                                                  -----------------      ----------------       -------------------
                  Total current assets                               192,621                                            849,410

Property and equipment:
            Land                                                       3,129                                             14,105
            Buildings and leasehold improvements                      12,951                                            106,824
            Property and equipment                                    30,764                                            249,693
                                                                  -----------------      ----------------       -------------------
                                                                      46,844                                            370,622

             Less accumulated depreciation                           (10,039)                                          (106,891)
                                                                  -----------------      ----------------       -------------------

                                                                      36,805                                            263,731



Goodwill, net                                                        161,567                                            671,967
Net investment in and advances to subsidiaries                       (75,919)               (2,242,371)
Other assets, net                                                      9,741                                             58,869
                                                                  -----------------      ----------------       -------------------

                 Total assets                                        324,815                (2,242,371)               1,843,977
                                                                  =================     =================       ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
            Accounts payable - trade                                  89,026                                            292,041
            Accounts payable - acquisition                             3,573                                              5,078
            Accrued payroll and benefits                               7,965                                             45,512
            Accrued purchase costs                                     9,233                                             12,888
            Accrued merger and related costs                                                                             18,484
            Other accrued liabilities                                 16,897                                             52,012
            Current portion of long-term debt and capital leases      16,269                                             29,742
                                                                  -----------------      ----------------       -------------------
                 Total current liabilities                           142,963                                            455,757

Capital lease obligations                                              4,337                                             11,545
Long-term debt                                                        49,491                                            621,705
Deferred income taxes                                                  1,433                                             26,819
Minority interest                                                     22,015                                             22,015
Other non-current liabilities                                          6,240                                             12,529
                                                                  -----------------      ----------------       -------------------
                 Total liabilities                                   226,479                                          1,150,370

                 Total shareholders' equity                           98,336                (2,242,371)                 693,607
                                                                  -----------------      ----------------       -------------------

                 Total liabilities and shareholders' equity          324,815                (2,242,371)               1,843,977
                                                                  =================      ================       ===================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED MARCH 1, 1997

                                                        Parent                 Issuer               Subsidiary
                                                       Guarantor              of Notes              Guarantors
                                                  --------------------     ---------------     ---------------------
Net sales                                                                                                 2,630,930
Cost of sales                                                                                             1,987,715
Equity in subsidiary earnings                                  48,339              51,262
                                                  --------------------     ---------------     ---------------------

             Gross profit                                      48,339              51,262                   643,215

Warehouse operating and selling expenses                                                                    451,073
Corporate general and administrative expenses                                                                77,843
Merger and other nonrecurring charges                                                                        18,511
                                                  --------------------     ---------------     ---------------------

             Operating profit                                  48,339              51,262                    95,788

Interest expense and other, net                                11,270               5,193                     4,971
                                                  --------------------     ---------------     ---------------------

             Income before income taxes                        37,069              46,069                    90,817

Income tax expense (benefit)                                   (4,927)             (2,270)                   39,699
                                                  --------------------     ---------------     ---------------------

             Income before minority interest                   41,996              48,339                    51,118

Minority interest (income) expense
                                                  --------------------     ---------------     ---------------------

             Net income                                        41,996              48,339                    51,118
                                                  ====================     ===============     =====================

                                                          Subsidiary
                                                             Non
                                                          Guarantors              Eliminations             Consolidated
                                                      -------------------     ---------------------     --------------------
Net sales                                                        565,126                                          3,196,056
Cost of sales                                                    430,031                                          2,417,746
Equity in subsidiary earnings                                                             (99,601)
                                                      -------------------     ---------------------     --------------------

             Gross profit                                        135,095                  (99,601)                  778,310

Warehouse operating and selling expenses                         111,806                                            562,879
Corporate general and administrative expenses                     17,258                                             95,101
Merger and other nonrecurring charges                              1,329                                             19,840
                                                      -------------------     ---------------------     --------------------

             Operating profit                                      4,702                  (99,601)                  100,490

Interest expense and other, net                                    5,271                                             26,705
                                                      -------------------     ---------------------     --------------------

             Income before income taxes                             (569)                 (99,601)                   73,785

Income tax expense (benefit)                                       1,147                                             33,649
                                                      -------------------     ---------------------     --------------------

             Income before minority interest                      (1,716)                 (99,601)                   40,136

Minority interest (income) expense                                (1,860)                                            (1,860)
                                                      -------------------     ---------------------     --------------------

             Net income                                              144                  (99,601)                   41,996
                                                      ===================     =====================     ====================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED MARCH 1, 1997


                                                                               Parent              Issuer          Subsidiary
                                                                             Guarantor            of Notes         Guarantors
                                                                           -------------        ------------     -------------

Net cash provided by (used in) operating activities                             29,251             (11,824)              33,482
                                                                           ------------         ------------     --------------

Cash flows from investing activities:

     Proceeds from sale of assets                                                                                         2,674
     Capital expenditures                                                                                              (108,655)
     Payment for acquisitions, net of cash acquired                                                                    (173,440)
     Investment in marketable securities                                                           (17,853)
     Other, net                                                                                                          (4,270)
                                                                           ------------         ------------     --------------
Net cash used in investing activities                                                              (17,853)            (283,691)
                                                                           ------------         ------------     --------------

Cash flows from financing activities:

     Issuance of common stock                                                   12,643
     Issuance of subsidiary common stock
     Debt issuance costs                                                        (7,374)             (1,444)
     Proceeds from long-term borrowings                                        325,000                                     493
     Repayments of long-term borrowings                                                                                 (9,027)
     Proceeds from short-term borrowings                                                                                   272
     Repayments of short-term borrowings                                                                               (25,628)
     Net proceeds from (payments on) line of credit                                                128,000             (42,278)
     Net activity in investment in and advances to (from) subsidiaries        (359,520)            (96,879)            353,856

     Other                                                                                                              (4,891)
                                                                           ------------         -----------      --------------
Net cash provided by (used in) financing activities                            (29,251)             29,677             272,797
                                                                           ------------         -----------      --------------

Net cash used by discontinued operations                                                                                    61

Effect of foreign currency exchange rates changes on cash

                                                                           ------------         ------------     --------------

Increase in cash and cash equivalents                                                                                   22,649


Cash and cash equivalents, beginning of period                                                                          23,086
                                                                           ------------         ------------     --------------

Cash and cash equivalents, end of period                                                                                45,735
                                                                           ============         ============     ==============


                                                                        Subsidiary
                                                                           Non
                                                                        Guarantors               Consolidated
                                                                      -------------            ----------------
Net cash provided by (used in) operating activities                       (25,156)                 25,753
                                                                       -----------             -----------
Cash flows from investing activities:

     Proceeds from sale of assets                                             352                   3,026
     Capital expenditures                                                 (10,984)               (119,639)
     Payment for acquisitions, net of cash acquired                       (82,390)               (255,830)
     Investment in marketable securities                                    2,251                 (15,602)
     Other, net                                                             2,292                  (1,978)
                                                                      ------------             -----------
Net cash used in investing activities                                     (88,479)               (390,023)
                                                                      ------------             -----------
Cash flows from financing activities:

     Issuance of common stock                                                                      12,643
     Issuance of subsidiary common stock                                    2,258                   2,258
     Debt issuance costs                                                                           (8,818)
     Proceeds from long-term borrowings                                    22,336                 347,829
     Repayments of long-term borrowings                                   (28,921)                (37,948)
     Proceeds from short-term borrowings                                      500                     772
     Repayments of short-term borrowings                                   (1,317)                (26,945)
     Net proceeds from (payments on) line of credit                        18,660                 104,382
     Net activity in investment in and advances to (from) subsidiaries    102,543                      -
     Other                                                                     58                  (4,833)
                                                                       -----------             -----------
Net cash provided by (used in) financing activities                       116,117                 389,340
                                                                       -----------             -----------



Net cash used by discontinued operations                                                               61
Effect of foreign currency exchange rates changes on cash                    (445)                   (445)
                                                                       -----------             -----------

Increase in cash and cash equivalents                                       2,037                  24,686

Cash and cash equivalents, beginning of period                              6,727                  29,813
                                                                       -----------             -----------
Cash and cash equivalents, end of period                                    8,764                  54,499
                                                                       ============            ===========

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING BALANCE SHEET
MARCH 2, 1996

                                                                    Subsidiary
                                    Parent        Subsidiary           Non
                                   Guarantor      Guarantors        Guarantors        Eliminations       Consolidated
                                   ---------      ----------        ----------        ------------       ------------
ASSETS

Current assets:
     Cash and cash
      equivalents                                     23,086             6,727                                 29,813
     Trade accounts
      receivable, net                                259,415            61,068                                320,483
     Notes and other
      receivables                                     21,032             9,014                                 30,046
     Inventories                                     110,138            18,665                                128,803
     Deferred income taxes                            18,470                                                   18,470
     Other current assets                             19,094             8,263                                 27,357
                                   ---------      ----------        ----------        ------------       ------------
       Total current assets                          451,235           103,737                                554,972

Property and equipment:
     Land                                              8,490               225                                  8,715
     Buildings and leasehold
      improvements                                    34,790             3,873                                 38,663
     Property and equipment                          118,097            12,400                                130,497
                                   ---------      ----------        ----------        ------------       ------------
                                                     161,377            16,498                                177,875

     Less accumulated
      depreciation                                   (54,108)           (6,636)                               (60,744)
                                   ---------      ----------        ----------       -------------       ------------


                                                     107,269             9,862                                117,131

Goodwill, net                                        271,977            61,184                                333,161
Net investment in and advances to
 subsidiaries                        620,574                           (20,399)           (600,175)
Other assets, net                      3,936          11,865             2,300                                 18,101
                                   ---------      ----------       -----------       -------------       ------------
       Total assets                  624,510         842,346           156,684            (600,175)         1,023,365
                                   =========      ==========       ===========       =============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable - trade                        120,354            56,941                                177,295
     Accounts payable - acquisition                    2,063                                                    2,063
     Accrued payroll and
      benefits                                        22,904             3,744                                 26,648
     Accrued purchase costs                            1,791             1,258                                  3,049
     Accrued merger and
      related costs                                   24,880                                                   24,880
     Other accrued liabilities         4,734          29,703             8,518                                 42,955
     Current portion of long-term
      debt and capital leases                         21,668             2,721                                 24,389
                                   ---------       ---------        ----------       -------------       ------------
       Total current liabilities       4,734         223,363            73,182                                301,279

Capital lease obligations                              7,897             1,671                                  9,568
Long-term debt                        98,000          39,815            16,016                                153,831
Deferred income taxes                                  6,906               468                                  7,374
Minority interest                                                       24,843                                 24,843
Other non-current liabilities                          2,829             1,865                                  4,694
                                   ---------      ----------        ----------       -------------       ------------
       Total liabilities             102,734         280,810           118,045                                501,589

       Total shareholders' equity    521,776         561,536            38,639            (600,175)           521,776
                                   ---------      ----------        ----------       -------------       ------------
       Total liabilities and
        shareholders' equity         624,510         842,346           156,684            (600,175)         1,023,365
                                   =========      ==========        ==========       =============       ============

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED MARCH 2, 1996

                                                                                                                   Subsidiary
                                                                   Parent                 Subsidiary                  Non
                                                                  Guarantor               Guarantors               Guarantors
                                                              ------------------      --------------------     -------------------
Net sales                                                                                       1,652,439                 238,200
Cost of sales                                                                                   1,233,877                 183,489
Merger related inventory provisions                                                                 5,952
Equity in subsidiary earnings                                             7,747
                                                              ------------------      --------------------     -------------------

             Gross profit                                                 7,747                   412,610                  54,711

Warehouse operating and selling expenses                                                          301,934                  40,647
Corporate general and administrative expenses                                                      44,895                   4,847
Merger and other nonrecurring charges                                                              36,838
                                                              ------------------      --------------------     -------------------

             Operating profit                                             7,747                    28,943                   9,217

Interest expense and other, net                                           9,911                     5,467                     804
                                                              ------------------      --------------------     -------------------

             Income before income taxes                                  (2,164)                   23,476                   8,413

Income tax expense (benefit)                                             (7,715)                   18,275                   3,206
                                                              ------------------      --------------------     -------------------

             Income before minority interest                              5,551                     5,201                   5,207

Minority interest expense                                                                                                   1,436
                                                              ------------------      --------------------     -------------------

             Income from continuing operations                            5,551                     5,201                   3,771

Discontinued operations:

             Loss on disposals                                                                      1,225
                                                              ------------------      --------------------     -------------------

             Net income                                                   5,551                     3,976                   3,771
                                                              ==================      ====================     ===================



                                                                        Eliminations               Consolidated
                                                                    ---------------------     -----------------------
Net sales                                                                                                  1,890,639
Cost of sales                                                                                              1,417,366
Merger related inventory provisions                                                                            5,952
Equity in subsidiary earnings                                                    (7,747)
                                                                    ---------------------     -----------------------

             Gross profit                                                        (7,747)                     467,321

Warehouse operating and selling expenses                                                                     342,581
Corporate general and administrative expenses                                                                 49,742
Merger and other nonrecurring charges                                                                         36,838
                                                                    ---------------------     -----------------------

             Operating profit                                                    (7,747)                      38,160

Interest expense and other, net                                                                               16,182
                                                                    ---------------------     -----------------------

             Income before income taxes                                          (7,747)                      21,978

Income tax expense (benefit)                                                                                  13,766
                                                                    ---------------------     -----------------------

             Income before minority interest                                     (7,747)                       8,212

Minority interest expense                                                                                      1,436
                                                                    ---------------------     -----------------------

             Income from continuing operations                                   (7,747)                       6,776

Discontinued operations:

             Loss on disposals                                                                                 1,225
                                                                    ---------------------     -----------------------

             Net income                                                          (7,747)                       5,551
                                                                    =====================     =======================

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED MARCH 2, 1996

                                                                                                        Subsidiary
                                                                         Parent          Subsidiary        Non
                                                                        Guarantor        Guarantors     Guarnators     Consolidated
                                                                      -------------    -------------  --------------  --------------
     Net cash used in operating activities                                  (869)          (3,293)        (12,271)        (16,433)
                                                                      ----------       ----------     -----------     -----------

Cash flows from investing activities:
     Proceeds from sale of assets                                                           5,899                           5,899
     Capital expenditures                                                                 (51,113)         (2,011)        (53,124)
     Payment for acquisitions, net of cash acquired                                       (86,722)        (37,578)       (124,300)
     Other, net                                                                            (1,698)          1,770              72
                                                                      ----------       ----------     -----------     -----------
Net cash used in investing activities                                                    (133,634)        (37,819)       (171,453)
                                                                      ----------       ----------     -----------     -----------

Cash flows from financing activities:
     Issuance of common stock                                            449,288                                          449,288
     Stock offering costs                                                (20,127)                            (186)        (20,313)
     Issuance of subsidiary common stock                                                                    7,733           7,733
     Young capital contribution                                           12,182                                           12,182
     Purchase of common stock held by Officemax                         (195,831)                                        (195,831)
     Proceeds from long-term borrowings                                                    35,595           8,613          44,208
     Repayments of long-term borrowings                                                   (71,813)                        (71,813)
     Proceeds from short-term borrowings                                                   12,835                          12,835
     Repayments of short-term borrowings                                                  (11,592)                        (11,592)
     Net proceeds from (payments on) line of credit                      (16,600)          (1,995)           (276)        (18,871)
     Net activity in investment in and advances to (from) subsidiaries  (228,043)         186,440          41,603
     Other                                                                                 (4,245)                         (4,245)
                                                                      ----------       ----------     -----------     -----------
Net cash provided by financing activities                                    869          145,225          57,487         203,581
                                                                      ----------       ----------     -----------     -----------

Net cash used by discontinued operations                                                     (222)                           (222)

Effect of foreign currency exchange rates changes on cash                                                  (1,159)         (1,159)
                                                                      ----------       ----------     -----------     -----------

Increase in cash and cash equivalents                                                       8,076           6,238          14,314

Cash and cash equivalents, beginning of period                                             15,010             489          15,499
                                                                      ----------       ----------     -----------     -----------

Cash and cash equivalents, end of period                                                   23,086           6,727          29,813
                                                                      ==========       ==========     ===========     ===========

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED FEBRUARY 25, 1995

                                                                                                                    Subsidiary
                                                                         Parent               Subsidiary                Non
                                                                       Guarantor              Guarantors             Guarantors
                                                                   ----------------      -------------------    ----------------
Net sales                                                                                     1,143,457                  1,694
Cost of sales                                                                                   854,141                  1,220
Equity in subsidiary earnings                                           24,112
                                                                   ----------------      -------------------    ----------------
             Gross profit                                               24,112                  289,316                    474

Warehouse operating and selling expenses                                                        218,756                    457
Corporate general and administrative expenses                                                    29,621                      3
                                                                   ----------------      -------------------    ----------------
             Operating profit                                           24,112                   40,939                     14

Interest expense and other, net                                         12,428                    3,914                     11
                                                                   ----------------      -------------------    ----------------
             Income before income taxes                                 11,684                   37,025                      3

Income tax expense (benefit)                                            (4,226)                  12,518                      2
                                                                  ----------------      -------------------    ----------------
             Income before minority interest                            15,910                   24,507                      1

Minority interest expense                                                                            69
                                                                   ----------------      -------------------    ----------------
             Income from continuing operations                          15,910                   24,438                      1

Discontinued operations
             Loss from discontinued operations                                                      327
                                                                   ----------------      -------------------    ----------------
             Income before extraordinary item                           15,910                   24,111                      1


Extraordinary item

             Gain on early extinguishment of debt                          586
                                                                   ----------------      -------------------    ----------------
             Net income                                                 16,496                   24,111                      1
                                                                   ================      ===================    ================
CORPORATE EXPRESS, INC.
CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED FEBRUARY 25, 1995

                                                                     Eliminations             Consolidated
                                                                  -----------------         ---------------
Net sales                                                                                      1,145,151
Cost of sales                                                                                    855,361
Equity in subsidiary earnings                                          (24,112)
                                                                  -----------------         ---------------
             Gross profit                                              (24,112)                  289,790

Warehouse operating and selling expenses                                                         219,213
Corporate general and administrative expenses                                                     29,624
                                                                  -----------------         ---------------
             Operating profit                                          (24,112)                   40,953

Interest expense and other, net                                                                   16,353
                                                                  -----------------         ---------------
             Income before income taxes                                (24,112)                   24,600

Income tax expense (benefit)                                                                       8,294
                                                                  -----------------         ---------------
             Income before minority interest                           (24,112)                   16,306

Minority interest expense                                                                             69
                                                                  -----------------         ---------------
             Income from continuing operations                         (24,112)                   16,237

Discontinued operations
             Loss from discontinued operations                                                       327
                                                                  -----------------         ---------------
             Income before extraordinary item                          (24,112)                   15,910

Extraordinary item

             Gain on early extinguishment of debt                                                    586
                                                                  -----------------         ---------------
             Net income                                                (24,112)                   16,496
                                                                  =================         ===============

CORPORATE EXPRESS, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED FEBRUARY 25, 1995


                                                                                                  Subsidiary
                                                            Parent             Subsidiary             Non
                                                           Guarantor           Guarantors         Guarantor        Consolidated
                                                       ----------------     ----------------   ----------------   -----------------
Net cash provided by (used in)
operating activities                                            (4,113)              16,724               (575)              12,036
                                                       ----------------     ----------------   ----------------   -----------------

Cash flows from investing activities:
     Proceeds from sale of assets                                                       463                                     463
     Capital expenditures                                                           (18,670)                                (18,670)
     Payment for acquisitions, net of cash acquired                                 (86,135)            (1,751)             (87,886)
     Other, net                                                                        (524)               (88)                (612)
                                                       ----------------     ----------------   ----------------   -----------------
Net cash used in investing activities                                              (104,866)            (1,839)            (106,705)
                                                       ----------------     ----------------   ----------------   -----------------

Cash flows from financing activities:
     Issuance of common stock                                  134,993                                                      134,993
     Stock offering costs                                       (9,388)                                                      (9,388)
     Preferred stock redemption                                 (7,500)                                                      (7,500)
     Debt issuance costs                                          (869)                                                        (869)
     Proceeds from long-term borrowings                                              35,189                                  35,189
     Repayments of long-term borrowings                        (17,550)             (17,872)                                (35,422)
     Repayments of short-term borrowings                                            (10,697)              (398)             (11,095)
     Cash paid to retire bonds                                  (9,300)                                                      (9,300)
     Net proceeds from (payments on) line of credit              4,150                 (549)            (1,823)               1,778
     Net activity in investment in and advances to
      (from) subsidiaries                                      (90,423)              85,324              5,099
     Other                                                                           (1,647)                                 (1,647)
                                                       ----------------     ----------------   ----------------   -----------------
Net cash provided by financing activities                        4,113               89,748              2,878               96,739
                                                       ----------------     ----------------   ----------------   -----------------

Net cash used by discontinued operations                                               (600)                                   (600)

Effect of foreign currency exchange rates changes
  on cash                                                                                                   25                   25
                                                       ----------------     ----------------   ----------------   -----------------

Increase in cash and cash equivalents                                                 1,006                489                1,495

Cash and cash equivalents, beginning of period                                       14,004                                  14,004
                                                       ----------------     ----------------   ----------------   -----------------
Cash and cash equivalents, end of period                                             15,010                489               15,499
                                                       ================     ================   ================   =================

(C) DDI CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1997

     There has been no change to the previously filed consolidated financial statements contained in DDI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

PART I - FINANCIAL INFORMATION
ITEM I. - FINANCIAL STATEMENTS

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                       SEPTEMBER 30,  DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997          1996
                                                                                        ---------      ---------
                                                                                       (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                             $   1,371      $  11,151
  Accounts receivable, net of allowance of $506,000 and $311,000                           36,817         31,459
  Inventories (Note B)                                                                     39,480         37,979
  Other current assets                                                                      1,474            898
                                                                                        ---------      ---------
           Total Current Assets                                                            79,142         81,487

PROPERTY, PLANT AND EQUIPMENT                                                              43,632         37,328
GOODWILL, net of accumulated amortization of $3,039,000 and $2,689,000                     18,437          9,837
DEFERRED FINANCING COSTS AND OTHER ASSETS                                                   5,441          5,325
                                                                                        ---------      ---------
                                                                                        $ 146,652      $ 133,977
                                                                                        =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                              $  20,165      $  18,566
  Accrued compensation                                                                      3,584          3,453
  Accrued interest payable                                                                  2,071          4,072
  Current maturities of long-term obligations                                               3,892            934
  Current and deferred income taxes                                                           243          1,017
                                                                                        ---------      ---------
           Total Current Liabilities                                                       29,955         28,042

POST-RETIREMENT BENEFITS                                                                    1,905          1,881
LONG-TERM OBLIGATIONS, net of current maturities                                           65,578         63,965
DEFERRED INCOME TAXES                                                                       3,040          2,413

COMMITMENTS AND CONTINGENCIES (Note C)


COMMON STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued                 --             --
  Common stock, $0.001 par value; 15,000,000 shares authorized; 9,979,833 and
  9,564,831 shares issued; 9,710,226 and 9,295,224 shares outstanding, respectively            10             10
  Additional paid-in capital                                                               32,024         32,020
  Retained earnings                                                                        14,328          5,881
  Stockholder notes receivable                                                               (188)          (235)
  Treasury stock, 269,607 shares acquired at no cost                                         --             --
                                                                                        ---------      ---------
           Total Common Stockholders' Equity                                               46,174         37,676
                                                                                        ---------      ---------
                                                                                        $ 146,652      $ 133,977
                                                                                        =========      =========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(COLUMNAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

--------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED          NINE MONTHS ENDED
                                                        SEPTEMBER 30,                SEPTEMBER 30,
                                                --------------------------    --------------------------
                                                    1997           1996           1997          1996
                                                -----------    -----------    -----------    -----------
                                                        (UNAUDITED)                   (UNAUDITED)

NET SALES                                       $    65,687    $    59,794    $   192,081    $   184,472

COST OF GOODS SOLD                                   48,677         43,638        142,015        135,880
                                                -----------    -----------    -----------    -----------
           Gross Profit                              17,010         16,156         50,066         48,592

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          9,927          9,484         28,936         28,286
                                                -----------    -----------    -----------    -----------

           Operating Income                           7,083          6,672         21,130         20,306

DEBT EXPENSE, including amortization of
  $203,000, $206,000, $602,000 and $621,000           2,326          2,416          6,933          7,376
                                                -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                            4,757          4,256         14,197         12,930

INCOME TAX EXPENSE                                    1,932          1,726          5,750          5,246
                                                -----------    -----------    -----------    -----------
INCOME BEFORE EXTRAORDINARY ITEM                      2,825          2,530          8,447          7,684

EXTRAORDINARY ITEM, net of tax (Note D)                --             --             --              (54)
                                                -----------    -----------    -----------    -----------
NET INCOME                                      $     2,825    $     2,530    $     8,447    $     7,630
                                                ===========    ===========    ===========    ===========

EARNINGS PER COMMON SHARE:
  Primary:
    Income before extraordinary item            $      0.28    $      0.25    $      0.85    $      0.77
    Extraordinary item                                 --             --             --             --
                                                -----------    -----------    -----------    -----------
      Net Income                                $      0.28    $      0.25    $      0.85    $      0.77
                                                ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES
  OUTSTANDING:
    Primary                                      10,050,942      9,955,759      9,987,460      9,940,141
                                                ===========    ===========    ===========    ===========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                     NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                   ---------------------
                                                                                     1997         1996
                                                                                   --------     --------
                                                                                  (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                       $  8,447     $  7,630
 Adjustments to reconcile net income to net cash flows from operating activities:
      Depreciation                                                                    3,080        3,123
      Amortization of intangibles                                                     1,236        1,091
      Extraordinary item                                                               --             37
      Provision for deferred income taxes                                              (482)        (309)
      Gain on sale of property, plant and equipment                                     (16)         (65)
      Changes in operating assets and liabilities (net of effects from purchase of Moore Labels, Inc.):
        Accounts receivable                                                          (3,954)       2,710
        Inventories                                                                    (787)         994
        Other current assets                                                           (177)        (370)
        Accounts payable and accrued liabilities                                      1,272        1,297
        Accrued interest                                                             (2,001)      (1,884)
        Current taxes on income and other                                              (337)         402
        Other assets                                                                   (283)         380
                                                                                   --------     --------
           Net cash flows from operating activities                                   5,998       15,036
                                                                                   --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                               (3,819)      (3,222)
  Proceeds from the sale of property, plant and equipment                                28          117
  Investment in Moore Labels, Inc. - net of cash acquired                           (13,972)        --
                                                                                   --------     --------
           Net cash flows from investing activities                                 (17,763)      (3,105)
                                                                                   --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                                  2,790         --
  Payment of debt                                                                      (724)      (1,239)
  Change in liability for outstanding checks                                           (132)      (3,034)
  Payments for stock registration costs                                                --           (142)
  Proceeds from exchange of stock options and warrants                                    4         --
  Principal receipts on stockholder notes receivable                                     47           23
                                                                                   --------     --------
          Net cash flows from financing activities                                    1,985       (4,392)
                                                                                   --------     --------

NET CHANGE IN CASH                                                                   (9,780)       7,539

CASH AND CASH EQUIVALENTS, Beginning of period                                       11,151        2,024
                                                                                   --------     --------

CASH AND CASH EQUIVALENTS, End of period                                           $  1,371     $  9,563
                                                                                   ========     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                                       $  8,719     $  8,822
                                                                                   ========     ========

    Income taxes                                                                   $  6,573     $  4,986
                                                                                   ========     ========

See Notes to Consolidated Financial Statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1997 AND 1996
(UNAUDITED)
--------------------------------------------------------------------------------

A.   MANAGEMENT STATEMENTS

     The consolidated financial statements of DATA DOCUMENTS INCORPORATED (Data Documents) include the accounts of its wholly-owned subsidiaries Data Documents, Inc. (DDI), PBF Washington, Inc. (PBF), Cal Emblem Labels, Inc. (Cal Emblem) and Moore Labels, Inc. (Moore Labels). The summarized financial information of DDI (see Note E) include the accounts of its wholly-owned subsidiaries PBF, Cal Emblem and Moore Labels. All significant intercompany transactions and accounts have been eliminated during consolidation.

     The consolidated financial statements of the Company contained herein should be read in conjunction with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     The consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal and recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations and cash flows for the nine months ended September 30, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

     Certain reclassifications have been made to the 1996 financial statements to conform to those classifications used in 1997.

B.   INVENTORIES

     Inventories consisted of (in thousands):

                                                     SEPTEMBER 30,           DECEMBER 31,
                                                    ----------------------------------------
                                                          1997                   1996
                                                      (UNAUDITED)
     Finished goods                                     $  29,832              $ 28,739
     Work in process                                        1,397                 1,264
     Raw materials                                          7,243                 7,032
     Supplies and spare parts                               1,008                   944
                                                        ---------              --------
                                                        $  39,480              $ 37,979
                                                        =========              ========

     Substantially all inventories were valued using the LIFO method. If the FIFO method of inventory accounting had been used, inventories would have been lower than reported by $4,676,000 and $3,500,000 at September 30, 1997 and December 31, 1996, respectively. On a FIFO basis, operating income would have been lower by $890,000 and $710,000, respectively, for the three months ended September 30, 1997 and September 30, 1996, and $1,176,000 and $1,852,000 for the nine months ended September 30, 1997 and September 30, 1996. The FIFO cost of inventories approximates replacement cost.

C.   COMMITMENTS AND CONTINGENCIES

     The Company is subject to lawsuits and claims which arise out of the normal course of its business. In the opinion of management, the disposition of such claims will not have a material adverse effect on the Company's financial position or results of operations.

D.   EXTRAORDINARY ITEM

     In June 1996, the Company incurred an extraordinary charge of $54,000, net of income tax benefit of $34,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount, and certain premium on reacquisition associated with the repurchase of $500,000 of Senior Notes.

E.   SUMMARIZED FINANCIAL INFORMATION

     Following is the summarized financial information of DDI and its subsidiaries (in thousands):

                                              SEPTEMBER 30,         DECEMBER 31,
                                             -----------------------------------
                                                  1997                  1996
                                               (UNAUDITED)
     Current assets                             $ 79,142             $ 81,487
     Noncurrent assets                          $ 67,510             $ 52,490
     Current liabilities                        $ 29,955             $ 28,042
     Noncurrent liabilities                     $ 70,523             $ 68,259

                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                ---------------------------         ---------------------------
                                    1997             1996               1997            1996
                                           (UNAUDITED)                      (UNAUDITED)
     Net sales                  $  65,687        $  59,794          $  192,081       $  184,472
     Gross profit               $  17,010        $  16,156          $   50,066       $   48,592
     Net income                 $   2,825        $   2,530          $    8,447       $    7,630

     Following is the summarized financial information of PBF and Cal Emblem (wholly-owned subsidiaries of DDI), which are guarantors of the Senior Notes.

                                              SEPTEMBER 30,        DECEMBER 31,
                                             ----------------------------------
                                                   1997                1996
                                               (UNAUDITED)

     Current assets                            $   6,977           $    6,849
     Noncurrent assets                         $   9,312           $    8,813
     Current liabilities                       $   7,523           $    7,474
     Noncurrent liabilities                    $     629           $      883

                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                       SEPTEMBER 30,                     SEPTEMBER 30,
                             ---------------------------         -------------------------------
                                 1997             1996               1997                 1996
                                      (UNAUDITED)                           (UNAUDITED)
     Net sales               $   8,069        $   8,489          $   24,814           $   25,169
     Gross profit            $   1,577        $   1,866          $    4,950           $    5,114
     Net income              $     229        $     368          $      832           $      755

F.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which established accounting and reporting standards for such transfers. The Company has adopted SFAS No. 125 effective January 1, 1997 as required. The impact on the Company's financial position and results of operations was not material.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share, which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 is applicable for fiscal years ending after December 15, 1997. The objective of the statement is to simplify the computation of earnings per share and replaces primary and fully diluted earnings per share, as disclosed under certain pronouncements, with basic and diluted earnings per share. Pro forma basic earnings per share for the three months and nine months ended September 30, 1997 and 1996 are $0.29, $0.26, $0.85 and $0.77, respectively. Pro forma diluted earnings per share for the three months and nine months ended September 30, 1997 and 1996 are $0.28, $0.25, $0.85 and $0.77,
     respectively.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which established presentation of financial data based on the "management approach". SFAS No. 131 is applicable for fiscal years beginning after December 15, 1997. The Company is currently in the process of reviewing this new presentation requirement.

G.   ACQUISITION

     In July 1997, the Company acquired Moore Labels, Inc. (Moore Labels) of Wichita, Kansas, a privately held supplier of pressure-sensitive labels used in the pharmaceutical, food, plastics and miscellaneous manufacturing industries. The aggregate consideration for the transfer of the capital stock of Moore Labels was approximately $14.4 million paid in cash. The consideration paid was supplied by excess cash and the use of approximately $5.0 million of the Revolving Credit Facility. This acquisition was not material to the Company.

H.   MERGER AGREEMENT

     In September 1997, the Company entered a Merger Agreement with Corporate Express, Inc. (Corporate Express), a multi-national corporation headquartered in Broomfield, Colorado. Corporate Express is a publicly traded company traded on the Nasdaq National Market (Nasdaq) and is a provider of non-production goods and services to large corporations. The exchange ratio for the merger has been fixed so that each outstanding share of Data Documents' common stock will be converted into 1.1 shares of Corporate Express common stock. The merger has been approved by the respective Boards of Directors of the companies and is subject to Data Documents stockholders' approval. Data Documents would become a wholly owned subsidiary of Corporate Express upon completion of the merger.

I.   SUBSEQUENT EVENT

     A special meeting of stockholders of Data Documents will be held on November 25, 1997 at 10:00 a.m., at which time the stockholders will be asked to approve and accept the Merger Agreement discussed in Note H.

(D) DDI CONSOLIDATED FINANCIAL STATEMENTS FOR THE ANNUAL PERIOD ENDED DECEMBER 31, 1996.

     There has been no change to the previously filed consolidated financial statements contained in DDI's Annual Report on Form 10-K for the twelve months ended December 31, 1996.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Data Documents Incorporated
Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of Data Documents Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Data Documents Incorporated and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

February 6, 1997
Omaha, Nebraska

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                   DECEMBER 31,
                                                                                               1996             1995
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note G)                                                       $     11,151    $      2,024
  Accounts receivable, net of allowances of
    $311,000 and $458,000 (Note H)                                                               31,459          31,569
  Inventories (Note D)                                                                           37,979          36,048
  Other current assets                                                                              898           1,788
                                                                                           ------------    ------------
         Total Current Assets                                                                    81,487          71,429
PROPERTY, PLANT AND EQUIPMENT, net (Notes E and H)                                               37,328          37,502
GOODWILL, net of accumulated amortization of $2,689,000 and $2,273,000                            9,837          10,248
DEFERRED FINANCING COSTS AND OTHER ASSETS                                                         5,325           6,546
                                                                                           ------------    ------------

                                                                                           $    133,977    $    125,725
                                                                                           ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities (Note G)                                        $     18,566    $     19,326
  Accrued compensation                                                                            3,453           3,579
  Accrued interest payable                                                                        4,072           3,877
  Current maturities of long-term obligations (Note H)                                              934           1,169
  Current and deferred income taxes (Note F)                                                      1,017             462
                                                                                           ------------    ------------
         Total Current Liabilities                                                               28,042          28,413

POST-RETIREMENT BENEFITS (Note M)                                                                 1,881           1,805
LONG-TERM OBLIGATIONS (Note H)                                                                   63,965          65,212
DEFERRED INCOME TAXES (Note F)                                                                    2,413           2,871
CONTINGENCIES (Notes H, K and L)


STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued                       --              --
  Common stock, $0.001 par value; 15,000,000 shares authorized;
    9,564,831 and 8,873,016 shares issued; 9,295,224 and 8,603,409 shares outstanding                10               9
  Additional paid-in capital                                                                     32,020          32,162
  Retained earnings (deficit)                                                                     5,881          (4,489)
  Stockholder notes receivable                                                                     (235)           (258)
  Treasury stock, acquired at no cost, 269,607 shares                                              --              --
                                                                                           ------------    ------------
         Total Stockholders' Equity                                                              37,676          27,424
                                                                                           ------------    ------------

                                                                                           $    133,977    $    125,725
                                                                                           ============    ============


See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(COLUMNAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                         YEARS ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                                   1996            1995            1994
NET SALES                                                      $    246,496    $    242,238    $    193,626
COST OF GOODS SOLD                                                  181,058         186,011         148,797
                                                               ------------    ------------    ------------
          Gross Profit                                               65,438          56,227          44,829

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         38,177          35,334          32,729
STOCK COMPENSATION CHARGE (Note N)                                     --               156            --
                                                               ------------    ------------    ------------
          Operating Income                                           27,261          20,737          12,100

DEBT EXPENSE, Including amortization of
   $828,000, $1,312,000 and $1,072,000                                9,751          13,335           8,735
                                                               ------------    ------------    ------------

INCOME BEFORE INCOME TAXES                                           17,510           7,402           3,365
INCOME TAX EXPENSE  (Note F)                                          7,086           3,127           1,533
                                                               ------------    ------------    ------------

INCOME BEFORE EXTRAORDINARY ITEM                                     10,424           4,275           1,832
EXTRAORDINARY ITEM, net of tax (Note P)                                 (54)         (2,921)         (2,795)
                                                               ------------    ------------    ------------

NET INCOME (LOSS)                                                    10,370           1,354            (963)
LESS PREFERRED DIVIDENDS                                               --              --               620
                                                               ------------    ------------    ------------

NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK                   $     10,370    $      1,354    $     (1,583)
                                                               ============    ============    ============
EARNINGS (LOSS) PER COMMON SHARE:
  Primary:
    Income before extraordinary item                           $       1.05    $       0.61    $       0.13
    Extraordinary item                                         $      (0.01)   $      (0.40)   $      (0.30)
                                                               ------------    ------------    ------------

    Net Income (Loss)                                          $       1.04    $       0.21    $      (0.17)
                                                               ============    ============    ============
  Fully diluted:
    Income before extraordinary item                           $       1.05    $       0.61    $       0.11
    Extraordinary item                                                (0.01)          (0.40)          (0.17)
                                                               ------------    ------------    ------------
    Net Income (Loss)                                          $       1.04    $       0.21    $      (0.06)
                                                               ============    ============    ============
WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES OUTSTANDING:
    Primary                                                       9,939,454       7,333,864       9,453,494
                                                               ============    ============    ============

    Fully Diluted                                                 9,943,754       7,333,864      16,911,580
                                                               ============    ============    ============

See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                           ADDITIONAL      RETAINED      STOCKHOLDER
                                                               COMMON        PAID-IN       EARNINGS         NOTES
                                                                STOCK        CAPITAL       (DEFICIT)      RECEIVABLE       TOTAL
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, January 1, 1994                                     $         5   $     1,276    $    (4,260)   $      --      $    (2,979)


   Acquisition of 710,190 shares of treasury stock
       in exchange at no cost                                       --            --             --             --             --
   Preferred dividends                                              --            --             (620)          --             (620)

   407,947 shares issued from treasury stock in
     exchange for notes receivable                                  --             226           --             (226)          --
   Redemption of warrants (Note J)                                  --            (581)          --             --             (581)

   Net loss                                                         --            --             (963)          --             (963)

                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1994                                             5           921         (5,843)          (226)        (5,143)


   48,954 shares issued for cash (Note N)                           --             142           --             --              142
   32,636 shares issued from treasury stock in
     exchange for note receivable (Note N)                          --              95           --              (55)            40
   Warrant reclassification (Note J)                                --           3,087           --             --            3,087
   Payment on stockholders' notes                                   --            --             --               23             23
   Issuance of 3,400,000 common shares (Note C)                        4        27,917           --             --           27,921
   Net income                                                       --            --            1,354           --            1,354
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1995                                             9        32,162         (4,489)          (258)        27,424

   691,815 shares issued on 61,233 warrants
     exercised (Note J)                                                1          --             --             --                1
   Warrant registration costs                                       --            (142)          --             --             (142)

   Payment on stockholders' notes                                   --            --             --               23             23
   Net income                                                       --            --           10,370           --           10,370
                                                             -----------   -----------    -----------    -----------    -----------

BALANCE, December 31, 1996                                   $        10   $    32,020    $     5,881    $      (235)   $    37,676
                                                             ===========   ===========    ===========    ===========    ===========

See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                              YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------
                                                                        1996           1995           1994
                                                                    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $    10,370    $     1,354     $     (963)
  Adjustments to reconcile net income (loss) to
     net cash flows from operating activities:
     Depreciation                                                         4,062          7,552          6,992
     Amortization of intangibles                                          1,490          1,804          1,504
     Stock compensation charge                                             --              156           --
     Extraordinary item                                                      37          1,975          2,941
     Provision for deferred income taxes                                   (296)        (1,375)        (1,743)
     (Gain) loss on sale of property, plant and equipment                   (65)            (4)            46
     Changes in operating assets and liabilities:
       Accounts receivable                                                  110         (2,181)        (3,695)
       Inventories                                                       (1,931)        (3,468)        (1,545)
       Other current assets                                                 168            144           (265)
       Accounts payable and accrued liabilities                           2,579         (3,513)         3,291
       Accrued interest                                                     195          2,744            141
       Current taxes on income and other                                  1,176            131           (445)
       Other assets                                                         259           (438)            96
                                                                    -----------    -----------    -----------

          Net cash flows from operating activities                       18,154          4,881          6,355
                                                                    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                   (3,940)        (3,955)        (6,972)
  Proceeds from the sale of property, plant and equipment                   117             58            193
  Investment in Cal Emblem                                                 --           (2,403)          --
                                                                    -----------    -----------    -----------

          Net cash flows from investing activities                       (3,823)        (6,300)        (6,779)
                                                                    -----------    -----------    -----------


See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

(COLUMNAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                YEARS ENDED DECEMBER 31,
                                                                       -----------------------------------------
                                                                           1996           1995           1994
                                                                       -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                          --             --      $    85,000
  Payment of debt                                                      $    (1,697)   $   (30,227)       (56,673)
  Principal payments of lease finance obligation                              --             --          (12,608)
  Change in liability for outstanding checks                                (3,389)         1,347            512
  Dividends paid                                                              --             --             (620)
  Preferred stock redemptions                                                 --             --           (6,829)
  Debt issuance and related costs                                             --             --           (4,651)
  Payment for stock registration costs - net                                  (141)          --             --
  Proceeds from sale of common stock                                          --           27,947           --
  Principal receipts on stockholder notes receivable                            23             23           --
                                                                       -----------    -----------    -----------
           Net cash flows from financing activities                         (5,204)          (910)         4,131
                                                                       -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                              9,127         (2,329)         3,707

CASH AND CASH EQUIVALENTS, Beginning of period                               2,024          4,353            646
                                                                       -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, End of period                               $    11,151    $     2,024    $     4,353
                                                                       ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                                         $     9,031    $     9,639    $     7,522
                                                                       ===========    ===========    ===========

      Income taxes                                                     $     6,084    $     2,759    $     1,941
                                                                       ===========    ===========    ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Termination agreement (Note H)                                                                   $     1,349
                                                                                                     ===========
    Exchange of common stock purchase warrants with
      exchangeable warrants (Note J)                                                                 $       581
                                                                                                     ===========
    Issuance of 32,636 and 407,947 shares of common stock for
      stockholder notes receivable                                                    $        55    $       226
                                                                                      ===========    ===========

    Acquisition of treasury stock at no cost in 1994                                                        --
                                                                                                     ===========
    Issuance of promissory notes to the former stockholders of
      Cal Emblem Labels, Inc. (Note B)                                                $    2,245
                                                                                      ==========



See notes to consolidated financial statements.

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(COLUMNAR DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS - Data Documents Incorporated (the "Company") was formed for the purpose of acquiring Data Documents, Inc. The Company designs, manufactures, and markets business forms, pressure-sensitive label products and supplies, specialized direct mail products and software-based services. A substantial portion of the Company's forms sales are made in connection with its proprietary forms management system. The principal markets for the business forms are primarily located in the geographic markets of mid-America, the southwest and the northwest. The principal markets for the labels and direct mail business are nationwide.

      CONSOLIDATION - The consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated during consolidation. All operating activities, assets and liabilities are those of the Company's subsidiaries.

      CASH AND CASH EQUIVALENTS - All highly liquid investments, purchased with a maturity of three months or less are considered cash equivalents.

      INVENTORIES - Inventories are valued at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful life of the asset, which are as follows: buildings, 30 years; leased facilities and leasehold improvements, life of the lease; machinery and equipment, 3 to 12 years; and furniture and fixtures, 4 to 10 years.

      GOODWILL - Goodwill represents the excess of costs over the value of net tangible assets acquired in the acquisition of Data Documents, Inc., PBF Washington, Inc., and Cal Emblem Labels, Inc. This cost is being amortized on a straight-line basis over 30 years. Recoverability of this asset is evaluated periodically based on management's estimate of future undiscounted operating income of the businesses acquired.

      DEFERRED FINANCING COSTS - Deferred financing costs represents the cost of securing debt financing. The cost is being amortized over the estimated periods of outstanding principal amounts of the related obligations.

      OTHER ASSETS - Subscriber installation costs for the Company's software-based Odyssey Integrated Services program are capitalized and amortized over the initial period of the subscriber agreement, generally 3 years.

      REVENUE RECOGNITION - Sales and related cost of goods sold are recognized upon shipment of products.

      INCOME TAXES - The Company and its wholly-owned subsidiaries file a consolidated income tax return. The Company uses an asset and liability approach for the financial reporting of income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 - Accounting for Income Taxes. Deferred income taxes arise from temporary differences between financial and tax reporting.

      OTHER POSTRETIREMENT BENEFITS - The Company accounts for postretirement benefits in accordance with SFAS No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. The Company has elected to recognize the transition obligation relating to prior service cost in its statement of operations over a 20-year period beginning in 1993.

      STOCK SPLIT - The Company's Board of Directors declared a 6.52715097-to-1 stock split in August 1995 and the financial statements presented herein reflect the split for all periods presented.

      EARNINGS PER SHARE - The earnings per share calculation is based upon net income less preferred dividends and the weighted average number of shares of common stock outstanding and warrants and options when dilutive. The calculation on a fully-diluted basis assumes conversion of the convertible preferred stock at the beginning of the period.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities which established accounting and reporting standards for such transfers. The Company will adopt SFAS No. 125 effective January 1, 1997 as required. The impact on the Company's financial position and results of operations is not expected to be material.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATIONS - Certain reclassifications have been made to the prior year financial statements to conform to the 1996 presentation.

B.    ACQUISITION

      On August 25, 1995, the Company acquired all of the outstanding stock of Cal Emblem Labels, Inc. ("Cal Emblem") for $4.5 million, plus replacement of Cal Emblem's bank debt, which was funded through borrowings of approximately $5.9 million under the Company's existing revolving credit facility and the issuance of five-year term promissory notes in the aggregate principal amount of $2.2 million to the former owners. The acquisition was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities and results of operations of Cal Emblem are included in the Company's consolidated financial statements subsequent to the acquisition date. The purchase price has been allocated to the underlying assets and liabilities of Cal Emblem based on their respective fair values at the date of acquisition. The excess cost over the fair market value of net assets acquired of $4,122,000 is being amortized over a 30-year period on a straight-line basis.

      The following unaudited pro forma financial information shows the results of operations of the Company as though the acquisition occurred as of January 1, 1994.

                                                            YEARS ENDED
                                                             DECEMBER 31,
                                                     -------------------------
                                                        1995           1994
                                                            (UNAUDITED)

Net sales                                            $   256,030   $   216,244
Income from continuing operations                          4,174         2,026
Net income (loss) available for common stock               1,253        (1,389)
Earnings per common share before
  extraordinary item:
  Primary                                            $      0.60   $      0.15
  Fully diluted                                             0.60          0.12

C.    INITIAL PUBLIC OFFERING

      In October 1995, the Company completed an initial public offering (the "Offering") of 3,400,000 shares of common stock of the Company at an offering price of $9.00 per share. The net proceeds of the offering were used to redeem approximately $24,000,000 in aggregate principal amount of Data Documents, Inc.'s 13 1/2% Senior Notes.

D.    INVENTORIES

      Inventories consisted of:

                                                              DECEMBER 31,
                                                      --------------------------
                                                         1996           1995
Finished goods                                        $    28,739    $    26,888
Work in process                                             1,264          1,287
Raw materials                                               7,032          6,860
Supplies and spare parts                                      944          1,013
                                                      -----------    -----------

                                                      $    37,979    $    36,048
                                                      ===========    ===========

      Substantially all inventories were valued using the LIFO method. If the FIFO method of inventory accounting had been used, inventories at December 31, 1996 and 1995 would have been lower than reported by $3,500,000, and $712,000, respectively. On a FIFO basis, operating income would have been higher (lower) by $(2,788,000), $2,057,000, and $390,000, respectively, for fiscal years 1996, 1995, 1994. The FIFO cost of inventories approximates replacement cost.

E.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consisted of:


                                                             DECEMBER 31,
                                                       -----------------------
                                                              1996        1995
Land                                                   $     5,336 $     5,336
Buildings                                                   18,835      18,517
Leasehold improvements                                       1,205       1,146
Machinery and equipment                                     57,790      57,531
Furniture and fixtures                                       1,608       1,572
                                                       ----------- -----------
                                                            84,774      84,102
Less accumulated depreciation and amortization              47,446      46,600
                                                       ----------- -----------

                                                       $    37,328 $    37,502
                                                       =========== ===========

F.    INCOME TAXES

      The provision for income taxes on income from continuing operations consists of:

                                              YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                         1996           1995           1994
Current provision:
   Federal                            $     6,330    $     3,792    $     2,265
   State                                    1,052            710            399
Deferred                                     (296)        (1,375)        (1,131)
                                      -----------    -----------    -----------

                                      $     7,086    $     3,127    $     1,533
                                      ===========    ===========    ===========


      The following represents a reconciliation between the actual income tax expense and income taxes computed by applying the statutory Federal income tax rate to income before income taxes from continuing operations:

                                              YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                         1996           1995           1994
Statutory rate                           35.0%          34.0%          34.0%
State income tax effect                   3.8            4.0            5.0
Amortization of excess of purchase
  price over net assets acquired          0.9            1.6            3.2
Other                                     0.8            1.5            3.3
Expense of change in estimate of
  deferred income tax liabilities           -            1.1              -
                                         ----           ----           ----
                                         40.5%          42.2%          45.5%
                                         ====           ====           ====

      Deferred income tax assets (liabilities) are comprised of the following at:

                                                              DECEMBER 31,
                                                         ----------------------
                                                            1996         1995
Deferred income tax assets:
  Acquired net operating loss of Cal Emblem              $     506    $     653
  Non-deductible accrued liabilities                           747          498
  Non-deductible bad debt reserve                              121          179
  Other                                                       --            167
                                                         ---------    ---------
                                                             1,374        1,497
                                                         ---------    ---------

Valuation allowance                                           (506)        (653)
                                                         ---------    ---------
Deferred income tax liabilities:
  Basis of property and equipment                           (2,534)      (2,647)
  Basis of inventory                                        (1,108)      (1,143)
  Accrual for pension costs                                   (129)        (387)
  Other                                                        (73)        --
                                                         ---------    ---------
                                                            (3,844)      (4,177)
                                                         ---------    ---------

Net deferred income tax liability                        ($  2,976)   ($  3,333)
                                                         =========    =========

      In connection with the Company's acquisition of Cal Emblem, the Company acquired a net operating loss carryforward. At December 31, 1996, the loss carryforward was $1,307,000 and expires through the year 2009. A valuation allowance has been established for the deferred tax asset related to the loss carryforward. If realized, the loss carryforward will result in a decrease in goodwill.

G.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      A cash management system is utilized under which deposits are made to cover only those checks presented to the bank for payment. Checks not yet presented to the bank for payment in the amounts of $3,946,000, and $7,336,000 at December 31, 1996 and 1995, respectively, are included in accounts payable and accrued liabilities.

H.    LONG-TERM OBLIGATIONS

      Long-term obligations consisted of:

                                                                                   DECEMBER 31,
                                                                             ----------   ----------
                                                                                1996         1995
Senior Secured Notes, 13 1/2%, due 2002, less unamortized
   discount of $1,128,000 and $1,343,000                                     $   59,372   $   59,657
Mortgage note, 10.5%, (due in monthly installments with balloon
   payment in 2002)                                                               2,414        2,469
Promissory notes, 10%, to former Cal Emblem stockholders
   due in annual installments through August 2000                                 1,684        2,245
Obligation under termination agreement payable in monthly
   installments through December 1, 2002, less unamortized
   discount of $661,000 and $848,000                                              1,205        1,288
Note payable, 10.125%, Pierce County, Washington
   (due in varying amounts through 1997)                                            170          570
Other                                                                                54          152
                                                                             ----------   ----------
                                                                                 64,899       66,381
Less current maturities of debt                                                     934        1,169
                                                                             ----------   ----------

                                                                             $   63,965   $   65,212
                                                                             ==========   ==========

      In November 1994, the Company issued 85,000 units, each consisting of $1,000 aggregate principal amount of 13 1/2% senior secured notes of Data Documents, Inc. due 2002 (the "Senior Notes") and common stock purchase warrants to purchase common stock of Data Documents Incorporated. Interest is due semi-annually on January 15 and July 15. The Senior Notes are guaranteed by the Company and its subsidiaries. On or after July 15, 1999, the Senior Notes are redeemable, at the option of the Company, in whole or in part at the redemption prices of 104.2% in 1999 decreasing to 100% in 2001. Upon the change of control, the Company is required to offer to repurchase all outstanding Senior Notes at 101% of the principal amount plus accrued interest to the date of redemption. The restrictions on redemption do not limit the ability of the Company to purchase Senior Notes on the open market.

      In November 1995, the net proceeds of the Offering were used to redeem $24 million of the Company's Senior Notes at a redemption price of 111.4%.

      In June 1996, the Company repurchased from the open market $500,000 of the Senior Notes at a price of 110%.

      The Senior Notes are collateralized by a first priority security interest in substantially all assets other than accounts receivable. The Senior Notes contain certain restrictive covenants which limit, subject to certain exceptions; the incurrence of additional debt, the payment of dividends on and redemption of stock of the Company, asset sales, consolidations, mergers or transfers of all or substantially all of the Company's assets, certain transactions with affiliates including intercompany dividends, and liens, among other things.

      A surety agreement for the benefit of the holders of the Pierce County, Washington debt obligation was allowed to expire in 1995 and payment of $2,030,000 principal was made. The remaining principal of $170,000 will be paid under scheduled maturities without the benefit of a surety agreement.

      In November 1994, the Company terminated an agreement for management, advisory and consulting services. The termination agreement is payable in monthly installments of $21,667 (increasing each January 1 by 4%) to December 1, 2002. The obligation has been recorded at its present value using a 15% discount rate over the seven year term.

      The Company has a revolving credit facility with a maximum credit line of the lesser of $20,000,000 or 80% of eligible accounts receivables, which are pledged as collateral. No amounts under this credit facility were outstanding at December 31, 1996 or 1995. On February 5, 1997, the Company replaced the previous revolving credit facility with a new revolving facility which expires in July, 1999. Debt covenants under this revolving credit facility require maintenance of minimum amounts of net worth. Interest under the revolving facility is paid monthly at .75% above prime and .25% per annum on the unused line available.

      At December 31, 1996, a contingent liability to a financial institution exists for outstanding letters of credit in the amount of $358,000.

      FAIR VALUE - The fair value of the Company's long-term debt is based on quoted market prices or on the current rates offered to the Company for debt of similar maturities. At December 31, 1996, the carrying amount of the Company's debt was $64,899,000 and the estimated fair value was $73,590,000. At December 31, 1995, the carrying value was $66,381,000 and estimated fair value was $71,871,000.

      Aggregate maturities of long-term obligations in each of the next five years are as follows:

          1997                                 $  934
          1998                                    786
          1999                                    808
          2000                                    296
          2001                                    352

I.    PREFERRED STOCK

      On September 7, 1995, the Company amended its articles of incorporation to authorize issuance of 5,000,000 shares of preferred stock having a par value of $0.01 per share. None of the shares of the authorized preferred stock have been issued. The Board of Directors, without further action by the holders of common stock, may issue shares of preferred stock and may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, liquidation preferences, conversion rights and the designation of and number of shares constituting any wholly-unissued series of preferred stock.

      Prior to November 23, 1994, the two classes of preferred stock of the Company were entitled to quarterly dividends at the rate of $10 per annum. Dividends were cumulative, if not declared. In November 1994, all of the outstanding preferred stock was repurchased at face value.

J.    WARRANTS

      In connection with the 1994 issuance of the Senior Notes, the Company issued warrants to purchase its common stock (the "Warrants"). Each Warrant, when exercised, entitles the holder thereof to receive the number of shares of common stock as set forth on the Warrant at $.002 per share. Prior to the completion of the Offering, the Warrants were exercisable at any time on or after November 28, 1995 and unless exercised, automatically expire on July 15, 2002. The Warrants entitle the holders to purchase in the aggregate 960,344 shares of common stock, or approximately 10% of the outstanding common stock on a fully-diluted basis. During 1996, 61,233 Warrants were exercised for 691,815 shares of common stock.

      Also in 1994, upon the issuance of the Senior Notes, the Company canceled all previously existing common stock purchase warrants outstanding at that date and replaced them with additional Warrants to purchase in the aggregate 320,111 shares of common stock or approximately 3% of the outstanding common stock on a fully-diluted basis and which are exchangeable under the same terms as described above. All these warrants remain outstanding at December 31, 1996.

      Under specified conditions the warrants were redeemable for cash or Senior Notes. In 1995, the warrants became solely exchangeable for shares of common stock, and the warrants were reclassified to additional paid in capital.

K.    CONTINGENCIES

      The Company is subject to lawsuits and claims which arise out of the normal course of its business. In the opinion of management, the disposition of such claims will not have a material adverse effect on the Company's financial position or results of operations.

L.    LEASES

      Sales offices, certain manufacturing facilities, certain transportation and other equipment are leased under long-term noncancellable leases. Substantially all of the leases are net leases which require payment of property taxes, insurance and maintenance costs in addition to rental payments.

      At December 31, 1996, the future minimum lease payments under noncancellable operating leases with rental terms of more than one year amount to:

           1997                                                $ 2,223
           1998                                                  1,790
           1999                                                    877
           2000                                                    380
           2001                                                    218
           Later Years                                             812
                                                               -------
           Total minimum obligation                            $ 6,300
                                                               =======

      Rent expenses relating to all operating leases were $2,692,000, $2,537,000, and $2,328,000 for the years ended December 31, 1996, 1995 and
      1994, respectively.

M.    EMPLOYEE BENEFIT PLANS

      Pension Plans -- The Company and its subsidiaries have defined benefit retirement plans for eligible salaried and hourly employees. Benefits are based on years of credited service and average compensation for each year of service. For 1996, 1995 and 1994, the Company's funding policy is to contribute the minimum amount deductible for federal income tax purposes. Plan assets are invested in common trust funds administered by a corporate trustee.

      Net periodic pension cost of the defined benefit plans includes the following components:

                                                      YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                     1996       1995       1994
Service cost                                      $   690    $   571    $   632
Interest cost on projected benefit obligation       1,015        881        800
Return on plan assets                              (1,906)    (1,911)       180
Net amortization and deferral                         866        892     (1,206)
                                                  -------    -------    -------

Net periodic pension cost                         $   665    $   433    $   406
                                                  =======    =======    =======

      The following table sets forth the plan's funded status and the amount recognized in the Company's balance sheet:

                                                                             DECEMBER 31,
                                                                     --------------------------
                                                                         1996           1995
Actuarial present value of benefit obligations:
  Vested benefit obligation                                          $    12,592    $    11,494
  Nonvested benefit obligation                                               363            360
                                                                     -----------    -----------

Accumulated benefit obligation                                       $    12,955    $    11,854
                                                                     ===========    ===========

Projected benefit obligation for services rendered to date           $    15,069    $    13,690
Plan assets at fair value                                                 14,170         11,734
                                                                     -----------    -----------
Plan assets less than projected benefit obligation                          (899)        (1,956)
Unrecognized net loss                                                      1,276          2,191
Unrecognized prior service cost                                              (48)           (74)
                                                                     -----------    -----------

Prepaid pension cost                                                 $       329    $       161
                                                                     ===========    ===========

      The projected benefit obligation is determined using a weighted average discount rate of 7.5% for 1996 and 1995, and a 3.5% rate of increase in future compensation levels for 1996 and 1995.

      The Company and its subsidiaries are also participants in multi-employer pension plans covering union employees. Costs associated with these plans aggregate approximately $68,000, $66,000 and $62,000 for 1996, 1995 and 1994, respectively.

      SAVINGS PLAN - The Company has a Salary Deferral Savings Plan which permits employees to make salary reduction contributions from 1% to 18%. The Plan is a defined contribution pension plan which became effective July 1, 1988. The administrative expenses related to the Plan are paid by the Company.

      POSTRETIREMENT BENEFITS OTHER THAN PENSIONS - The Company accounts for postretirement benefits in accordance with SFAS No. 106. The Company accrues the estimated cost of retiree benefit payments during the years the employee provides services. The Company has elected to recognize the initial obligation of approximately $1,637,000 over a period of twenty years.

      Certain medical and dental benefits are provided to qualifying employees. The following table sets forth the medical and dental plans' funded status:

      Accumulated postretirement benefits obligation:

                                                                               DECEMBER 31,
                                                                        --------------------------
                                                                            1996           1995

Retirees                                                                $       605    $       741
Fully eligible plan participants                                              1,011            983
                                                                        -----------    -----------
Accumulated postretirement benefit obligations in excess
  of plan assets                                                             (1,616)        (1,724)
Unrecognized transition obligation (included in other assets)                 1,310          1,391
Unrecognized net gain                                                          (265)           (81)
                                                                        -----------    -----------

Accrued postretirement benefit cost                                     $      (571)   $      (414)
                                                                        ===========    ===========

      Net postretirement benefit cost consisted of the following components:

                                                                   YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                 1996        1995        1994
Service cost of benefits earned                               $     127   $      87   $     115
Interest cost on accumulated postretirement benefit
  obligation                                                        129         131         116
Amortization of transition obligation                                81          82          81
                                                              ---------   ---------   ---------

Net postretirement benefit cost                               $     337   $     300   $     312
                                                              =========   =========   =========

      The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation as of January 1, 1993 was 12% for 1993, decreasing gradually to a 6% annual growth rate after 12 years and remaining at a 6% annual rate thereafter. A one-percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation by approximately $218,000 as of December 31, 1996 and would increase net postretirement health care cost by $10,000 for the year ended December 31, 1996. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for the years ended December 31, 1996 and 1995.

N.    STOCK COMPENSATION PLANS

      The Company accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, which utilizes the intrinsic value method. Compensation cost related to stock-based compensation was $0 and $156,000 for the years ended December 31, 1996 and 1995, respectively.

      The Board of Directors of the Company adopted the 1995 Employee Stock Incentive Plan (the "Plan") pursuant to which the Board may award options to purchase, in aggregate, 500,000 shares of common stock. Options vest and become exercisable over a one to three year period after date of grant and generally expire no later than ten years from the date of grant. The exercise price per share is no less than the fair market value on the date each option is granted.

      In connection with the Company's acquisition of Cal Emblem in August, 1995, the Company granted options for 195,815 shares to a former stockholder of Cal Emblem at the initial public offering price of $9.00.

      During the second quarter of 1995, the Company recorded a noncash expense of $156,000 relating to the sale of common shares to a director and an employee. The amount represents the excess of the estimated fair value of the common shares over consideration received. Such shares have been considered outstanding for all periods presented in the computation of earnings per share.

      If compensation cost for the Company's stock-based compensation plan had been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income (loss) and earnings
      (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                             1996                 1995                1994
                                                                             ----                 ----                ----
        Net Income (loss)                            As reported           $ 10,370             $ 1,354              $   (963)
                                                     Pro forma             $ 10,190             $   833              $   (963)

        Primary earnings (loss) per share            As reported           $   1.04             $  0.21              $  (0.17)
                                                     Pro forma             $   1.02             $  0.14              $  (0.17)

        Fully Diluted earnings (loss)  per share     As reported           $   1.04             $  0.21              $  (0.06)
                                                     Pro forma             $   1.02             $  0.14              $  (0.06)


      The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: dividend yield of
0.0 percent, expected volatility of 39.9 percent, risk-free interest rates of
6.3 percent and expected lives of 5 years for all the years presented.

      A summary of the status of the Company's stock option plans as of December 31, 1996 and 1995 and changes during the years ending on those dates is presented below:

                                                                1996                                         1995
                                                   ---------------------------------         ---------------------------------
                                                                    Weighted-Average                          Weighted-Average
              Fixed Options                        Shares            Exercise Price           Shares           Exercise Price
              -------------                        ------            --------------           ------           --------------
Outstanding at beginning of year                    324,615                $   9.03             0                    N/A
Granted                                             187,650                $  10.44          324,615               $ 9.03
Exercised                                                 0                 N/A                 0                    N/A
Forfeited                                            (5,000)               $  10.43             0                    N/A
                                                    -------                                  -------
Outstanding at end-of-year                          507,265                $   9.54          324,615               $ 9.03
                                                    =======                                  =======

Options exerciseable at year-end                    258,082                                  195,815
                                                    =======                                  =======

Weighted-average fair value of options
granted during the year                            $   4.68                                 $   4.05


The following table summarizes information about stock options outstanding at December 31, 1996:


                                             Options Outstanding                                   Options Exerciseable
                        --------------------------------------------------------------    ---------------------------------------
       Range of              Number         Weighted-Average                                   Number
       Exercise          Outstanding at         Remaining          Weighted-Average       Exerciseable at     Weighted-Average
        Prices              12/31/96        Contractual Life        Exercise Price            12/31/96         Exercise Price
  -------------------       --------        ----------------        --------------            --------         --------------
   $   9.00 - $  9.99        332,615            6.8 years             $     9.06              258,082              $  9.01
   $  10.00 - $ 10.99        100,000            9.8 years             $    10.00                 0                  N/A
   $  11.00 - $ 11.99         74,650            9.7 years             $    11.07                 0                  N/A
                             -------                                                          -------
   $   9.00 - $ 11.99        507,265            7.8 years             $     9.54              258,082              $  9.01
                             =======                                                          =======


O.    RELATED PARTY TRANSACTIONS

      In February 1988, the Company entered into an agreement for management, advisory and consulting services through 1998 with Raebarn Corporation whose principals are common stockholders and/or directors of the Company. The agreement provided in the event that the Company, at any time during the term of the agreement, engaged in certain transactions, Raebarn Corporation had the right to act as the Company's financial advisors. Payments to Raebarn totaled $250,000 in 1994. In November 1994, the Company terminated its agreement with Raebarn in exchange for monthly payments to Raebarn through December 2002 the present value of which has been accrued (See Note H).

P.    EXTRAORDINARY ITEMS

      In June 1996, the Company incurred an extraordinary charge of $54,000, net of income tax benefit of $34,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount, and certain premium on reacquisition associated with the purchase and retirement of $500,000 of Senior Notes.

      In November 1995, the Company incurred an extraordinary charge of $2,921,000 net of income tax benefit of $1,790,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount and prepayment fees associated with the prepayment of $24,000,000 of Senior Notes.

      In November 1994, the Company incurred an extraordinary charge of $2,795,000, net of income tax benefit of $1,787,000, for the write-off of unamortized deferred financing costs, unamortized original issue discount and certain termination fees and costs associated with the early termination of debt.

Q.    SUMMARIZED FINANCIAL INFORMATION

      Following is the summarized financial information of Data Documents, Inc. and subsidiaries:


                                                         DECEMBER 31,
                                                    ---------------------
                                                     1996          1995
Current assets                                      $81,487       $71,429
Noncurrent assets                                   $52,490       $54,296
Current liabilities                                 $28,042       $28,413
Noncurrent liabilities                              $68,259       $69,888


                                             YEARS ENDED DECEMBER 31,
                                      -------------------------------------
                                        1996          1995          1994
Net sales                             $246,496      $242,238      $193,626
Gross profit                          $ 65,438      $ 56,227      $ 44,829
Net income (loss)                     $ 10,370      $  1,354      $   (963)


      Following is the summarized combined financial information of PBF Washington, Inc. and Cal Emblem Labels, Inc. (wholly-owned subsidiaries of Data Documents, Inc.), guarantors of the Senior Notes. The information presented for Cal Emblem Labels, Inc. is as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and from August 25, 1995 (date of acquisition) through December 31, 1995:

                                                           December 31,
                                                  ----------------------------
                                                     1996             1995
Current assets                                    $    6,849       $    7,948
Noncurrent assets                                 $    8,813       $   10,581
Current liabilities                               $    7,474       $   11,301
Noncurrent liabilities                            $      883       $    1,140


                                                  Years Ended December 31,
                                           ------------------------------------
                                              1996          1995          1994
Net sales                                  $  33,438     $  23,455     $  14,486
Gross profit                               $   6,854     $   4,204     $   2,394
Net income                                 $   1,075     $     608     $     217


                            CORPORATE EXPRESS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CORPORATE EXPRESS, INC.
                                             (Registrant)



Date:  July 23, 1998                     /s/ Sam R. Leno
                                        -----------------------------------
                                        By:    Sam R. Leno
                                        Title: Chief Financial Officer and
                                               Executive Vice President